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                  LOAN AGREEMENT

                      BETWEEN

       MEDITRUST MORTGAGE INVESTMENTS, INC.

                        AND

                    ESC I, L.P.

             DATED September 30, 1997










































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                  LOAN AGREEMENT
     THIS LOAN AGREEMENT is made as of September
30, 1997 by and between ESC I, L.P., a Washington limited partnership (the "Borrower"), and
MEDITRUST MORTGAGE INVESTMENTS, INC. a Delaware corporation (the "Lender").

1. BACKGROUND

1.1 THE BORROWER.

     The Borrower is a limited partnership whose sole general partner is ESC G.P. I, Inc., a corporation which is a wholly-owned Subsidiary (as hereinafter defined) of the Guarantor. The
Guarantor is a corporation.

1.2 THE FACILITY AND THE LAND.

     The Borrower is the owner of a 72 unit, 81 bed assisted living facility commonly known as "Meadowlands Terrace" (the "Facility") situated on a certain parcel of land located in Waco, Texas and more particularly described on EXHIBIT A (the
"Land").

1.3 USE OF LOAN PROCEEDS.

     In order to refinance the Land and the
Facility, the Borrower has applied to the Lender for a Four Million Two Hundred Eighty Eight
Thousand DOLLAR ($4,288,000) loan (the "Loan").

1.4 GUARANTIES AND INDEMNITIES.

     As an inducement to the Lender to make the Loan, the Guarantor agrees to furnish certain guaranties as hereinafter described.

1.5 LOAN.

     Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, the Lender agrees to make the Loan and the Borrower agrees to accept and repay the Loan.

2. DEFINITIONS

     In this Agreement, except as otherwise
expressly provided in the text of this Agreement or unless the context otherwise requires, all capitalized terms shall have the meaning ascribed to them in EXHIBIT B.

3. LOAN PROVISIONS.

3.1 AMOUNT OF LOAN.

     The Loan shall be in the amount of Four
Million Two Hundred Eighty Eight Thousand DOLLARS
($4,288,000) (the "Loan Amount") or such lesser amount as may be advanced under the Note and this Agreement.

3.2 PROMISSORY NOTE.
     The Loan shall be evidenced by a promissory note of the Borrower dated as of the Closing Date, made by the Borrower to the order of the Lender, in a principal amount


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equal to the Loan (the "Note"). Interest on so
much as is outstanding from time to time under the Note shall accrue at the Interest Rate, except as otherwise specifically provided herein or therein.

3.3 APPLICATION OF PAYMENTS.

     All payments made pursuant to the Loan
Documents that are received by the Lender shall be applied (a) prior to the occurrence of an Event of Default, first, to the payment of all Additional
Interest, then, to all fees, costs and expenses due under or in connection with the Loan Documents then, to the payment of all accrued but unpaid interest, and the balance, if any, to principal;
and (b) after the occurrence of an Event of Default, in such order as the Lender may determine in its sole discretion.

3.4 METHOD OF PAYMENTS.

     Except as may otherwise be specifically set forth herein or in any of the other Loan
Documents, all payments to be made to the Lender hereunder or under any of the other Loan
Documents, including, without limitation, all payments of principal, interest (including, without limitation, Additional Interest),
Prepayment Fee, Late Payment Charges, all other charges, costs, expenses and other amounts due hereunder or under any of the other Loan
Documents, shall be made to the Lender at the Lender's Address, in lawful money of the United
States of America, not later than 12:00 Noon
Eastern Standard Time on the date that such payment is due. All payments received by the Lender after such time shall be deemed to have been received by the Lender, for the purposes of computing interest and Late Payment Charges, as of the next Business Day. If any payment to be made to the Lender under any of the Loan Documents falls due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day.

3.5 LOAN FEES.

     The Borrower shall pay the Permanent Loan
Commitment Fee to the Lender simultaneously with the execution of this Agreement; providing, however, that, at the Lender's option, the Permanent Loan Commitment Fee shall be held in an escrow account established with a Person designated by the Lender pursuant to an escrow arrangement satisfactory to the Lender, with interest thereon benefiting the Lender. If the Lender exercises its option to require that the Permanent Loan Commitment Fee be held in such an escrow account (a) the Permanent Loan Commitment
Fee shall be disbursed from said escrow account only upon the joint instructions of the Borrower and the Lender (which instructions from the Borrower shall be immediately given upon the request of the Lender) and in no event shall the Permanent Loan Commitment Fee be disbursed therefrom, in whole or in part, unless and until so requested by the Lender and (b) the Lender shall bear the risk of loss of or misappropriation of the Permanent Loan Commitment Fee by such escrow agent.

3.6 PREPAYMENT.

     Except as otherwise expressly provided herein
(including without limitation Section 3.9 and Section 14.1 and in the Agreement Regarding
Related Transactions), a prepayment fee (referred to herein as the "Prepayment Fee") shall be paid to the Lender in the event that the Loan is prepaid (or shall become due and payable) prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, any prepayment which results from any default under any of the Loan

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Documents and an acceleration of the indebtedness
due thereunder. Notwithstanding the foregoing, the Borrower shall have no right, at any time to prepay all or any portion of the outstanding principal balance of the Loan without the prior written consent of the Lender, which consent may be withheld in the Lender's sole and absolute discretion except that Borrower shall have the right to prepay the Loan, without Lender's consent
(i) upon Lease Conversion as provided in Section 3
9, (ii) upon exercise of the Substitution Rights as provided in Section 14.1, and (iii) as provided in Section 6 of the Second Amended and Restated
Agreement regarding Related Transactions. The
Borrower shall pay to the Lender, together with the entire outstanding principal balance of the Loan, all accrued and unpaid interest (including, without limitation, Additional Interest) and any other costs, charges and sums due under this Agreement and all of the other Loan Documents, a "Prepayment Fee" equal to (and defined herein as) the greater of (a) the then present value discounted at the Current Rate of the difference between (i) the product of the Interest Rate then in effect, multiplied by the then outstanding principal balance of the Loan, multiplied by the remaining number of years (or fraction thereof of the Term and (ii) the product of the annual rate of interest (as of the date of prepayment) of actively traded marketable United States treasury securities bearing a fixed rate of interest adjusted for a constant maturity equal to the remaining number of years (rounded to the nearest whole year) of the Term (the "Current Rate"), multiplied by the then-outstanding principal balance of the Loan, multiplied by the remaining number of years (or fraction thereof of the Term;
or (b) one percent (1%) of the then outstanding principal balance of the Loan multiplied by the remaining number of years (or fraction thereof of the Term. The Prepayment Fee shall be paid without prejudice to the rights of the Lender to collect any amounts due to the Lender. The Borrower shall not be entitled to make any partial prepayments of principal at any time during the Term.

3.7 LATE CHARGES; INTEREST FOLLOWING CERTAIN
EVENTS.

     In the event of any delinquency in the
payment of any installment of principal and interest (including, without limitation,
Additional Interest) or in the payment of any other monetary obligation under this Agreement or any of the other Loan Documents continuing for ten
(10) days (hereinafter referred to as a "Late
Payment"), the Borrower shall pay the Lender a late payment charge of TWO HUNDRED FIFTY DOLLARS
($250) (referred to herein as a "Late Payment
Charge") for the month during which such delinquency occurs and for each month (or portion of the month) thereafter that the Late Payment remains unpaid, for the purpose of defraying the expenses incurred by the Lender in handling and processing such Late Payments. In addition to any Late Payment Charges which may become due hereunder, the Borrower shall pay interest on any Late Payment, calculated at the Advances Rate, from the date upon which the Late Payment was originally due until the date that the Lender actually receives such Late Payment. It is understood that nothing contained in this Section shall be deemed to relieve the Borrower of its obligations to make any and all payments due and payable to the Lender pursuant to the provisions of this Agreement or any of the other Loan
Documents upon the dates set forth therein, it being acknowledged that time is of the essence.

3.8 ADDITIONAL INTEREST.

     3.8.01 AMOUNT OF ADDITIONAL INTEREST.

          In addition to the monthly payments of
     principal and interest set forth in the Note, the Borrower shall also pay to Lender as additional interest (the "Additional
     Interest") an amount equal to five percent
     (5%) of Excess Gross Revenues.

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     3.8.02 COMMENCEMENT OF ADDITIONAL INTEREST.

          Additional Interest shall commence to
     accrue on October 1, 1999 and shall be
     payable quarterly in arrears during the Term with the first such quarterly payment to be made on January 1, 2000.

     3.8.03 BASE REVENUES/EXCESS GROSS REVENUES.

          The term "Base Revenues" shall be
     defined as the annualized Gross Revenues of the Facility for the twelve month period commencing October 1, 1998 and ending
     September 30, 1999. The term "Excess Gross
     Revenues" shall be defined as the Gross
     Revenues less Base Revenues.

     3.8.04 REVENUE OF AFFILIATES.

          To the extent that the Borrower enters
     into (or has entered into) a Lease with any of its Affiliates, Gross Revenues calculated for all purposes under this Agreement
     (including, without limitation, the
     determination of the Additional Interest payable hereunder) shall-include the Gross
     Revenues of such Affiliate with respect to the property demised under such Lease (i.e., the Gross Revenues generated from the operations conducted on the portion of the Mortgaged Property demised under such Lease) and the Rents received or receivable by the Borrower pursuant to such Leases shall be excluded from Gross Revenues for all such purposes. As to any Lease of the Mortgaged
     Property to a non-Affiliate of the Borrower only the rental income actually received by the Borrower from such non-Affiliate shall be included in Gross Revenues.

     3.8.05 ESTIMATES.

          Commencing on January 1, 2000,
     Additional Interest to be paid during each calendar year during the Term shall be estimated by the Borrower at the beginning of each calendar year for which it is payable
     (and in no event shall such estimate be less than the Additional Interest payable for the prior calendar year), and shall be paid quarterly in arrears (in equal installments on the first day of April, July, October and January) based on such estimate, to be adjusted at the end of each such year based on the actual increase of Gross Revenues over Base Revenues achieved by the Facility during that calendar year. Additional Interest due for any portion of any calendar year shall be prorated accordingly. Notwithstanding the foregoing, on a quarterly basis, with the consent of the Lender, the Borrower may also adjust the quarterly payments of Additional
     Interest to be made hereunder based upon a comparison of (a) the actual Gross Revenues generated by the Facility during the applicable quarter and (b) the original estimate of Additional Interest for the applicable calendar year prepared by the Borrower and the amount of Additional
     Interest already paid by the Borrower
     pertaining to the applicable calendar year.

     3.8.06 ANNUAL STATEMENT.

          In addition, on or before the first day
     of April of each year following any calendar year for which Additional Interest is payable hereunder, the Borrower shall deliver to the Lender a statement certified as correct by the Borrower setting forth the Gross Revenues for the immediately preceding calendar year.

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     3.8.07  ADJUSTMENT.

          If the Additional Interest, as finally
     determined for any calendar year (or portion thereof, exceeds the sum of the quarterly payments of Additional Interest previously paid by the Borrower with respect to said calendar year (or portion thereof, within thirty (30) days after such determination is required to be made hereunder, the Borrower shall pay such deficit to the Lender and if the deficit exceeds five percent (5%) of the Additional Interest which was previously paid to the Lender with respect to said calendar year, then the Borrower shall also pay the Lender interest, at the Advances Rate, on such deficit from the applicable quarterly date that such payment should have originally been made by the- Borrower to the date that the Lender receives such payment.

     3.8.08 OVERPAYMENT.

          If the Additional Interest, as finally
     determined for any calendar year (or portion thereof, is less than the amount previously paid with respect thereto by the Borrower, and if no Loan Default exists, the Borrower shall notify the Lender to either.(a) pay to the Borrower an amount equal to such difference or (b) grant a credit to the Borrower against the payment of Additional
     Interest next coming due in the amount of such difference.

     3.8.09 Final Determination.

          The obligation to pay Additional
     Interest shall survive the expiration or earlier termination of the Term (as to Additional Interest payments that are due and payable with respect to periods prior to the expiration or earlier termination of the
     Term), and a final reconciliation, taking into account, among other relevant adjustments, any contractual allowances which related to Gross Revenues accrued prior to the expiration or the termination of the Term but which have been determined to be not payable after such expiration or termination date, and the Borrower's good faith best estimate of the amount of any unresolved contractual allowances shall be made not later than two (2) years after said expiration or termination date. Within sixty
     (60) days after the expiration or earlier termination of the Term, the Borrower shall advise the Lender of the Borrower's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on the Borrower or have any legal effect whatsoever.

     3.8.10 ACCOUNTING.

          The Borrower shall utilize, or cause to
     be utilized, an accounting system for the Mortgaged Property in accordance with usual and customary practices in the assisted living industry and in accordance with GAAP which will accurately record all Gross
     Revenues. The Borrower shall retain, for at least three (3) years after the expiration of each calendar year for which Additional
     Interest shall be payable hereunder (and in any event until the final reconciliation described above has been made), adequate records conforming to such accounting system showing all Gross Revenues for such calendar year.

     3.8.11 AUDIT.

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          The Lender, at its own expense, except
     as provided hereinbelow, shall have the right from time to time to have its accountants or representatives audit the information set forth in any certificate required to be provided by the Borrower to the Lender pursuant to the provisions of Section 3.8, and in connection with such audits, to examine the Borrower's records with respect thereto (including supporting data and sales tax returns). If any such audit discloses a deficiency in the reporting of Gross Revenues and either the Borrower agrees with the result of such audit or the matter is compromised, the Borrower shall forthwith pay to the Lender the amount of the deficiency in Additional Interest which would have been payable by it had such deficiency in reporting Gross Revenues not occurred, as finally agreed upon or determined, together with interest on the Additional Interest which should have been payable by it, calculated at the Advances Rate, from the date when said payment should have been made by the Borrower to the actual date that the Lender receives such payment. Notwithstanding anything to the contrary contained herein, with respect to any audit that is commenced more than two (2) years after the date that Gross Revenues for any calendar year are reported by the Borrower to the Lender, the deficiency, if any, with respect to Additional Interest shall bear interest as permitted herein only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or wilful misconduct on the part of the Borrower. If any audit conducted for the Lender pursuant to the provisions of this Section discloses that (a) the Gross Revenues actually received by the Borrower for any calendar year exceed those reported by the Borrower to the Lender by more than five percent (5%), the Borrower shall pay the reasonable cost of such audit and examination or (b) the Borrower has overpaid Additional
     Interest, and if no Loan Default exists, the Lender shall notify the Borrower and the Borrower shall direct the Lender either to
     (i) refund the overpayment to the Borrower or
     (ii) grant a credit against Additional
     Interest next coming due in the amount of such difference.

     3.8.12 SURVIVAL.

          The obligations of the Borrower and the
     Lender contained in this Section shall
     survive the expiration or earlier termination of the Term and any foreclosure of the Mortgage.

     3.8.12 BEST EFFORTS TO MAXIMIZE.

          Borrower further covenants that the
     operation of the Facility shall be conducted in a manner consistent with the prevailing standards and practices recognized in the assisted living industry as those customarily utilized by reputable business operations.
     Subject to any applicable Legal Requirements, the members of the Leasing Group shall use their best efforts to maximize the Facility's
     Gross Revenues.

3.9 SPECIAL RIGHTS TO CONVERT TO LEASE

     3.9.1 LEASE CONVERSION RIGHT

          As long as there exists no Loan Default
     or event which, with the giving of notice or passage of time, or both, would constitute a Loan Default at the time of exercise and on the date of the consummation of the Lease
     Conversion, Borrower is hereby granted the option, exercisable within one (1) year from the

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     Closing Date, to cause a Lease Conversion (as
     defined in this Section 3.9). Such
     opinion shall be exercised by Borrower by giving written notice to Lender of its intention-to exercise such option at least ninety (90) days prior to the intended date of the Lease Conversion. Borrower shall have no right to rescind any such notice once given. The Lease Conversion shall-take place on the date to be specified by Borrower in such notice or on such Business Day thereafter (but not more than thirty (30) days thereafter) as is convenient to Lender and its Affiliates.

      3.9.2 DEFINITION

          As used herein, the term "Lease
     Conversion" shall mean that all of the
     following shall happen concurrently, pursuant to documentation reasonably satisfactory to an Affiliate of Lender but substantially similar in form and substance to the Group
     Four Acquisition Transaction Documents (as that term is defined in the Agreement
     Regarding Related Transactions): (a) Borrower shall prepay the Loan Obligations in full, including, without limitation, the Conversion
     Closing Costs (as defined in Section 3.9.3.)
     without the payment of the Prepayment Fee;
     (b) Borrower shall convey the Mortgaged
     Property and all tangible personal property to an Affiliate of Lender in consideration of the payment by Lender or its Affiliate to Borrower of an amount equal to the Loan
     Amount (and neither Lender nor its Affiliates shall have any obligation to advance any other or further amounts); and (c) Borrower shall lease the Mortgaged Property and such tangible personal property from Lender's
     Affiliate on a triple-net basis and in its "as is" condition at the time of such lease for a term which is coterminous with the Leases for the Group Four Acquisition
     Facilities and at a base rent per annum to be specified by Lender prior to the commencement of the Lease Conversion, such Base Rent to be calculated by Lender or its Affiliate based on the term of such lease, the Loan Amount and the Interest Rate, as adjusted pursuant to the provisions of the Note and using the same form of lease as the other leases for the Group Four Acquisition Facilities.

          3.9.3 EXPENSES.

          Whether or not any proposed Lease
     Conversion is consummated, the Borrower shall pay all of the out-of-pocket expenses and other costs incurred or expended by the Lender in connection with any proposed Lease
     Conversion (collectively referred to herein as "Conversion Closing Costs"), including, without limitation, reasonable attorneys' fees and expenses, engineering costs, consultants' fees, appraisal costs, audit and tax review costs, out-of-pocket travel expenses, inspection fees, title insurance premiums and other title fees, survey expenses, transfer, documentary stamp and other taxes, search charges of any nature, recording, registration and fling costs, and any other costs expended or incurred by the Lender in connection with the preparation for and the documentation and/or the closing of the proposed Lease Conversion. The Conversion
     Closing Costs shall be a demand obligation of the Borrower to the Lender and, if not paid within ten (10) days after demand, shall thereafter (to the extent permissible under applicable law) bear interest at the Advances
     Rate until the date of payment and, to the maximum extent permitted by applicable law, shall be added to the Loan Obligations and secured by the liens of the Mortgage and the other Loan Documents, as fully and effectively and with the same priority as every other obligation thereunder and hereunder.


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4. LOAN DOCUMENTS; COLLATERAL SECURITY

4.1 Loan Documents.

     The Loan shall be made, evidenced,
administered, secured and governed by all of the terms, conditions and provisions of each of the following:

     A. this Loan Agreement;

     B. the Note;

     C.   a Deed of Trust and Security Agreement
          of even date granted by the Borrower to
          the Lender (the "Mortgage") and related
          UCC financing statements;

     D.   an Assignment of Leases and Rents of
          even date granted by the Borrower to the Lender (the "Assignment of Leases");

     E.      a Collateral Assignment of Permits,
          Approvals, Licenses, and Contracts of
          even date granted by the Borrower to the Lender (the "Permits Assignment");

     F.           a Guaranty of even date executed
          by the Guarantor for the benefit of the
          Lender (the "Guaranty");

     G.      an Environmental Indemnity Agreement
          of even date by and among the Borrower,
          the Guarantor, and the Lender (the
          "Environmental Indemnity Agreement");

     H.      a Deposit Pledge Agreement of even
          date by and between the Borrower and the Lender (the "Deposit Pledge Agreement");

     I.            a Negative Pledge Agreement of
          even date by and among the General
          Partner , Guarantor and the Lender with
          respect to their general and limited
          partnership interests in Borrower and
          the issued and outstanding stock of the
          General Partner; J. an Affiliated Party
          Subordination Agreement of even date by
          and among the
                   Borrower, the Guarantor,
          various Affiliates of the Borrower and
          the Lender (the "Affiliated Party
          Subordination Agreement"); and

     K       all other documents, instruments, or
          agreements now or hereafter evidencing
          and/or securing the Loan.

Items (A) through (K) above, as the same from time to time may be hereinafter amended, modified or supplemented, are referred to herein as the "Loan
Documents".

4.2 . LOAN OBLIGATIONS.

      The Borrower agrees to pay and perform (or cause to be paid and performed)- all indebtedness, covenants, liabilities, obligations, agreements and undertakings (other than the Lender's obligations) under the Note, this Agreement and all of the other Loan Documents (collectively, the "Loan Obligations").


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4.3 COLLATERAL SECURITY.

      The Loan Obligations shall be secured by the following:

     A.   a perfected first priority security interest
       (subject only to the Permitted Encumbrances) in the Mortgaged Property pursuant to the Mortgage and the Financing Statements;

     B. a perfected first priority security interest in the Leases pursuant to the Assignment of Leases;

     C. a perfected first priority security interest in all Permits and Contracts pursuant to the Permits Assignment;

     D.   the Guaranty;

     E.   the Environmental Indemnity Agreement;

     F. a perfected first priority interest in the Cash Collateral pursuant to the Deposit Pledge
       Agreement;

     G. all other security interests in such other collateral for which provision is made in the Loan
       Documents or at law or in equity; and

     H.   certain other Related Party Agreements.

All of the property in which security interests are granted (i) as described in items (A) through
(H) above and (ii) pursuant to any other Loan
Document is collectively referred to herein as the "Collateral".

4.4 PERMITTED SECURITY INTERESTS.

     Notwithstanding any other provisions hereof regarding the creation of Liens, but subject to the provisions of Section 6.1, the Borrower may
(a) grant priority purchase money security interests in newly acquired items of tangible personal property and (b) lease tangible personal property from equipment lessors, as long as in each instance:

       (i) the aggregate value of such tangible personal property shall not exceed TWO HITNDRED
THOUSAND DOLLARS ($200,000) or (ii) (A) the secured party or equipment lessor enters into an intercreditor agreement with, and satisfactory to, Lender, pursuant to which, without limiting-the foregoing, (1) Lender shall be afforded the option of curing defaults and the option of succeeding to the rights of Borrower and (2) Lender's security interest in tangible personal property shall be subordinated to the security interest granted to such secured party, (B) all of the terms, conditions and provisions of the financing, security interest or lease are reasonably acceptable to Lender, (C) Borrower provides a true and complete copy, as executed, of each such purchase money security agreement, financing document and equipment lease and all amendments thereto and (D) no such security interest, financing agreement or lease is cross-defaulted or cross-collateralized with any other obligation.

     In addition, notwithstanding any other provision hereof regarding the creation of Liens, Borrower shall also be permitted to grant a prior security interest in Receivables (with the Lender retaining a junior security interest therein) to an institutional lender

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

which is providing a working capital line of credit (a "Working Capital Loan") for the exclusive use of Guarantor, Borrower and Affiliates of Borrower as long as such Lender enters into an intercreditor agreement with, and satisfactory to, Lender pursuant to which, without limiting the foregoing, (1) Lender shall be provided with notice with respect to defaults under the Working Capital Loan simultaneously with the delivery of such notice to Borrower and shall be afforded the option of curing defaults thereunder, (2) such lender's use of Instruments, Documents, General Intangibles and Chattel Paper shall be limited to a license only for the purpose of collecting Receivables and (3) the subordination of Lender's interest in the Receivables shall be of no force and effect and Lender's first priority security interest shall be reinstated from and after the occurrence of an Event of Default if, upon or following such Event of Default, Lender either exercises any of its remedies set forth in Section 11 or Lender notifies in writing such lender of Lender's intention to invoke its right to reinstate its first priority security interest in the Receivables.

5. REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF THE
BORROWER.

     In order to induce the Lender to make the Loan, the Borrower represents and warrants to the Lender that:

     5.1.01 FORMATION AND AUTHORITY OF THE
     BORROWER.

     A.   The Borrower is a limited partnership
       duly organized, validly existing and in
       good standing under the laws of
       Washington. The General Partner is a
       corporation duly organized, validly
       existing and in good standing under the
       laws of Washington. The Borrower and the General Partner each have all requisite power to own and operate their respective properties and to carry on their respective businesses as presently conducted and as proposed to be conducted and each is duly qualified to transact business and is in good standing in each jurisdiction where
       such qualification is necessary or
       desirable in order to carry out its
       business as presently conducted and as
       proposed to be conducted. As of the date of this Agreement, the Borrower does not have any Subsidiaries and the Borrower is not a member of any partnership or joint venture and the General Partner is not a member of any partnership or joint venture other than as the sole general partner of the Borrower. Attached hereto as EXHIBIT C is a true and correct list of all of the Persons owning any interest in the Borrower and their respective ownership interests in the Borrower and - all of the Persons owning any interest in the General
       Partner and their respective ownership
       interest in the General Partner;

     B.   The Borrower is duly authorized to make
       and enter into all of the Loan Documents to which the Borrower is a party and to carry out the transactions contemplated therein. All of the Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower, and each is a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

     C.   The General Partner is duly authorized
       to make and enter into all of the Loan
       Documents on behalf of itself and on
       behalf of the Borrower to which the
       General Partner is a party (whether on its behalf or on behalf of the

            Borrower) and to carry out the
       transactions contemplated therein. All of the Loan Documents to which the General
       Partner is a party have been duly executed and delivered by the General Partner and each is a legal, valid and binding obligation of the General Partner, enforceable in accordance with its terms.

     5.1.02 BUSINESS OF THE BORROWER AND THE
     GENERAL PARTNER.

          The Borrower is and, during the entire
     time that this Agreement remains in force and effect, shall be, engaged in no business, trade or activity other than the operation of the Facility for its Primary Intended Use and the development, ownership and/or operation of any health care facility owned or financed by any Meditrust Entity. The fiscal year of the Borrower is January 1st to December 31st.
     The General Partner is, and during the entire time that this Agreement remains in force and effect shall be, engaged in no business, trade or activity other than the operation of the Mortgaged Property (for the Primary
     Intended Use) and the development, ownership and/or operation of any health care facility owned or financed by any Meditrust Entity in the General Partner's capacity as the general partner of the Borrower;

     5.1.03  NO VIOLATIONS.

          The execution, delivery and performance
     of the Loan Documents by the Borrowing Group and the consummation of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with notice and/or passage of time could reasonably be expected to result in default or acceleration of, any obligation of any member of the Borrowing Group under any of the Permits or Contracts or any other contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which any member of the Borrowing Group is a party or by which any member of the Borrowing Group or the Mortgaged Property may be bound or affected and do not violate or contravene any Legal
     Requirement;

     5.1.04 NO CONSENT OR APPROVAL.

          Except as already obtained or filed, as
     the case may be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution and delivery of any of the Loan Documents by any member of the Borrowing Group and the performance of such member's obligations thereunder or as a condition to the validity
     (assuming the due authorization, execution and delivery by the Lender of the Loan
     Documents to which it is a party) and/or the enforceability of any of the Loan Documents and/or the first priority of any Liens granted to the Lender under the Loan
     Documents except the recording of the
     Mortgage and the Assignment of Leases and the filing of the Financing Statements;

     5.1.05 FINANCIAL CONDITION.

     A.   Each member of the Borrowing Group is
          financially solvent and there are no
          actions, suits, investigations or
          proceedings including, without
          limitation, outstanding federal or state tax liens, garnishments or insolvency and bankruptcy proceedings, pending or, to the best of the Borrower's knowledge and belief, threatened:

          i.   against or affecting any member of
               the Borrowing Group, which, if
               adversely resolved to such member
               of the Borrowing Group, would
               materially adversely affect the
               ability of any of the foregoing to
               perform any of their respective
               obligations under the Loan
               Documents;

          ii.  against or affecting the Mortgaged
               Property or the ownership,
               construction, development,
               maintenance, management, repair,
               use, occupancy, possession or
               operation thereof; or

           iii. which may involve or affect the
                validity, priority or
                enforceability of.. any of the
                Loan Documents, at law or in
                equity, or before or by any
                arbitrator or Governmental
                Authority;

     B.       Intentionally deleted;

     C.   After giving effect to the consummation
          of the Loan, each member of the
          Borrowing Group:

          i.        will be able to pay its debts
               as they become due;

          ii.       will have sufficient funds and
               capital to carry on its business as
               now conducted or as contemplated to
               be conducted (in accordance with
               the terms of the Loan Documents);
               and

          iii.           will not be rendered
               insolvent as determined by
               applicable law;

     D.   No member of the Borrowing Group is
          delinquent or claimed to be delinquent
          under any obligation for the payment of
          borrowed money;

     5.1.06 NO MONEY BORROWED FROM THE GUARANTOR
     OR AFFILIATES.

     The Borrower has not created, incurred,
guaranteed, endorsed, assumed or suffered to exist any liability (whether direct or contingent) for borrowed money from the Guarantor (or any of its Affiliates) or any Affiliate of the Borrower that is not fully subordinated to the Loan Obligations pursuant to the Affiliated Party Subordination
Agreement; 5.1.07 Commercial Acts and Purposes.

     The Borrower's performance of, and compliance with, the obligations and conditions set forth herein and in the other Loan Documents to which it is a party will constitute commercial acts done and performed for commercial purposes;

     5.1.08 FILING OF TAX RETURNS.

     Each member of the Borrowing Group has filed all federal, state and local tax returns which are required to be filed as to which extensions are not currently in effect and has paid all taxes, assessments, impositions, fees and other governmental charges (including interest and penalties) which have become due pursuant to such returns or pursuant to any assessment or notice of tax claim or deficiency received by each such member of the Borrowing Group. No tax liability has been asserted against any member of the Borrowing Group by the Internal Revenue Service or any other federal, state or local taxing authority for taxes, assessments, impositions, fees -or other governmental charges (including interest or penalties thereon) in excess of those already paid;

     5.1.09 ACCURACY OF FINANCIAL STATEMENTS AND
     OTHER INFORMATION.

     A.   The financial statements of each member
          of the Borrowing Group and the Facility
          given to the Lender in connection with
          the execution and delivery of the Loan
          Documents were true, complete and
          accurate, in all material respects, and
          fairly presented the financial condition of such member of the Borrowing Group as of the date thereof and for the periods covered thereby, having been prepared in accordance with GAAP and such financial statements disclosed all liabilities
          (including, without limitation,
          contingent liabilities) of each such
          member of the Borrowing Group as of the
          date thereof. There has been no material adverse change since such date with respect to the Net Worth or liquidity of any such member of the Borrowing Group or with respect to any other matters referred to or contained therein and no additional material liabilities
          (including, without limitation,
          contingent liabilities) of any member of the Borrowing Group have arisen or been incurred since such date except as otherwise disclosed to Lender. The most recent projections heretofore delivered to the Lender continue to be reasonable.
          (with respect to the material
          assumptions upon which such projections
          are based) and the Borrower reasonably
          anticipates based on information
          currently available to it after due
          inquiry that the results projected
          therein will be achieved, there having
          been (i) no material adverse change in
          the business, assets or condition,
          financial or otherwise of any member of
          the Borrowing Group or the Mortgaged
          Property and (ii) no material depletion
          of their cash or decrease in the working capital of the Borrowing Group;

     B.   Neither this Agreement, nor any of the
          other Loan Documents nor any
          certificate, agreement, statement or
          other document, including, without
          limitation, any financial statements
          concerning the financial condition of
          any member of the Borrowing Group,
          furnished to or to be furnished to the
          Lender or its attorneys in connection
          with the Loan, contains or will contain
          any untrue statement of a material fact
          or omits or will omit to state a
          material fact necessary in order to
          prevent all statements contained herein
          and therein from being misleading in any material respect. There is no fact within the special knowledge of the Borrower which has not been disclosed herein or in writing to the Lender that materially adversely affects, or in the future, insofar as the Borrower can reasonably foresee, based upon the information currently available to it after due
          inquiry, may materially adversely affect the business, properties, assets or condition, financial or otherwise, of any member of the Borrowing Group or the
         Mortgaged Property ;

     5.1.1.0  PENDING ACTIONS, NOTICES AND
     REPORTS.

     A.    There is no action or investigation
          pending or, to the best knowledge-and
          belief of the Borrower, threatened,
          anticipated or contemplated (nor, to the knowledge of the Borrower, is there any reasonable basis therefor) against or affecting the Mortgaged Property or any member of the Borrowing Group (or any Affiliate thereof before any
          Governmental Authority, which could
          prevent or hinder the consummation of
          the transactions contemplated hereby or
          call into question the validity of any
          of the Loan Documents or any action
          taken or to be taken in connection with
          the transactions contemplated thereunder or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operations of any member of the Borrowing Group or the Mortgaged
          Property (including, without limitation, any action to revoke, withdraw or suspend any Permit necessary or desirable for the operation of the Mortgaged Property in accordance with its Primary Intended Use and any action to transfer or relocate any such Permit to a location other than the Mortgaged
          Property) or any material impairment of
          the right or ability of any member of
          the Borrowing Group to carry on its
          operations as presently conducted or
          proposed to be conducted with respect to the Mortgaged Property or with respect to its obligations under the Loan
          Documents;

     B.   Neither the Facility nor any member of
          the Borrowing Group has received any
          notice of any claim, requirement or
          demand of any Governmental Authority, or any insurance body having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the Mortgaged Property to rework or redesign the Mortgaged Property, its professional staff or its professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory or to otherwise take any action so as to make the Mortgaged Property conform to or comply with any Legal Requirement;

     C.   The most recent utilization reviews
          relating to the Mortgaged Property by
          all applicable Governmental Authorities
          and reviews or scrutiny by any managed
          care or utilization review companies
          have not had a material adverse impact
          on the utilization of beds, units or
          programs at the Mortgaged Property. No
          claims or assertions have been made in
          any utilization review that any of the
          practices or procedures used at the
          Mortgaged Property are improper or
          inappropriate other than such claims or
          assertions which singly and in the
          aggregate will not have a material
          adverse impact on the Mortgaged
          Property; and

      D.  The Borrower has delivered or caused to
          be delivered to the Lender true and.
          correct copies of all licenses,
          inspection surveys and accreditation
          reviews relating to the Mortgaged
          Property, issued by any Governmental
          Authority during the most recent
          licensing period, together with all
          plans of correction relating thereto.

     5.1.11 COMPLIANCE WITH LEGAL AND OTHER
     REQUIREMENTS.

     A.   The Borrower and the Mortgaged Property
          and the ownership, construction,
          development, maintenance, management,
          repair, use, occupancy, possession and
          operation thereof comply with all Legal
          Requirements and there is no claim of
          any violation thereof known to the
          Borrower. Without limiting the
          foregoing, the Borrower is the licensed
          operator of the Facility, the Borrower
          has obtained all Permits that are
          necessary or desirable to operate the
          Mortgaged Property in accordance with
          its Primary Intended Use and all such
          Permits are in full force and effect;

     B.   Except as previously disclosed to the
          Lender in materials delivered to the
          Lender pursuant to Section 5.1.10D,
          there are no outstanding notices of
          deficiencies or work orders relating to
          the Mortgaged Property issued by any
          Governmental Authority, requiring
          conformity to any of the Legal
          Requirements;

     C.   The Borrower has no actual knowledge of
          any Legal Requirements which have been
          enacted, promulgated or issued within
          the eighteen (18) months preceding the
          date of this Agreement or any proposed
          Legal Requirements currently pending in
          the state where the Facility is located, which may materially adversely affect rates at the Facility (or any program operated in conjunction with the
          Facility) or may result in the
          likelihood of increased competition at
          the Facility or the imposition of
          Medicaid, Medicare, charity, free care,
          welfare or other discounted or
          government assisted residents at the
          Facility or require that the Borrower or the Facility obtain a certificate of need, Section 1122 approval or the equivalent, which the Borrower or the Facility does not currently possess;

     5.1.12 Properly Matters.

     A. The Mortgaged Property is free and clear of all Liens and Leases, except (i) those Liens to which the Mortgage and the other Loan Documents are expressly subject, whether presently existing, as are listed on EXHIBIT D, or which may hereafter be created in accordance with the terms hereof and (ii) the Liens that were listed on the UCC lien search results delivered to the Lender at or prior to the execution and delivery of this Loan Agreement (and that were not required to be terminated as a condition of the execution and delivery of this Loan Agreement) and (iii) all Leases which have been expressly subordinated to the Lien of the Mortgage and all Resident Agreements (the matters described in the foregoing clauses (i) -
          (iii) are collectively referred to
          herein as the "Permitted Encumbrances");
          and the Borrower shall warrant and
          defend title to the Mortgaged Property
          against any and all claims and demands
          of every kind and nature whatsoever.

     B.        There is no Condemnation or similar
          proceeding pending with respect to or
          affecting the Mortgaged Property and the Borrower is not aware, to the best of the Borrower's knowledge and belief, that any such proceeding is contemplated;

     C.        No part of the Collateral has been
          damaged by fire or other casualty. The
          Facility is in good operating condition
          and repair, ordinary wear and tear
          excepted, free from known defects in
          construction or design;

     D.        None of the Permitted Encumbrances
          has or is likely to have a material
          adverse impact upon, nor interfere with
          or impede, in any material respect, the
          operation of the Mortgaged Property in
          accordance with its Primary Intended
          Use;

     E.        All buildings and other
          improvements necessary, both legally and practically, for the proper and efficient operation of the Facility are located upon the Mortgaged Property and all real property and personal property currently utilized by the Borrower in connection with the ownership and operation of the Facility is included within the definition of the Mortgaged
          Property and is subject to the Liens
          created by the Mortgage;

     F.        The Borrower has good, marketable
          and indefeasible title to the entire
          Real Property in fee simple, has
          absolute unencumbered title to the
          Personal Property, and has good right
          and full power to assign, grant,
          bargain, sell, mortgage, transfer and
          convey the Mortgaged Property;

     G.        The Mortgaged Property abuts on and
          has direct vehicular access to a public
          road or has access to a public road via
          permanent, irrevocable, appurtenant
          easements;

     H.        The Mortgaged Property constitutes
          a separate parcel(s) for real estate tax purposes and no portion of any real property that does not constitute a portion of the Mortgaged Property is part of the same tax parcel as any part of the Mortgaged Property;

     I.   All utilities necessary for the use and
          operation of the Facility-are available
          to the lot lines of the Mortgaged
          Property:

           (i)  in sufficient supply and capacity;

           (ii) through validly created and
                existing easements of record
                appurtenant to or encumbering the
                Mortgaged Property (which
                easements shall not impede or
                restrict the operation of the
                Facility); and

           (iii)    without need for any Permits
                and Contracts required to be
                issued by or entered into with any
                Governmental Authority, except as
                already obtained or executed, as
                the case may be, or as otherwise
                shown, to the satisfaction of the
                Lender, to be readily obtainable;

     J.   Except for the construction of the
          Facility on the Mortgaged Property, the
          Borrower has made no structural
          alterations or renovations to the
          Facility that altered the foot-print of
          any Improvement, added an additional
          story to any Improvement,
                    decreased the amount of
          parking available on the Mortgaged
          Property or otherwise involved any
          alteration that would be regulated by
          applicable zoning or other land use
          requirements during the immediately
          preceding ten years (10) years and has
          no knowledge of any such structural
          alteration or renovation made to the
          Facility or decrease in parking during
          such period;

     5.1.13 THIRD PARTY PAYOR AGREEMENTS.

     A. Neither the Borrower nor the Facility is qualified as a provider of services under or participates in any Third Party
          Payor Programs and neither Borrower nor
          the Facility is accredited by any
          Accreditation Body;

     B.   No provision of this Loan Agreement
          shall be deemed to require the Borrower
          to commence participation in any Third
          Party Payor Program or any Managed Care
          Plan; .

     5.1.14 RATE RESTRICTIONS AND LIMITATIONS.

     The state where the Facility is located
currently imposes no restrictions or limitations on rates which may be charged to private pay residents receiving services at the Facility, except as set forth on EXHIBIT F;

     5.1.15  FREE OR SUBSIDIZED PATIENT CARE.

     There are no Contracts, Permits or Legal
Requirements which require that a percentage of beds or slots in any program at the Facility be reserved for Medicaid or Medicare eligible patients or that the Facility provide a certain amount of welfare free or charity care or discounted or government assisted patient resident care;

     5.1.16 ERISA.

     No employee pension benefit plan maintained by any member of the Borrowing Group has any accumulated funding deficiency within the meaning of the ERISA, nor does any member of the Borrowing
Group have any material liability to the PBGC established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" (not waived) or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of
1986, as amended, respectively;

     5.1.17 BROKERAGE.

     No member of the Borrowing Group nor any of their respective Affiliates has dealt with any broker or agent in connection with the Loan;

     5.1.18 GIFTS AND CONTRIBUTIONS.

     No member of the Borrowing Group nor any of their respective Affiliates has:

     A.   made any contributions, payments or
          gifts of its funds or property to or for the private use of any government official, employee, agent or other
          Person where either the payment or the
          purpose of such contribution, payment or gifts is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic);

     B.    established or maintained any
           unrecorded fund or asset for any
           purpose or has made any false or
           artificial entries on any of its books
           or records for any reason;

     C. made any payments to any Person with the intention or understanding that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or

     D. made any contribution, or has reimbursed any political gift or contribution made by any Other Person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law;

     5.1.19 REGULATION U.

      The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board-of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. The Borrower is not an
"investment company" within the meaning of the Investment Company Act of 1940, as amended;

     5.1.20 DEFAULT UNDER LOAN DOCUMENTS.

     No event or state of facts which constitutes, or which, with notice or lapse of time, or both, could constitute, a Loan Default has occurred and is continuing;

     5.1.21 PRINCIPAL PLACE OF BUSINESS.

     The principal place of business and chief executive office of the Borrower is located at c/o
Emeritus Corporation, 3131 Elliott Avenue, Suite-
500, Seattle, Washington 98121-2162 (referred to herein as the "Principal Place of Business");

     5.1.22 LABOR MATTERS.

     There are no proceedings now pending, nor, to the best of the Borrower's knowledge, threatened with respect to the operation of the Facility before the National Labor Relations Board, State
Commission on Human Rights and Opportunities,
State Department of Labor, U.S. Department of
Labor or any other Governmental Authority having jurisdiction of employee rights with respect to hiring, tenure and conditions of employment, and no member of the Borrowing Group has experienced any material controversy with any Facility administrator or other employee of similar stature or with any labor organization which has or is likely to have, a materially adverse effect upon the financial condition and/or operations of the Facility; and

     5.1.23 INTELLECTUAL PROPERTY.

     The Borrower is duly licensed or authorized to use all (if any) copyrights, rights of reproduction, trademarks, trade-names, trademark applications, service marks, patent applications, patents and patent license rights, (all whether registered or unregistered, U.S. or foreign), inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements; developments, know-how and trade secrets which are used in or necessary for the operation of the Facility in accordance with its Primary Intended Use, without conflict with or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others.

     5.1.24 MANAGEMENT AGREEMENTS.

     There is no Management Agreement in force and effect as of the date hereof.

6. COVENANTS

6.1 FINANCIAL COVENANTS.

     As long as any of the Loan Documents may remain in effect:

     6.1.01 THE BORROWER'S DEBT COVERAGE RATIO.

          From and after the second anniversary of the date hereof until the fourth anniversary hereof, the Facility and all of the other
     Group Four Acquisition Facilities shall
     maintain for each Fiscal Quarter an aggregate
     Debt Coverage Ratio equal to or greater than
     1.1 to 1 and from and after the fourth
     anniversary thereof and for the remainder of the Term, the Facility and all of the other
     Group Four Acquisition Facilities shall
     maintain for each Fiscal Quarter an aggregate
     Debt Coverage Ratio equal to or greater than
     1.2 to 1.

     6.1.02 THE BORROWER'S INDEBTEDNESS.

          Intentionally deleted;

     6.1.03 THE BORROWER'S ASSETS.

          Intentionally deleted;

     6.1.04 THE BORROWER'S NET WORTH.

          Intentionally deleted;

     6.1.05 THE GUARANTOR'S INDEBTEDNESS.

          Intentionally deleted;

     6.1.06 THE GUARANTOR'S ASSETS.

      From and after December 31, 1999 and for the
remainder   of  the  Term,  the  Guarantor   shall
maintain a ratio of Consolidated Current Assets to
Consolidated  Current  Liabilities  equal  to   or
greater  than 1 to 1 as of the end of each  Fiscal
Year;

     6.1.07 THE GUARANTOR'S NET WORTH.

     Throughout the Term, the Guarantor shall maintain a Net Worth of not less than Forty
Million Dollars ($40,000,000.00);

     6.1.08 EARNINGS.

     Intentionally deleted;

     6.1.09 LIABILITY FOR BORROWED MONEY.

     Neither the Borrower nor the General Partner, on behalf of the Borrower, shall create, incur, assume or suffer to exist any liability for borrowed money except (a) Indebtedness to the Lender under the Loan Documents, (b) Impositions allowed pursuant to the provisions of this Agreement, (c) unsecured normal trade debt incurred upon customary terms in the ordinary course of business, (d) other Indebtedness of the Borrower in the aggregate principal amount not to exceed TWO HUNDRED THOUSAND DOLLARS ($200,000) incurred, for the exclusive use of the Facility, on account of purchase money indebtedness or finance lease arrangements, each of which shall not exceed the fair market value of the assets or property acquired or leased and shall not extend to any assets or property other than those purchased or leased and purchase money security interests in equipment and equipment leases which comply with the provisions of Section 4.4, (e)
Indebtedness of the Borrower to any Affiliate, provided, that, such Indebtedness is fully subordinated to the Loan Obligations pursuant to the Affiliated Party Subordination Agreement, and
(f) indebtedness specifically permitted by the Meditrust/Emeritus Transaction Documents;

     6.1.10 ASSUMPTION OF LIABILITY.

     Neither the Borrower nor the General Partner on behalf of the Borrower shall assume, guarantee, endorse, contingently agree to purchase or otherwise become directly or contingently liable
(including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise to invest in any debtor or otherwise to assure any creditor against loss) in connection with any Indebtedness of any other Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except for a guaranty of the Indebtedness of the Guarantor in connection with the Working Capital Loan which expressly limits recourse under such guaranty to the Receivables;

6.2 COLLECTION AND ENFORCEMENT COSTS.

     Upon demand, the Borrower shall reimburse the Lender for all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses and court costs, paid or reasonably incurred by the Lender in connection with the collection of any sum due hereunder, or in connection with the enforcement of any of the Lender's rights or any member of the Borrowing
Group's obligations under this Agreement or any of the other Loan Documents. Any amount due and payable to the Lender pursuant to the provisions of this Section shall be a demand obligation and, to the extent permitted by law, shall be added to the Loan Obligations and shall be secured by the Liens created by the Loan Documents as fully and effectively and with the same priority as every other obligation of the Borrower secured thereby and, if not paid within ten (10) days after demand, shall thereafter, to the extent permitted by applicable law, bear interest at the

Advances Rate until the date of payment. The obligation of the Borrower to pay the outstanding principal balance, interest (including, without limitation, Additional Interest) and all other costs, charges and sums due hereunder or under any of the other Loan Documents shall continue in full force and effect and in no way shall be impaired, until the actual payment thereof to the Lender. In the event of(a) a sale, conveyance, transfer or other disposition of the Mortgaged Property, (b) any further agreement given to secure the payment of the obligations set forth herein or (c) any agreement or stipulation extending the time or modifying the terms of payment set forth herein;
the Borrower shall nevertheless remain obligated to pay the indebtedness evidenced by this Agreement, as extended or modified by any such agreement or stipulation, unless the Borrower is released and discharged from such obligation by a written agreement executed by the Lender.6.3
Financial Statements and Other Information.

6.3  FINANCIAL STATEMENTS AND OTHER INFORMATION

     The Borrower shall furnish or shall cause to be furnished to the Lender the following statements, information and other materials:

     6.3.01 ANNUAL STATEMENTS.

     Within ninety (90) days after the end of each of their respective fiscal years:

     A.   a copy of the Consolidated Financials
          for each of (i) the Borrower and (ii)
          the Guarantor for the preceding fiscal
          year, certified and, in the case of the
          Guarantor, audited by, and with the
          unqualified opinion of, independent
          certified public accountants acceptable
          to the Lender and certified as true and
          correct by the Borrower, and the
          Guarantor, as the case may be (and,
          without limiting anything else contained herein, the Consolidated Financials for the Borrower shall contain a detailed balance sheet for the Mortgaged Property as of the last day of such fiscal year and a statement of earnings from the Mortgaged Property for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in. connection with the operation of the Mortgaged
          Property);

     B. statements certified as true and correct by the Borrower and the Guarantor stating, to the best of the signer's knowledge and belief after making due inquiry, whether the Borrower, and/or the Guarantor, as the case may be, is in default in the performance or observance of any of the terms of this Agreement or any of the other Loan Documents and, if so, specifying all such defaults, the nature thereof and the steps being taken to immediately remedy the same; and

     C.   a copy of all letters from the
          independent certified accountants
          engaged to perform the annual audits
          referred to above, directed to the
          management of the Guarantor regarding
          the existence of any reportable
          conditions or material weaknesses;

     6.3.02 ANNUAL STATEMENT OF LEASES.

     Within ninety (90) days after the end of each fiscal year of the Borrower, a statement certified as true and correct by the Borrower, setting forth all Leases of the Mortgaged Property as of the last day of such fiscal year, the respective areas demised thereunder, the names of the Lessees thereunder, the respective expiration dates of the Leases, the respective rentals provided for therein, and such other information pertaining to the Leases as may be reasonably requested by the Lender;

     6.3.03 MONTHLY STATEMENTS.

     Within thirty (30) days after the end of each calendar month:

     A.   a statement certified as true and
          correct by the Borrower setting forth
          the Gross Revenues of the Mortgaged
          Property for the immediately preceding
          month;

      B. an unaudited, detailed month and year to date income and expense statement for the Mortgaged Property which shall include a comparison to corresponding budget figures, occupancy statistics
          (including the actual number of
          residents, the number of beds and units
          available and total resident days for
          such month) and resident mix breakdowns
          for each resident day during such month
          (classifying residents by the type of
          care required and source of payment);
          and

     C. a calculation showing compliance or non-compliance, as the case may be, with the financia1 covenants set forth in Section
          6.1 hereof for the applicable period,
          including, with respect to the
          calculation of the Borrower's Debt
          Coverage Ratio, a schedule substantially in the form attached hereto as EXHIBIT
          G;

     6.3.04 QUARTERLY FINANCIAL STATEMENTS.

     Within thirty (30) days after the end of its respective fiscal quarters, unaudited Consolidated
Financials for the Borrower certified as true and correct by the Borrower.

     6.3.05 QUARTERLY STATEMENT OF ADDITIONAL
     INTEREST.

     Within thirty (30) days after each calendar quarter, the Borrower shall provide the Lender with a calculation of the Additional Interest payable for such quarter;

     6.3.06 QUARTERLY STATEMENTS OF THE GUARANTOR.

     Within forty-five (45) days after the end of each of its fiscal quarters, unaudited
Consolidated Financials for the Guarantor certified as true and correct by the Guarantor;

     6.3.07 ANNUAL BUDGET.

     By the end of the fiscal year for the
Facility, the Borrower, any Lessee and any Manager shall submit a proposed financial and capital expenditures budget for the Facility for the next fiscal year and a report detailing the capital improvements completed in the immediately prior fiscal year;

     6.3.08 PERMITS AND CONTRACTS.

     Promptly but in no event more than ten (10) days after the issuance or execution thereof, as the case may be, true and complete copies of all
(a) Permits which constitute operating licenses for the Facility issued by any Governmental
Authority having
jurisdiction over assisted living matters and (b)
Contracts (involving payments in the aggregate in excess of $ 100,000 per annum), including, without limitation, all Provider Agreements;

     6.3.09 CONTRACT NOTICES.

     Promptly but in no event more than ten (10) days after the receipt thereof, true and complete copies of any notices, consents, terminations or statements of any kind or nature relating to any of the Contracts involving payments in the aggregate in excess of $100,000 per annum (other than those issued in the ordinary course of business);

     6.3.10 PERMIT OR CONTRACT SURVEYS, NOTICES,
REPORTS AND DEFAULTS.

     Promptly but in no event more than ten (10) days after the receipt thereof, true and complete copies of all surveys, follow-up surveys, complaint surveys, examinations, compliance-certificates, inspection reports, statements
(other than those statements that are furnished in the ordinary course of business), terminations and notices of any kind (other than those notices that are furnished in the ordinary course of business) issued or provided to the Borrower by any Governmental Authority, Accreditation Body or
Third Party Payor, including, without limitation, any notices pertaining to any delinquency in, or proposed revision of, the Borrower's obligations under the terms and conditions of any Permits or Contracts now or hereafter issued by or entered into with any Governmental Authority,
Accreditation Body or Third Party Payor and the response(s) thereto made by or on behalf of the Borrower.

     6.3.11 OFFICIAL NOTICES, FILINGS AND REPORTS.

     Upon the completion or filing thereof,
complete copies of all Permit applications (other than those that are furnished in the ordinary course of business), notices (other than those that are furnished in the ordinary course of business), statements (other than those that are furnished in the ordinary course of business), annual reports, cost reports and other reports or filings of any kind (other than those that are furnished in the ordinary course of business) provided by the Borrower to any Governmental
Authority, Accreditation Body or Third Party Payor with respect to the Mortgaged Property;

     6.3.12 PUBLIC INFORMATION.

     Upon the completion or filing, mailing or other delivery thereof, complete copies of all financial statements, reports, notices and proxy statements, if any, sent by any member of the Borrowing Group (which is a publicly held corporation) to its shareholders and of all reports, if any, filed by any member of the Borrowing Group (which is a publicly held corporation) with any securities exchange or with the Securities Exchange Commission;

     6.3.13 OTHER INFORMATION.

     With reasonable promptness, such other
information as the Lender may reasonably request from time to time respecting (i) the financial condition and affairs of each member of the Borrowing Group and the Mortgaged Property and
(ii) the licensing and the operation of the Mortgaged Property; including, without limitation, financial statements, certificates and consents from accountants and any other financial and licensing or operational information as may be required or requested by any Governmental
Authority;

     6.3.14 DEFAULT CONDITIONS.

     As soon as possible and in any event within five (5) days after the occurrence of each Loan
Default or each event or state of facts which, with the giving of notice or lapse of time or both, could constitute such a Loan Default, a written statement of the Borrower setting - forth details of such Loan Default or event and the action which the Borrower proposes to take with respect thereto;

     6.3.15 OFFICIAL ACTIONS.

     Promptly but in no event more than ten (10) days after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or Accreditation Body which may have a material adverse effect on (i) the ability of any member of the Borrowing Group to perform any of its obligations under any of the Loan Documents or (ii) the Mortgaged Property;

     6.3.16 AUDIT REPORTS.

     Promptly after receipt, a copy of all audits or reports submitted to Borrower by an independent public accountants in connection with any annual, special or interim audits of the books of Borrower and, if requested by the Lender, any letter of comments directed by such accountant to the management of Borrower;

     6.3.17 ADVERSE DEVELOPMENTS.

     Promptly but in no event more than ten (10) days after the Borrower acquires knowledge thereof, written notice of:

     A.   the potential termination of any Permit
          or Provider Agreement necessary for the
          operation or ownership of the Mortgaged
          Property;

     B. any loss, damage or destruction to or of the Mortgaged Property in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000)
          (regardless of whether the same is
          covered by insurance);

     C.   any material controversy involving the
          Borrower and (i) any Facility
          Administrator or Facility employee of
          similar stature or (ii) any labor
          organization or (iii) the Manager or any employee of the Manager which has, or is reasonably likely to have, a material adverse effect on the financial condition and/or operation of the
          Facility;

     D. any controversy that calls into question the eligibility of the Borrower or the Facility for participation in any Third
          Party Program in which the Facility is
          participating;

     E.   any refusal of reimbursement by any
          Third Party Payor which, singly or
          together With all other such refusals by any Third Party Payors, could reasonably be expected to have a materially adverse effect on the financial condition of the Borrower; and

     F. any fact within the special knowledge of any member of the Borrowing Group, or any other development in the business or affairs of any member of the Borrowing
          Group, which could reasonably be
          expected to be materially adverse to the business, properties, assets or condition, financial or otherwise, of any member of the Borrowing Group or the Mortgaged Property;

     6.3.18 WORKING CAPITAL LOAN.

     Promptly after receipt thereof, copies of any notices with respect to default from a lender of a Working Capital Loan.

     6.3.19 RESPONSES TO INSPECTION REPORTS.

     Within thirty (30) days after receipt of a Facility inspection report from the Lender, a written response describing in detail prepared plans to address concerns raised by the inspection report; and

     6.3.20 EVIDENCE OF ANNUAL FACILITY UPGRADE
     EXPENDITURE.

     Within (30) days after the end of each Loan
Year commencing with the third Loan Year, evidence satisfactory to Lender that the Borrower has fulfilled its obligation to make the Annual
Facility Upgrade Expenditure in accordance with the terms of Section 6.24.

     Any certificate, instrument, notice or other document to be provided to the Lender hereunder or under any of the other Loan Documents by any member of the Borrowing Group shall be signed by an executive officer of such member (in the event that any of the foregoing is not an individual) having a position of Vice President or higher and with respect to financial matters, any such certificate, instrument notice or other document shall be signed by the chief financial officer or treasurer of such member.

     No certificate, instrument, notice or other document including, without limitation, any financial statements, furnished or to be furnished to the Lender pursuant to the terms hereof or of any of the other Loan Documents shall contain any untrue statement of a material fact or shall omit to state a material fact necessary in order to prevent all statements contained therein from being misleading.

     The Lender shall afford any information
received pursuant to the provisions of the Loan
Documents the same degree of confidentiality that the Lender affords similar information proprietary to the Lender; provided, however, that the Lender shall have the unconditional right to (a) disclose any such information as the Lender deems necessary or appropriate in connection with any sale, transfer, conveyance, participation, assignment or foreclosure of any of the Loan Documents and/or any interest therein and (b) use such information in any litigation or arbitration proceeding between the Lender and any member of the Borrowing
Group. Without limiting the foregoing, the Lender may also disclose any information furnished to it pursuant to any of the Loan Documents as and to the extent (i) counsel to the Lender determines that such disclosure is necessary pursuant to 15
U.S.C. 77a-77aa or 15 U.S.C. 78a-78jj and the rules and regulations promulgated thereunder, (ii) the Lender is required or requested by any Governmental Authority to disclose any such information and/or (iii) the Lender is required or requested to disclose any such information by any of its and/or any of the Meditrust Entities' lenders. The Lender or potential lender shall not be liable in any way for any subsequent disclosure of such information by any Person to whom the Lender provided such information in accordance with the terms hereof.
Nevertheless, in connection with any such disclosure, the Lender shall inform all recipients of any such information of the confidential nature thereof. The Lender shall observe any prohibitions or limitations on the disclosure of any such information under applicable confidentiality law or regulations to the extent that the same are applicable to such information.

     6.4 MAINTENANCE OF EXISTENCE.

     During the entire time that this Agreement remains in full force and effect; the Borrower shall keep in effect its existence and rights as a partnership under the laws of the state of its formation and its right to own property and transact business in the state in which the Mortgaged Property is situated.

     6.5 REPRESENTATIONS AND WARRANTIES.

     All representations and warranties contained in this Agreement shall constitute continuing representations and warranties which shall remain true, correct and complete throughout the Term.
Notwithstanding the provisions of the foregoing sentence but without derogation from any other terms and provisions of this Agreement, including, without limitation, those terms and provisions containing covenants to be performed or conditions to be satisfied on the part of the Borrower, the representations and warranties contained in
Sections 5.1.05(A), 5.1.05(B), 5.1.OS(D), 5.1.10,
5.1.11, 5:1.12(B), 5.1.12(C), 5.1.13(B),
5.1.13(C), 5.1.14, 5.1.15, 5.1.16, 5.1.20, 5.1.21,
5.1.22, 5.2.05(A), 5.2.05(C), 5.2.05(D), in the
second sentence of Section 5.1.08, in the second and third sentences of Section 5.1.0 (A), in the second and third sentences of Section 5.1.13(D), in the second sentence of Section 5.2.07 and in the second and third sentences of Section 5.2.08 hereof shall not constitute continuing representations and warranties throughout the
Term.

     6.6 CONDUCT OF THE BORROWER'S BUSINESS.

     The Borrower will maintain, and cause any Lessee and any Manager to maintain, as applicable, experienced and competent professional management with respect to its business and with respect to the Mortgaged Property. The Borrower, any Lessee and any Manager shall conduct, in the ordinary course, the operation of the Facility and the Borrower shall not enter into any other business or venture other than the development, ownership and/or operation of any health care facility owned or financed by any Meditrust Entity.

     6.7 PRINCIPAL PLACE OF BUSINESS, LOCATION OF
     THE COLLATERAL, BOOKS AND RECORDS.

     The Borrower shall provide the Lender thirty
(30) days' prior written notice of any change of its Principal Place of Business from its current
Principal Place of Business. The Borrower shall maintain the Collateral, including without limitation, all books and records relating to the Borrower's business, at solely its Principal Place of Business and at the Mortgaged Property. The
Borrower shall not (a) remove the Collateral, including, without limitation, any books or records relating to the Collateral and/or the Borrower's business from either the Mortgaged
Property or its Principal Place of Business or (b) relocate its Principal Place of Business until after receipt of a certificate from the Lender, signed by an officer thereof, stating that the Lender has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted in the Loan
Documents.

     The Borrower shall cause to be kept and
maintained, and shall permit the Lender and its representatives to inspect at all reasonable times, accurate books of account in which complete entries will be made in accordance with GAAP reflecting all financial transactions of the Borrower, as applicable (showing, without limitation, all materials ordered and received and all disbursements, accounts payable and accounts receivable in connection with the operation of the Mortgaged Property).

6.8 RESTRICTIONS.

     6.8.01 RESTRICTIONS RELATING TO THE BORROWER.

     Except as may otherwise be expressly provided herein or in the Mortgage, the Borrower shall not, without the prior written consent of the Lender, in each instance, which consent may be withheld in the sole and absolute discretion of the Lender:

     A.   convey, assign, hypothecate, transfer,
       dispose of or encumber, or permit the conveyance, assignment, transfer, hypothecation, disposal or encumbrance of all or

     B. any part of any legal or beneficial interest in the Mortgaged Property; provided, however, that this restriction shall not apply to (i) the Permitted Encumbrances that may be created after the date hereof pursuant to the Loan Documents,
       (ii) Liens against Personal Property securing
       Indebtedness permitted under Section 6.1.09(d) relating to equipment leasing or financing for the exclusive use of the Facility, (iii) Leases to the Guarantor or any Affiliate of the Guarantor which are subordinate to the Loan Documents and which comply with the provisions of Section 6.9; (iv) the sale, conveyance, assignment, hypothecation, lease or other transfer of any material asset or assets (whether now owned or hereafter acquired), the fair market value of which equals or is less than TWENTY FIVE THOUSAND DOLLARS ($25,000), individually, or ONE HUNDRED THOUSAND DOLLARS
       ($100,000) collectively; (v) without limitation as to amount, the disposition in the ordinary course of business of any obsolete, worn out or defective fixtures, furnishings or equipment used in the operation of the Facility provided that the same are replaced with fixtures, furnishings or equipment of equal or greater utility or value;
       (vi) without limitation as to amount, any sale of inventory by the Borrower in the ordinary course of business; and (vii) subject to the terms of the Negative Pledge Agreement and the Affiliated Party
       Subordination Agreement, distributions and/or dividends to the Borrower's partners and (viii)
       Residents Agreements;

     B. permit the use of the Mortgaged Property or the Facility for any purpose other than the Primary Intended Use; or

     C.   permit any Person other than the
          Borrower to be the licensed operator of
          the Facility; or

     D.   liquidate, dissolve or merge or
          consolidate with or permit the General
          Partner to liquidate, dissolve or merge
          or consolidate with any other Person
          except, subject to Lender's prior
          written consent, which consent shall not be unreasonably withheld, with an
          Affiliate of Borrower, the business and
          activities of which are limited to those subject to the Meditrust/Emeritus
          Transaction Documents (as that term is
          defined in the Agreement Regarding
          Related Transactions) to which such
          Affiliate is a party.

     The occurrence of any of the foregoing shall be deemed to be an Event of Default.

     6.8.02 INTENTIONALLY OMITTED

     6.8.03 INTENTIONALLY OMITTED

6.9 AFFILIATE TRANSACTIONS.

     6.9.01     Neither Borrower, nor the General
          Partner, on behalf of the Borrower,
          shall enter into any transaction with
          any Affiliate pertaining to the
          Mortgaged Property, including, without
          limitation, the purchase, sale or
          exchange of any property, the rendering
          of any service to or with any Affiliate
          and the making of any loan or other
          extension of credit, except in the
          ordinary course of, and pursuant to the
          reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be obtained in a comparable arms'-length transaction with any Person that is not an Affiliate. .

     6.9.02    Without limiting the provisions of
          any other Section of this Agreement or
          the. Affiliated Party Subordination
          Agreement, any payments to be made by
          the Borrower, or the General Partner on
          behalf of the Borrower to (a) any member of the Borrowing Group (or any Affiliate of any member of the Borrowing Group) or
          (b) any Affiliate of the Borrower, in
          connection with any transaction between
          the Borrower and such Person, including, without limitation, the purchase, sale or exchange of any property, the rendering of any service to or by any such Person (including, without limitation, all allocations of any so-called corporate or central office costs, expenses and charges of any kind or nature) or the making of any loan or other extension of credit or the making of any equity investment, shall be subordinate to the complete payment and performance of all Loan Obligations;
          provided, however, that all such
          subordinated payments may be paid at any time unless: (i) after giving effect to such payment, the Borrower shall be unable to comply with any of its respective obligations under any of the Loan Documents or (ii) a Loan Default has occurred and is continuing and has not been expressly waived in writing by the Lender or an event or state of facts exists, which, with notice or the passage of time,. or both, would constitute a Loan Default.

6.10 NON-COMPETITION.

     6.10.01        The Borrower and the Guarantor
          acknowledge that any competition by any
          member of the Borrowing Group with any
          Purchaser upon the transfer of title to
          such Purchaser by reason of the Lender's
          -exercise of any rights and remedies
          granted under any of the Loan Documents, including without limitation, the exercise of the power of sale under the Mortgage, any other foreclosure of the Mortgage or any other proceedings brought to enforce the rights of the holder of the Mortgage or by any other method, would cause irreparable harm to the Lender and the Purchaser.

     6.10.02        From and after the date hereof
          until the fifth anniversary of the date
          of any such transfer of title to the
          Mortgaged Properly to any Purchaser, no
          member of the Borrowing Group nor any
          Person holding or controlling, directly
          or indirectly, any interest in any
          member of the Borrowing Group
          (collectively, the "Limited Parties"),
          shall be involved in any capacity in or
          lend any of their names to or engage in
          any capacity in any assisted living
          facility (or other facility operated for any use included within the definition of Primary Intended Use), center, unit or program (or in any Person engaged in any such activity or any related activity competitive therewith), whether such competitive activity shall be as an officer, director, owner, employee, agent, advisor, independent contractor, developer, lender, sponsor, venture capitalist, administrator, manager, investor, partner, joint venturer, consultant or other participant in any capacity whatsoever with respect to an assisted living facility, center, unit or program located within a five (5) mile radius of.. the Mortgaged Property.

     6.10.03  The Borrower and the Guarantor
          hereby acknowledge and agree that none
          of the time span, scope or area covered
          by the foregoing restrictive covenants
          is or are unreasonable and that it is
          the specific intent of the Borrower and
          the Guarantor that each and all of the
          restrictive covenants set forth
          hereinabove shall be valid and
          enforceable as specifically set forth
          herein. The Borrower and the Guarantor
          further agree that these restrictions
          are special, unique, extraordinary and
          reasonably necessary for the protection
          of the Lender and any Purchaser and that the violation of any such covenant by any of the Limited Parties would cause irreparable damage to the Lender and any Purchaser for which a legal remedy alone would not be sufficient to fully protect such parties.

     6.10.04   Therefore, in addition to and
          without limiting any other remedies
          available at law or hereunder, in the
          event that any of the Limited Parties
          breaches any of the restrictive
          covenants hereunder or shall threaten
          breach of any of such covenants, then
          the Lender and any Purchaser shall be
          entitled to obtain equitable remedies,
          including, without limitation, specific
          performance and injunctive relief, to
          prevent or otherwise restrain a breach
          of this Section 6. 10 (without the
          necessity of posting a bond) and to
          recover any and all costs and expenses
          (including, without limitation,
          attorneys' fees and expenses and court
          costs) reasonably incurred in enforcing
          the provisions of this Section 6.10. The existence of any claim or cause of action of any of the Limited Parties or any member of the Borrowing Group against the Lender or any Purchaser, whether predicated on this Agreement or otherwise, shall not constitute
          a defense to the enforcement by the
          Lender or any Purchaser of the foregoing restrictive covenants and the Limited
          Parties shall not defend on the basis
          that there is an adequate remedy at law.

     6.10.05   Without limiting any other
          provision of this Agreement, the parties hereto acknowledge that the foregoing restrictive covenants are severable and separate. If at any time any of the foregoing restrictive covenants shall be deemed invalid or unenforceable by a court having jurisdiction over this
          Agreement, by reason of being vague or
          unreasonable as to duration, or
          geographic scope or scope of activities
          restricted, or for any other reason,
          such covenants shall be considered
          divisible as to such portion and such
          covenants shall be immediately amended
          and reformed to include only such
          covenants as are deemed reasonable and
          enforceable by the court having
          jurisdiction over this Agreement to the
          full duration, geographic scope and
          scope of restrictive activities deemed
          reasonable and thus enforceable by said
                   court; and the parties agree
          that such covenants as so amended and
          reformed, shall be valid and binding-as
          though the invalid or unenforceable
          portion has. not been included therein.

     6.10.06        The provisions of this Section
          6.10 shall survive the early termination of the Term by reason of a transfer of title to the Mortgaged Property as described in the first paragraph of this
          Section 6.10 and any satisfaction of the Loan Obligations in connection therewith or subsequent thereto. The parties hereto acknowledge and agree that any Purchaser may enforce the provisions of this Section 6.10, as a third party beneficiary.

6.11 ERISA.

     The Borrower shall not establish or permit any Lessee to establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service without the advance consent of the Lender to the amount of the aggregate past service liability thereby created, which consent shall not be unreasonably withheld.


6.12 FORGIVENESS OF INDEBTEDNESS.

     The Borrower will not waive, or permit any Manager or Lessee which is an Affiliate to waive any debt or claim, except in the ordinary course of its business.

6.13 VALUE OF ASSETS.
     Except as disclosed in the financial
statements provided to the Lender as of the date hereof, the Borrower will not write up (by creating an appraisal surplus or otherwise) the value of any of its assets above their cost to the Borrower, less the depreciation regularly allowable thereon.

6.14 CHANGES IN FISCAL YEAR AND ACCOUNTING
PROCEDURES.

     Upon notice to Lender, Borrower may (a)
change its fiscal year or capital structure or (b) change, alter, amend or in any manner modify in accordance with GAAP any of its current accounting procedures related to the method of revenue recognition, billing procedures or determinations of doubtful accounts or bad debt expenses or permit any of its Subsidiaries to so change its fiscal year, provided that, in the event of such change, modification or alteration, Borrower and Lender shall make such adjustments to the calculation of Additional Interest and the financial covenants contained herein as Lender shall reasonably require to make the same consistent in result with the calculation thereof immediately prior to such change, modification or alteration.

6.15 CHANGES IN EXECUTIVE OFFICERS.

     Intentionally Omitted.

6.16  THE BORROWER'S AGREEMENTS TO PERFORM CERTAIN
OBLIGATIONS.

     The Borrower agrees faithfully to perform, pay and observe all agreements, covenants, indebtedness, obligations and liabilities of the Borrower to the Lender, whether such agreements, covenants, indebtedness, obligations and liabilities are direct or indirect, absolute or contingent, due or to become due, existing or hereafter arising, including, without limitation, all of the Borrower's obligations under all of the Loan Documents. The payment of all obligations and the performance of all covenants of and agreements by the Borrower under the Loan Documents shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim the Borrower might otherwise have against the Lender, and the Borrower shall pay absolutely net during the Term all payments to be made as prescribed in the all of the Loan
Documents, free of any deductions and without abatement, diminution or set-off.6.17
Participation in Third Party Payor Programs.

     If the Borrower shall participate in a Third
Party Payor Program, Borrower shall remain eligible to participate in such Third Party Payor
Programs, in accordance with all requirements thereof (including, without limitation, all applicable Provider Agreements), if and to the extent remaining eligible shall be necessary for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.

6.18 NO DEFAULT.
     Intentionally Omitted

6.19 INTENTIONALLY OMITTED.

6.20 COVENANTS REGARDING MORTGAGED PROPERTY.

     6.20.01 IMPOSITIONS.

     A.   Subject to the provisions of Section 9
          hereof, the Borrower shall pay, or cause to be paid, before any fine, penalty, interest or cost may be added for non-payment, all real estate taxes, ground rents, sewer rents, water charges and all other municipal and Governmental assessments, fees (including, without limitation, license, permit, inspection, authorization and similar fees), taxes, rates, charges, impositions, levies, liabilities, obligations, special assessments and

                   Liens of every kind and nature
          (hereinafter collectively referred to as the "Impositions") that now or hereafter may be imposed, suffered, placed, assessed, levied or filed at any time, upon (i) the Borrower, (ii) the Borrower's interest in the Mortgaged
          Property, (iii) the Mortgaged Property
          or any Rent therefrom or any estate,
          right, title or interest therein, (iv)
          any occupancy, leasing, operation, use
          or possession of, sales from, or
          activity conducted on, or in connection
          with, the Mortgaged Property and/or (v)
          the Lender, but only to the extent that
          any Imposition is imposed upon the
          Lender as a result of the Loan
          transaction, or which by any legal
          Requirement may have priority over the
          indebtedness secured either in lien or
          in distribution out of the proceeds of
          any judicial sale of the Mortgaged
          Properly (without regard to any law
          heretofore or hereafter enacted imposing payment in whole or in part upon the Lender). Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require Borrower to pay (x) any tax based on net income
          (whether denominated as a franchise or
          capital stock or other tax) imposed on
          Lender or any other Person, except
          Borrower or its successors, (y) any net
          revenue tax of Lender or any other
          Person, except Borrower and its
          successors, (z) any tax imposed with
          respect to the sale, exchange or other
          disposition by Lender of the Mortgaged
          Property or the proceeds thereof.
          Furthermore, if any such Imposition is
          of record, the same shall be promptly
          satisfied and discharged of record and
          evidence of such discharge of record
          (satisfactory to the Lender) shall be
          forwarded to the Lender on or before the date required hereunder for payment of such Imposition. If any Imposition is not paid within the time hereinabove specified, the Lender shall have the right, but not the obligation, to pay the same, together with any penalty and interest thereon, and any amount so paid or advanced by the Lender and all costs and expenses reasonably incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of the Borrower to the Lender, and to the extent permitted by applicable law, shall be added to the Loan Obligations and shall be secured by the Liens created by the Loan Documents as fully and effectively and with the same priority as every other obligation of the Borrower secured thereby and, if not paid within ten (10) days after demand, shall thereafter, to the extent permitted by applicable law, bear interest at the Advances Rate until the date of payment.

     B.           The Borrower hereby assigns to
          the Lender all rights of the Borrower
          now or hereafter arising in and to the
          refund of any Imposition and any
          interest thereon. If, at the time of
          receipt of any such refund by the
          Lender, a Loan Default or a Related
          Party Default has occurred, then the
          Lender may apply said refund in
          reduction of the Obligations; otherwise, the Lender shall promptly forward any such refund to the Borrower.

     C.        If any such Imposition may, at the
          option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Borrower may exercise the option to pay the same (and any accrued interest on the unpaid balance of such

                   Imposition) in installments
          and, in such event, shall pay such
          installments during the term of this
          Agreement (subject to Borrower's right
          to contest) as the same respectively-
          become due and before any fine, penalty, premium, further interest or cost may be added thereto.

     6.20.02  TAX DEPOSITS.

     A.   At the option of the Lender, upon the
          occurrence of an event or circumstance
          which, with the giving of notice or the
          passage of time would constitute a Loan
          Default, the Borrower shall, upon the
          written request of Lender, deposit with
          the Lender, on the first day of the
          calendar month immediately following
          such request and on the first day of
          each calendar month thereafter (each of
          which dates is hereinafter referred to
          as a "Monthly Tax Deposit Date") until
          the payment in full of the Loan
          Obligations, a sum equal to one twelfth
          (1/12) of the Impositions to be levied,
          charged, filed, assessed or imposed upon or against the Mortgaged Property within one (1) year after said Monthly Tax
          Deposit Date. If the amount of the
          Impositions to be levied, charged,
          assessed or imposed within the ensuing
          one (1) year period shall not be fixed
          upon any Monthly Tax Deposit Date, such
          amount for the purpose of computing the
          tax deposit to be made by the Borrower
          hereunder shall be estimated by the
          Lender, with an appropriate adjustment
          to be promptly made between the Borrower and the Lender as soon as the fixed amount of such Impositions is determinable.

     B. The sums deposited by the Borrower under this Section 6.20.02 shall be held by the Lender and shall be applied toward the payment of the Impositions when due.
          Any such deposits may be commingled with other assets of the Lender and shall be invested by the Lender at such bank as the Lender from time to time may select, and the Lender shall not be liable to the Borrower or any other Person based on the Lender's choice of investment vehicles, any consequent loss of principal or interest or any unavailability of funds based on such choice of investment; provided, however, that notwithstanding the foregoing, the
          Lender shall only invest any such
          deposit in any of the investment
          vehicles described on Exhibit A of the
          Deposit Pledge Agreement. Furthermore,
          the Lender shall bear no responsibility
          for the financial condition of, or any
          act or omission by, the Lender's
          depository bank. The income from such
          investment or interest on such deposit
          shall accrue for the benefit of the
          Borrower. The Borrower shall give not
          less than ten (10) days' prior written
          notice to the Lender in each instance
          when an Imposition is due, specifying
          the Imposition to be paid and the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified above.

      C.       If for any reason the sums on
          deposit with the Lender under this
          Section. 6.20.02 shall not be sufficient to pay an Imposition within the time specified in this Section, then, within ten (10) days after demand by the Lender the Borrower shall deposit sufficient sums so that the Lender may pay such Imposition in full, together with any penalty and interest thereof. The
          Lender may change its estimate of any
          Imposition for any period on the basis
          of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other good faith reason; in which event, within ten
          (10) days after demand by the Lender,
          the Borrower shall deposit with the
          Lender the amount in excess of the sums
          actually deposited which would
          theretofore have been payable under the
          revised estimate.

     D.   If any Imposition shall be levied,
          charged, filed, assessed or imposed upon or against the Mortgaged Property and if such Imposition shall also be a levy, charge, assessment or imposition upon or for any other real or personal property not covered by the Liens created by the Loan Documents, then the computation of the amounts to be deposited under this
          Section 6.20.02 shall be based upon the
          entire amount of such Imposition and the Borrower shall not have the right to apportion any deposit with respect to such Imposition.

     E.   Upon an assignment of the Mortgage by
          the Lender, the Lender shall transfer
          all amounts deposited pursuant to the
          provisions of this Section 6.20.02 that
          are then in its possession to such
          assignee (as the subsequent holder of
          the Mortgage) and the original Lender
          named herein shall thereupon be
          completely released from all liability
          with respect to such tax deposits so
          transferred and the Borrower shall look
          solely to said assignee (as the
          subsequent holder of the Mortgage) in
          reference thereto. The Lender shall
          provide written notice to the Borrower
          of any such assignment of the Mortgage
          and any such transfer of tax deposits.

     F.   All amounts deposited with the Lender
          pursuant to the provisions of this
          Section 6.20.02 shall be held by the
          Lender as additional security for the
          sums secured by the Liens created by the Loan Documents and, upon the occurrence of any Loan Default, the Lender may, in its sole and absolute discretion, apply said amounts toward payment of the Loan
          Obligations. Upon the complete payment
          and performance of the Loan Obligations, any sums then held by the Lender under this Section 6.20.02 shall be refunded to the Borrower; unless a Related Party
          Default has occurred, in which event
          such sums may be applied toward the
          Obligations.

     G. The Borrower shall deliver to the Lender copies of all notices, demands, claims, bills and receipts in relation to the Impositions immediately upon the earlier to occur of (1) ten (10) days following receipt thereof by Borrower and (2) prior to the date when such Imposition is due and payable.

     6.20.03        CHANGE IN TAXES.

     A.   In the event any tax (other than any
          income tax or franchise tax assessed
          against the Lender, except to the extent that any such tax is assessed against the Lender in lieu of any other
          Imposition that would have otherwise
          been assessed against the Borrower or
          the Mortgaged Property) shall be due or
          become due and payable to any
          Governmental Authority with respect to
          the execution and delivery or
          recordation of
          any of the Loan Documents or the
          interest of the Lender in the Mortgaged
          Property, the Borrower shall pay such
          tax at the time and in the manner
          required by applicable law (without
          regard to whether any such tax is
          imposed in whole or in part on the
          Lender) and the Borrower shall and
          hereby agrees to hold harmless, defend
          (with counsel reasonably acceptable to
          the Lender) and indemnify the Lender
          against any liability of any nature
          whatsoever as a result of the imposition of any such tax. Notwithstanding the foregoing, the Lender shall have the option of conducting its own defense with counsel of its own choice. If
          Lender reasonably believes that Borrower is not performing its obligations to defend Lender in a manner reasonably satisfactory to Lender. Furthermore, the aforesaid indemnification agreement shall include, without limitation, reasonable attorneys' fees and expenses and court costs reasonably incurred by the Lender in connection with the imposition of any such taxes and the enforcement of said indemnification agreement. The Borrower shall not claim any credit on, or make any deduction from, the Obligations by reason of the payment of any such tax;

     B.   If any Legal Requirement becomes
          effective after the date hereof changing
          (in any manner) any of the present Legal
          Requirements as to the taxation of notes or debts secured by mortgages, for federal, state or local purposes, or the manner of collection of any Impositions, so as to affect any of the Loan
          Documents, then, upon demand, the
          Borrower shall make such payments to the Lender and take such other steps as may be necessary or desirable in the Lender's reasonable discretion, to place the Lender in the same financial position as it was in prior to any such enactment; failing which, at the option of the Lender and upon demand, the Loan
          Obligations shall become due and payable upon six (6) months' prior written notice to the Borrower. In the event of any such acceleration of the Loan
          Obligations, provided that a Loan
          Default has not occurred, the Borrower
          shall not be required to pay the Lender
          a Prepayment Fee.

     C. The indemnity provisions of this 6.20.03 shall survive the complete payment and performance of the Obligations and the foreclosure of the Mortgage.

     D.   Notwithstanding  the foregoing,  nothing
          contained  in  this Agreement  shall  be
          construed to require Borrower to pay (x)
          any  tax  based  on net income  (whether
          denominated  as a franchise  or  capital
          stock or other tax) imposed on Lender or
          any other Person, except Borrower or its
          successors, (y) any net revenue  tax  of
          Lender   or  any  other  Person,  except
          Borrower and its successors or  (z)  any
          tax  imposed with respect to  the  sale;
          exchange or. other disposition by Lender
          of   the   Mortgaged  Property  or   the
          proceeds thereof.

     6.20.04   INTENTIONALLY OMITTED.

     6.20.05  USE; COMPLIANCE WITH LAW.

     A.          At all times until the Loan
          Obligations are fully paid and performed and the Mortgage is discharged, the Mortgaged Property shall be maintained in good order,
          repair and condition, and the Borrower
          expressly agrees that it will neither
          permit nor suffer any waste upon the
          Mortgaged Property, nor cause or permit
          any nuisance thereon. Subject to the
          provisions of Section 8 hereof, no
          additional Improvement may be
          constructed on the Land, nor may any
          Improvement on the Land be materially
          altered, removed or demolished without
          the prior written consent of the Lender
          in each instance, which consent may be
          withheld in the Lender's reasonable
          discretion. Without limiting any of the
          Lender' s other rights of entry pursuant to the terms of the Mortgage or any of the other Loan Documents, the Borrower shall permit the Lender to enter the Mortgaged Property at any reasonable time and upon reasonable notice (except in the case of an emergency) to determine whether the Borrower and the Mortgaged Property are in compliance with the provisions of this Section
          6.20.05.

     B.           Subject to the provisions of
          Section 8 hereof, the Borrower covenants that the Mortgaged Property shall be continuously operated in accordance with its Primary Intended Use (unless such operations are temporarily interrupted as a result of any Casualty or any permitted renovations or repairs to the Facility) and Other Permitted Uses. The
          Borrower shall not allow the Mortgaged
          property to be used for any use other
          than its Primary Intended Use and such
          Other Permitted Uses, without the prior
          written consent of the Lender in each
          instance, which consent may be withheld
          in the Lender's sole and absolute
          discretion.

     C.           No use shall be made or
          permitted to be made of the Mortgaged
          Properly and no acts shall be done which cause the cancellation of any insurance policy required pursuant to the terms of this Agreement, nor shall the Borrower, any Manager of any other Person sell or otherwise provide to residents, other occupants or invitees therein, or permit to be kept, used or sold in or about the Mortgaged Property any article which may be prohibited by any Legal Requirement or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder or fire underwriters' regulations.

     D.           The Borrower shall not initiate,
          join in or consent to any zoning changes affecting the Mortgaged Property nor initiate, join in or consent to any private restrictive covenant or other public or private restriction upon the use of the Mortgaged Property without the Lender's prior written consent, in each instance, which consent shall not unreasonably be withheld.

     E.           Upon the request of the Lender,
          at any time and from time to time while
          this Agreement remains in full force and effect, the Borrower shall engage independent professional consultants, engineers and inspectors (qualified to do business in the state where the Mortgaged Property is located and acceptable to the Lender) to perform any environmental and structural investigations and other inspections of the Mortgaged Property as the Lender may request in order to detect (a) any structural deficiencies in the
          Improvements or the utilities servicing
          the Mortgaged Property or (b) the
          presence of any condition that may be
          harmful to the environment or present a
          health hazard to the
                   residents and/or the other
          occupants of the Facility. In the event
          that the Lender determines that the
          results of such investigations and
          inspections are unsatisfactory, within
          thirty (30) days of notice from the
          Lender, the Borrower shall undertake
          such appropriate remedial actions as may be reasonably requested by the Lender to correct any such unsatisfactory conditions, and shall thereafter diligently and continuously prosecute such remedial actions to completion;
          provided, however, that in the event
          results of any such testing or
          inspection reflect the same satisfactory results as the results of a similar testing or inspection initiated by
          Lender within the prior twelve (12)
          month period, the costs and expenses of
          such testing or inspection shall be the
          responsibility of Lender.

     F.           Borrower will maintain, and
          cause any Lessee and any Manager to
          maintain, experienced and competent
          professional management with respect to
          its business and with respect to the
          Mortgaged Property. Borrower, any Lessee and any Manager shall conduct, in the ordinary course, the operation of the Facility, and Borrower and any Lessee which is an Affiliate of Borrower shall not enter into any other business or venture during the Term other than activities in which Borrower or such Lessee are permitted to engage by the provisions of the Meditrust/Emeritus
          Transaction Documents.

     G.           Borrower and the Mortgaged
          Properly and all uses thereof shall
          comply with (i) all applicable Lega1
          Requirements (except to the extent being duly contested in accordance with the terms hereof, (ii) all Permits and Contracts, (iii) all Insurance
          Requirements, (iv) the Loan Documents,
          and (v) the Permitted Encumbrances.

     H.           At all times for so long -as the
          Loan Obligations remain outstanding, all utilities necessary for the use and operation of the Facility shall be available to the lot lines of the Mortgaged Property: (i) in sufficient supply-and capacity; (ii) through validly created and existing easements of record appurtenant to or encumbering the Mortgaged Property (which easements shall not impede or restrict the operation of the Facility); and (iii) without need for any Permits and Contracts required to be issued by or entered into with any Governmental
          Authority, except as already obtained or executed, as the case may be, or as otherwise shown, to the satisfaction of the Lender, to be readily obtainable.

6.21 MANAGEMENT AGREEMENTS.

     From and after the date hereof; neither the Borrower nor any Lessee shall enter into any Management Agreement without the prior written consent of the Lender, in each instance, which consent will not be unreasonably withheld. There.
shall be no change in the ownership or control
(directly or indirectly) of any Manager under any Management Agreement without the prior written consent of the Lender, in each instance, which consent shall not be unreasonably withheld. The
Borrower and any Lessee, at their sole cost and expense, promptly and fully perform or cause to be performed every covenant, condition, promise and obligation of the owner of the Mortgaged Property or such Lessee under any Management Agreement.
Neither the Borrower nor any Lessee shall cancel
(other than in connection with the exercise by the Borrower or the Lessee of any of its remedies under the Management Agreement as a result of any default by the Manager thereunder), transfer or assign or amend, in any material respect, any Management Agreement or consent to the cancellation (other than in connection with the exercise by the Borrower or the Lessee of any of its remedies under the Management Agreement as a result of any default by the Manager thereunder), transfer or assignment or material amendment of any Management Agreement by any party thereto, without the prior written consent of the Lender, in each instance, which consent shall not be unreasonably withheld.

     Each Management Agreement shall provide that the Lender shall be provided notice of any defaults thereunder and, at the Lender's option, an opportunity to cure such default. The Borrower or any Lessee shall furnish to the Lender, within three (3) days after receipt thereof, or after the mailing or service thereof by the Borrower or any Lessee, as the case may be, a copy of each notice of default which the Borrower or any Lessee shall give to; or receive from any Person, based upon the occurrence, or alleged occurrence, of any default in the performance of any covenant, condition, promise or obligation under any Management Agreement.

     Whenever and as often as the Borrower or any Lessee shall. fail to perform, promptly and fully, at their sole cost and expense, any covenant, condition, promise or obligation on the part of the owner of the Mortgaged Property or a Lessee thereof under and pursuant to any Management
Agreement, the Lender, or a lawfully appointed receiver of the Mortgaged Property, may, at their respective Options (and without any obligation to do so), after five (5) days' prior notice to the Borrower (except in the case of an emergency) enter upon the Mortgaged Property and perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps and do such other acts as they may deem advisable, to cure such defaulted covenant, condition, promise or obligation, and any amount so paid or advanced by the Lender or such receiver and all costs and expenses reasonably incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of the Borrower to the Lender or such receiver, and, to the extent permitted by applicable law, shall be added to the Loan Obligations and shall be secured by the Liens created by the Mortgage and the other Loan
Documents as fully and effectively and with the same priority as every other obligation thereunder and, if not paid within ten (10) days after demand, shall thereafter, to the extent permitted under applicable law, bear interest at the Advances Rate until the date of payment.

6.22 ACQUISITION OF ADDITIONAL PROPERTY.

     In the event that at any time during the Term the Borrower holds the fee title to or a leasehold interest in any real property and/or personal property which is used in any way in connection with the Facility (but is not subject to the liens created by the Mortgage), the Borrower shall (a) provide the Lender with prior notice of such acquisition and (b) shall take such actions and enter into such agreements (substantially similar to the Loan Documents) as the Lender shall reasonably request in order to grant the Lender a first priority mortgage or other security interest in such real property and personal property, subject only to the Permitted Encumbrances.
Without limiting the foregoing, it is acknowledged and agreed that all revenues generated from the operation of such additional real property shall be included in the determination of Gross Revenues
(subject to such adjustments as agreed upon in Section 3.8.04).

6.23 ACCEPTABLE LICENSED OPERATOR.

     Intentionally Omitted.

6.24 ANNUAL FACILITY UPGRADE EXPENDITURES.

     Borrower shall spend an amount equal to the Annual Facility Upgrade Expenditure on Upgrade
Renovations to the Facility each Loan Year commencing with the third Loan Year. Borrower will-furnish and shall cause to be furnished to Lender evidence satisfactory to Lender that Borrower has fulfilled its obligation to make the Annual
Facility Upgrade Expenditure within ninety (90) days after the end of Borrower's fiscal year.


6.25 REPAIRS; RESTRICTIONS.

     6.25.1 BORROWER'S RESPONSIBLITIY. Borrower, at its sole cost and expense, shall keep the Mortgaged Property and all private roadways, sidewalks and curbs appurtenant thereto which are under Borrower's control in good order and repair (whether or not the need for such repairs occurs as a result of Borrower's use, any prior use, the elements or the age of the Mortgaged Property or such private roadways, sidewalks and curbs or any other cause whatsoever other than Lender's gross negligence or willful misconduct) and, subject to Sections 6.26 and 8.2, Borrower shall promptly, with the exercise of all reasonable efforts, undertake and diligently complete all necessary and appropriate repairs, replacements, renovations, restorations, alterations and modifications thereof of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition (concealed or otherwise) existing at any time and thereafter until the Loan Obligations have been fully paid and performed. In addition, Borrower, at its sole cost and expense, shall make all repairs, modifications, replacements, renovations and alterations of the Mortgaged Property (and such private roadways, sidewalks and curbs) that are necessary to comply with all applicable Legal Requirements and Insurance
     Requirements so that the Mortgaged Property can be legally operated for the Primary
     Intended Use and, if applicable, the Other
     Permitted Uses. All repairs, replacements, renovations, alterations, and modifications required by the terms of this Section 6.25 shall be (a) performed in a good and workmanlike manner in compliance with all applicable Legal Requirements, Insurance
     Requirements and the requirements of Article
     6.26 hereof, using new materials well suited for their intended purpose and (b) consistent with the operation of the Facility in a reputable manner. Borrower will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Mortgaged
     Property for the Primary Intended Use and, if applicable, the Other Permitted Uses. To the extent that any of the repairs, replacements, renovations, alterations or modifications required by the terms of this Section 6.25 constitute Material Structural Work, Borrower shall obtain Lender's prior written approval
     (which approval shall not be unreasonably withheld) of the specific repairs, replacements, renovations, alterations and modifications to be performed by or on behalf of Borrower in connection with such Material
     Structural Work. Notwithstanding the
     foregoing, in the event of a bona fide
     emergency during which Borrower is unable to contact the appropriate representatives of
     Lender, Borrower may commence such Material
     Structural

     Work as may be necessary in order to address such emergency without Lender's prior approval, provided, however, that Borrower shall immediately thereafter advise Lender of such emergency and the nature and scope of the Material Structural Work commenced and shall obtain Lender's approval of the remaining Material Structural Work to be completed.

     6.25.2 NO LENDER OBLIGATION. Lender shall not, under any circumstances, be required to build or rebuild any improvements on the Mortgaged Property (or any private roadways, sidewalks or curbs appurtenant thereto), or to make any repairs, replacements, renovations, alterations, restorations, modifications, or renewals of any. nature or description to the Mortgaged Property (or any private roadways, sidewalks or curbs appurtenant thereto), whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Loan Agreement, or to maintain the Mortgaged Property (or any private roadways, sidewalks or curbs appurtenant thereto) in any way.

     6.25.3  BORROWER MAY NOT OBLIGAE LENDER.
     Nothing contained herein nor any action or inaction by Lender shall be construed as (a) constituting the consent or request of Lender, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services for any construction, alteration, addition, repair or demolition of or to the Mortgaged Property or
     (b) except as otherwise provided in this Loan
     Agreement, giving Borrower any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property-in such fashion as would permit the making of any claim against Lender for the payment thereof or to make any agreement that may create, or in any way be the basis for, any right, title or interest in, or Lien or claim against, Lender.

     6.25.4 ENCROACHMENTS: TITLE RESTRICTIONS. If any of the Improvements shall, at any time, encroach upon any property, street or right-of way adjacent to the Mortgaged Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other Lien now or hereafter affecting the Mortgaged Property, or shall impair the rights of others under any easement, right-of way or other Lien to which the Mortgaged
     Property is now or hereafter subject, then promptly upon the request of Lender, Borrower shall, at its sole cost and expense, subject to Borrower's right to contest the existence of any encroachment, violation or impairment as set forth in Section 9, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each. such encroachment, violation or impairment or (b) make such alterations to the Improvements, and take such other actions, as Borrower in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Improvements. Notwithstanding the foregoing, Borrower shall, in any event, take all such actions as may be reasonably necessary in order to be able to continue the operation of the Improvements for the Primary
     Intended Use and, if applicable, the Other
     Permitted Uses substantially in the manner and to the extent that the Improvements were operated prior to the assertion of such encroachment, violation or impairment and nothing contained herein shall limit
     Borrower's obligations to operate the
     Property in accordance with its Primary

     Intended Use. Any such alteration made
     pursuant to the terms of this Section 6.25.4 shall be completed in conformity with the applicable requirements of Section 6.25.1 and
     Section 6.26. Borrower's obligations under this Section 6.25.4 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance. If and to the extent any obligation of an insurer under any policy of title or other insurance exists and Borrower has incurred costs and expenses with respect to the subject matter of such obligation and provided Lender is reasonably satisfied with the resolution of such subject matter, at the request of Borrower, Lender, at Lender's option, shall either assign to Borrower any right it may have to proceed against such insurer or remit to Borrower any amount which Lender recovers from such insurer, minus any amounts needed to reimburse Lender for its reasonable costs and expenses, for the costs and expenses incurred by Borrower in reconstructing the Facility or taking such other action reasonably required in order to create a viable and functional
     Facility under all of the circumstances.

6.26 MATERIAL STRUCTURAL WORK; CAPITAL ADDITIONS.

     6.26.1 LENDER'S APPROVAL. Without the prior written consent of Lender, which consent may be withheld by Lender, in its sole and absolute discretion, Borrower shall make no Capital
Addition or Material Structural Work to the
Mortgaged Property (including, without limitation, any change in the size or unit capacity of the Facility), except as may be otherwise expressly required pursuant to Section 6.25.


     6.26.2 GENERAL PROVISIONS AS TO CAPITAL
ADDITIONS AND CERTAIN MATERIAL STRUCTURAL WORK. As to any Capital Addition or Material Structural
Work (other than such Material Structural Work that is required to be performed pursuant to the terms of Section 6.25) for which Lender has granted its prior written approval, the following terms and conditions shall apply unless otherwise expressly set forth in Lender's written approval.

          A. NO LIENS. Borrower shall not be
     permitted to create any Lien on the Mortgaged
     Property in connection with any Capital
     Addition or Material Structural Work
     (including, without limitation, Liens
     relating to the provision of financing for a Capital Addition) other than Liens expressly permitted by the terms and provisions of this Loan Agreement.

          B. BORROWER'S PROPOSAL REGARDING CAPITAL
     ADDITIONS AND MATERIAL STRUCTURAL WORK. If
     Borrower desires to undertake any Capital
     Addition or Material Structural Work,
     Borrower shall submit to Lender in writing a proposal setting forth in reasonable detail any proposed Capital Addition or Material
     Structural Work and shall provide to Lender copies of, or information regarding, the applicable plans and specifications, Permits,
     Contracts and any other materials concerning the proposed Capital Addition or Material
     Structural Work, as the case may be, as
     Lender may reasonably request. Without
     limiting the generality of the foregoing, each such proposal pertaining to any Capital
     Addition shall indicate the approximate
     projected cost of constructing such Capital
     Addition, the use or uses to which it will be put and a good faith estimate of the change, if any, in the Gross Revenues that Borrower anticipates will result from the construction of such Capital Addition.

     C. LENDER'S OPTIONS REGARDING CAPITAL
     ADDITIONS AND MATERIAL STRUCTURAL WORK.
     Lender shall have the options of: (a) denying permission for the construction of the applicable Capital Addition or Material
     Structural Work, (b) offering to finance the construction of the Capital Addition pursuant to Section 626.3 on such terms as may be specified by Lender, including the terms of any amendment to this Loan Agreement, including, without limitation, an increase in Loan Amount based on Lender's then existing terms and prevailing conditions, (c) allowing
     Borrower to separately pay for or finance the construction of the Capital Addition, subject to compliance with the terms and conditions of Section 6.25, Section 6.26, Section
     8.2.03, all applicable Legal Requirements, all other requirements of this Loan Agreement and to such other terms and conditions as Lender may in its discretion reasonably impose or (d) any combination of the foregoing. Unless Lender notifies Borrower in writing of a contrary election within thirty
     (30) days of Borrower's request or unless
     Lender is required to consent thereto
     pursuant to this Section 6.26, Lender shall be deemed to have denied the request for the Capital Addition or Material Structural Work.
     In the event and to the extent Lender has granted permission for the construction of the applicable Capital Addition or Material
     Structural Work and (x) Lender has not
     offered to finance the construction of the same or (y) Borrower declines to accept the financing offered by Lender, Borrower may separately finance such construction,
     .subject to the limitation on Liens set forth in Section 6.26.2A, or pay for such construction itself. In the event Borrower declines to accept the financing offered by Lender or if Lender has not offered such financing to Borrower and proposes to obtaining financing from another Person,
     Borrower shall inform Lender in writing of the terms and conditions of such financing and shall provide Lender with a copy of a commitment letter evidencing the same and Lender may, by giving notice thereof to Borrower within twenty (20) days following being so informed, elect to provide financing to Borrower at the effective rate of interest as such financing. Lender shall not unreasonably withhold its permission for the construction of Material Structural Work which is necessary to protect the safety or welfare of residents of the Facility.

     6.26.3 LENDER MAY ELECT TO FINANCE CAPITAL
ADDITIONS. If Lender elects to- offer financing for the proposed Capital Addition and Borrower accepts Lender's financing proposal, the provisions of Section 6.26 shall apply.

          A. ADVANCES. All advances of funds for
     any such financing shall be made in
     accordance with Lender's then standard
     construction loan requirements and
     procedures, which may include, without
     limitation, the requirements and procedures
     applicable to Work under Section 8.2.03.
          B.  LENDER'S  GENERAL  REQUIREMENTS.  If
     Lender agrees to finance the proposed Capital
     Addition   and   Borrower  accepts   Lender's
     proposal  therefor, in addition to all  other
     items   which   Lender  or   any   applicable
     Financing   Party  may  reasonably   require,
     Borrower   shall  provide   to   Lender   the
     following:

               (a) prior to any advance of funds,
          (i) any information, opinions,
          certificates, Permits or documents
          reasonably requested by Lender or any
          applicable Financing Party which are
          necessary to confirm that Borrower is
          reasonably expected to be able to use
          the Capital Addition upon completion
          thereof in accordance with the

          Primary Intended Use and/or, if
          applicable, the Other Permitted Uses and
          (ii) evidence satisfactory to Lender and any applicable Financing Party that all Permits required for the construction and use of the Capital Addition have been received, are in full force and effect and are not subject to appeal, except only for those Permits which cannot in the normal course be obtained prior to commencement or completion of the construction; provided, that, Lender and any applicable Financing Party are furnished with reasonable evidence that the same is reasonably expected to be-available in the normal course of business without unusual condition;

               (b) prior to any advance of funds,
          an Officer's Certificate and, if
          requested, a certificate from Borrower's architect, setting forth in reasonable detail the projected (or actual, if available) Capital Addition Cost;

               (c) a mortgage, deed of trust or
          similar instrument granting Lender a
          mortgage lien on the land acquired for
          the purpose of construction of Capital
          Additions ("Additional Land");

               (d) upon completion of the Capital
          Addition, a final as-built survey
          thereof reasonably satisfactory to
          Lender, if required by Lender;

               (e) during and following the
          advance of funds and the completion of
          the Capital Addition, endorsements to
          any outstanding policy of title
          insurance covering the Mortgaged
          Property satisfactory in form and
          substance to Lender (i) updating the
          same without any additional exception
          except as may be reasonably permitted by Lender and (ii) increasing the coverage thereof by an amount equal to the Fair
          Market Value of the Capital Addition
          and/or increasing the coverage thereof
          by an amount equal to the fair market
          value of the Additional Land and
          including the Additional Land in the
          premises covered by such title insurance policy;

               (f)  simultaneous with the  initial
          advance  of  funds, if appropriate,  (i)
          Lender's   policy  of  title   insurance
          insuring Borrower's fee simple title  to
          any  Additional Land free and  clear  of
          all  Liens  except  those  approved   by
          Lender and (ii) an owner's policy of title insurance and a lender's policy of title insurance reasonably satisfactory in form and substance to Lender;

               (g) following the completion of the
          Capital Addition, if reasonably deemed
          necessary by Lender, an appraisal of the Mortgaged Property by an M.A.I.
          appraiser acceptable to Lender, which
          states that the Fair Market Value of the Mortgaged Property upon completion of the Capital Addition exceeds the Fair
          Market Value of the Mortgaged Property
          prior to the commencement of such
          Capital Addition by an amount not less
          than one hundred twenty-five percent
          (125%) of the Capital Addition Cost; and

               (h) during or following the
          advancement of funds, prints of
          architectural and engineering drawings
          relating to the Capital Addition and
          such other materials, including, without limitation, the modifications to outstanding policies of title insurance contemplated by subsection (e) above, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Borrower authorizing the execution and delivery of all amendments and any other documents and instruments as may be reasonably required by Lender and any applicable Financing Party.

          C. PAYMENT OF COSTS. By virtue of making a request to finance a Capital Addition, whether or not such financing is actually consummated, Borrower shall be deemed to have agreed to pay, upon demand, all costs and expenses reasonably incurred by Lender and any Person participating with Lender in any way in the financing of the Capital Addition
     Cost, including, but not limited to (a) fees and expenses of their respective attorneys,
     (b) all photocopying expenses, if any, (c) the amount of any filing, registration and recording taxes and fees, (d) documentary stamp taxes and intangible taxes (e) title insurance charges and appraisal fees.

     6.26.4 GENERAL LIMITATIONS. Without in any way limiting Lender's options with respect to proposed Capital Additions or Material Structural
Work: (a) no Capital Addition or Material
Structural Work shall be completed that could, upon completion, significantly alter the character or purpose or detract from the value or operating efficiency of the Mortgaged Property, or significantly impair the revenue-producing capability of the Mortgaged Property, or adversely affect the ability of Borrower to comply with the terms of this Loan Agreement; (b) no Capital
Addition or Material Structural Work shall be completed which would tie in or connect any Improvements on the Mortgaged Property with any other improvements on property adjacent to the Mortgaged Property (and not part of the Mortgaged
Property) including, without limitation, tie-ins of buildings or other structures or utilities, unless Borrower shall have obtained the prior written approval of Lender, which approval may be withheld in Lender's sole and absolute discretion and (c) all proposed Capital Additions and Material Structural Work shall be architecturally integrated and consistent with the Mortgaged
Property.

     6.27. NON-CAPITAL ADDITIONS. Borrower shall have the obligation and right to make repairs, replacements and alterations which are not Capital
Additions as required by the other Sections of this Loan Agreement, but in so doing, Borrower shall always comply with and satisfy the conditions of Section 6.26. Borrower shall have the right, from time to time, to make additions, modifications or improvements to the Mortgaged
Property which do not constitute Capital Additions or Material Structural Work as it may deem to be desirable or necessary for its uses and purposes, subject to the same limits and conditions imposed under Sections 6.25 and 6.26. The cost of any such repair, replacement, alteration, addition, modification or improvement shall be paid by Borrower and the results thereof shall be included under the terms of the Mortgage and become a part of the Mortgaged Property, without payment therefor by Lender at any time. Notwithstanding the foregoing, all such additions, modifications and improvements which affect the structure of any of the Improvements, or which involve the expenditure of more than FIFTY THOUSAND DOLLARS
($50,000.00), shall be undertaken only upon compliance with the provisions of Section 6.26, all applicable Legal Requirements and all other applicable requirements of this Loan Agreement;
provided, however, that in the event of a bona fide emergency during which Borrower is unable to contact the appropriate representatives of Lender, Borrower may commence such additions, modifications and improvements as may be necessary in order to address such emergency without Lender's prior approval, as long as Borrower immediately thereafter advises Lender of such emergency and the nature and scope of the additions, modifications and improvements performed and obtains Lender's approval of the remaining work to be completed.
Any such addition, modification and improvement which affects the structure of any of the Mortgaged Improvements which is not a Capital
Addition or Material Structural Work shall be exempt from the requirements of Section 6.26 hereof.



7.  THE LENDER'S RIGHT TO MAKE PAYMENTS AND TAKE
OTHER ACTION

     The Lender may, after ten ( 10) Business
Days' prior notice to the Borrower of its intention so to do (except in an emergency when such shorter notice shall be given as is reasonable under the circumstances), pay any sums due or claimed to be due for labor or materials furnished in connection with the ownership, construction, development, maintenance, management, repair, use or operation of the Mortgaged Property, and any other sums which in the reasonable opinion of the Lender, or its attorneys, should be paid, and may take such other and further action which in the reasonable opinion of the Lender is necessary in order to secure the protection and priority of the security interests granted to the Lender pursuant to the Loan
Documents and the performance of all obligations under the Loan Documents. The Lender, in its sole and absolute discretion, may charge any such payments against any advance that may otherwise be due hereunder to the Borrower or may otherwise collect such amounts from the Borrower, and the Borrower agrees to repay to the Lender all such amounts, notwithstanding that the aggregate indebtedness of the Borrower to the Lender hereunder may exceed the Loan Amount. Any amount which is not so charged against advances due hereunder and all costs and expenses reasonably incurred by the Lender in connection therewith
(including, without limitation, attorneys' fees and expenses and court costs) shall be a demand obligation of the Borrower and, to the extent permitted -by applicable law, shall be added to the Loan Obligations and secured by the Liens created by the Loan Documents, as fully and effectively and with the same priority as every other obligation of the Borrower thereunder and, if not paid within ten (10) days after demand, shall thereafter, to the extent permitted under applicable law, bear interest at the Advances Rate until the date of payment.

     If the Borrower fails to observe or cause to be observed any of the provisions of this Agreement and such failure continues beyond any applicable notice or cure period provided for under this Agreement, the Lender or a lawfully appointed receiver of the Mortgaged Property, at their respective options, from time to time may perform, or cause to be performed, any and all repairs and such other work as they deem necessary to bring the Mortgaged Property into compliance with the provisions af this Agreement may enter upon the Mortgaged Property for any of the foregoing purposes, and the Borrower hereby waives any claim against the Lender or such receiver arising out of such entry or out of any other act carried out pursuant to this Section. All amounts so expended or incurred by the Lender and by such receiver and all costs and expenses reasonably incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of the Borrower to the Lender or such receiver, and, to the extent permitted by law, shall be added to the Obligations and shall be secured by the Liens created by the Loan Documents as fully and effectively and with the same priority as every other obligation of the Borrower secured thereunder and, if not paid within ten (10) days after demand, shall thereafter, to the extent permitted by applicable law, bear interest at the Advances Rate until the-date of payment.

8. INSURANCE; CASUALTY; TAKING

8.1 GENERAL INSURANCE REQUIREMENTS.

     The Borrower shall at its sole cost and
expense keep the Mortgaged Property and the business operations conducted thereon insured as set forth below.

     8.1.01 TYPES AND AMOUNTS OF INSURANCE.

          The Borrower's insurance shall include
          the following:

          A.   property loss and physical damage
               insurance on an all-risk basis
               (with only such exceptions as the
               Lender may in its reasonable
               discretion approve) covering the
               Mortgaged Property (exclusive of
               the Land) for its full replacement
               cost, which cost shall be reset
               once a year at the Lender's option,
               with an agreed-amount endorsement
               and a deductible not in excess of
               TWENTY FIVE THOUSAND DOLLARS
               ($25,000.00). Such insurance shall
               include, without limitation, the
               following coverages: (i) increased
               cost of construction, (ii) cost of
               demolition, (iii) the value of the
               undamaged portion of the Facility
               and (iv) contingent liability from
               the operation of building laws,
               less exclusions provided in the
               normal "All Risk" insurance policy.
               During any period of construction,
               such insurance shall be on a
               builder's-risk, completed value,
               non-reporting form with permission
               to occupy;

          B.   flood insurance (if the Mortgaged
               Property or any portion thereof is
               situated in an area which is
               considered a flood risk area by the
               U.S. Department of Housing and
               Urban Development or any other
               Governmental Authority that may in
               the future have jurisdiction over
               flood risk analysis) in limits
               reasonably acceptable to the Lender
               and subject to the availability of
               such flood insurance;

          C.   boiler and machinery insurance
               (including related electrical
               apparatus and components) under a
               standard comprehensive form,
               providing coverage against loss or
               damage caused by explosion of steam
               boilers, pressure vessels or
               similar vessels, now or hereafter
               installed on the Mortgaged
               Property, in limits reasonably
               acceptable to the Lender;
               earthquake insurance (if reasonably
               deemed necessary by the Lender) in
               limits and with deductibles
               reasonably acceptable to the
               Lender;

          E.           environmental impairment
               liability insurance (if available
               on commercially reasonable terms
               and deemed reasonably necessary by
               Lender) in limits and with
               deductibles reasonably acceptable
               to the Lender;

          F.           business interruption
               insurance in an amount equal to the
               aggregate amount of the principal
               and interest payments to be made in
               one year under the Note plus the
               aggregate sum of the

                        Impositions relating to
               the Mortgaged Property due and
               payable during one (1) year;

          G.          commercial general public
               liability insurance including
               coverages commonly found in the
               Broad Form Commercial Liability
               Endorsements with amounts not less
               than FIVE MILLION DOLLARS
               ($5,000,000) per occurrence with
               respect to bodily injury and death
               and THREE MILLION DOLLARS
               ($3,000,000) for property damage;

          H.          professional liability
               insurance in an amount not less
               than TEN MILLION DOLLARS
               ($10,000,000) for each medical
               incident;

          I.            physical damage insurance
               on an all-risk basis (with only
               such exceptions as the Lender in
               its reasonable discretion shall
               approve) covering the Borrower's
               tangible Personal Property for the
               full replacement cost thereof and
               with a deductible not in excess of
               one percent (1%) of the full
               replacement cost thereof;

          J.            Workers' Compensation and
               Employers' Liability Insurance
               providing protection against all
               claims arising out of injuries to
               all employees of the Borrower or of
               a sub-contractor (employed on the
               Mortgaged Properly or any portion
               thereof in amounts equal for
               Workers' Compensation, to the
               statutory benefits payable to
               employees in the state in which the
               Mortgaged Property is located and
               for Employers' Liability, to limits
               of not less than ONE HUNDRED
               THOUSAND DOLLARS ($100,000) for
               injury by accident, ONE HIINDRED
               THOUSAND DOLLARS ($100,000) per
               employee for disease and FIVE
               HUNDRED THOUSAND DOLLARS ($500,000)
               disease policy limit;

          K.           subsidence insurance (if
               deemed necessary by the Lender) in
               limits acceptable to the Lender;
               and

          L.      such other insurance as the
               Lender from time to time may
               reasonably require. and also, as
               may from time to time be required
               by applicable Legal Requirements.

     8.1.02 INSURANCE COMPANY REQUIREMENTS.

     All such insurance required by this Agreement or any of the other Loan Documents shall be issued and underwritten by insurance companies licensed to do insurance business by, and in good standing under the laws of, the state where the Mortgaged
Property is situated and which companies have and maintain a rating of A-X or better by A.M. Best
Co.

     8.1.03 POLICY REQUIREMENTS.

     Every policy of insurance from time to time required under this Agreement or any of the other
Loan Documents (other than worker's compensation) shall name the

Lender as loss payee, mortgagee, secured party and additional named insured as its interest may appear. If an insurance policy covers properties other than the Mortgaged Property, then the Lender shall be so named with respect only to the Mortgaged Property. Each such policy, where applicable or appropriate, shall:

     A. include an agreed amount endorsement and loss payee, additional named insured, mortgagee and secured patty endorsements, in forms acceptable to the Lender in its reasonable discretion;

     B.   provide that the coverages may not be
          canceled or materially modified or
          allowed to expire except upon thirty
          (30) days' prior written notice to the
          Lender;

     C. be payable to the Lender notwithstanding any defense or claim that the insurer may have to the payment of the same against any other Person holding any other interest in the Mortgaged
          Property;

     D.   be endorsed with standard
          noncontributory clauses in favor of and
          in form reasonably acceptable to the
          Lender;

     E. expressly waive any right of subrogation on the part of the insurer against the Lender or the Borrowing Group; and

     F.   otherwise be in such forms as shall be
          reasonably acceptable to the Lender.

     8.1.04  NOTICES; CERTIFICATES AND POLICIES.

     The. Borrower shall promptly provide to the Lender copies of any and all notices (including notice of non-renewal), claims and demands which the Borrower receives from insurers of the Mortgaged Property. At least ten (10) days prior to the expiration of any insurance policy required hereunder, the Borrower shall deliver to the Lender certificates and evidence of insurance relating to all renewals and replacements thereof, together with evidence, satisfactory to the Lender, of payment of the premiums thereon. The
Borrower shall deliver to the Lender original counterparts or copies certified by the insurance company to be true and complete copies, of all insurance policies required hereunder not later than ten (10) days after receipt thereof by the Borrower. Borrower shall use its best efforts to obtain such counterparts or copies within ninety
(90) days after the effective date of each such policy.

     8.1.05 THE LENDER'S RIGHT TO PLACE INSURANCE.

     If the Borrower shall fail to obtain any insurance policy required hereunder, or shall fail to deliver the certificate and evidence of insurance relating to any such policy to the Lender, or if any insurance policy required hereunder (or any part thereof shall expire or be canceled or become void or voidable by reason of any breach of any condition thereof or if the Lender determines that such insurance coverage is unsatisfactory by reason of the failure or impairment of the capital of any insurance company which wrote any such policy, upon demand by the Lender, the Borrower shall promptly but in any event no more than ten (10) days thereafter obtain new or additional insurance coverage on the Mortgaged Property, or for those risks required to be insured by the provisions hereof, satisfactory to the Lender, and, at its option, the Lender may obtain such insurance and pay the premium or premiums therefor; in which event, any amount so paid or advanced by the Lender and all costs and expenses reasonably incurred by the Lender in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of the Borrower to the Lender and, to the extent permitted by law, shall be added to the Loan
Obligations and shall be secured by the Liens created by the Loan Documents as fully and effectively and with the same priority as every other obligation of the Borrower secured thereunder and, if not paid within ten (10) days after demand, shall thereafter, to the extent permitted under applicable law, bear interest at the Advances Rate until the date of payment.

     8.1.06 PAYMENT OF PROCEEDS.

     All insurance policies required hereunder
(except for general public liability, professional liability and workers' compensation and employers liability insurance) shall provide that in the event of loss, injury or damage, all proceeds shall be paid to the Lender alone (rather than jointly to the Borrower and the Lender). The
Lender is hereby authorized to adjust and compromise any such loss with the consent of the Borrower or, following any Event of Default, whether or not cured, without the consent of the Borrower, and to collect and receive such proceeds in the name of the Lender and the Borrower, and the Borrower appoints the Lender (or any agent designated by the Lender) as the Borrower's attorney-in-fact with full power of substitution, to endorse the Borrower's name upon any check in payment thereof. Subject to the provisions of
Section 8.3 hereof, such insurance proceeds shall be applied first toward reimbursement of all costs and expenses reasonably incurred by the Lender in collecting said insurance proceeds, then toward payment of the Loan Obligations or any portion thereof, then due and payable, in such order as the Lender determines, and then in whole or in part toward restoration, repair or reconstruction of the Mortgaged Property for which such insurance proceeds shall have been paid. In the event the Lender shall apply such proceeds towards the repayment of the Loan Obligations, provided that no Loan Default then exists, no Prepayment Fee shall be due in connection therewith.

     8.1.07 IRREVOCABLE POWER OF ATTORNEY.

     The power of attorney conferred on the Lender pursuant to the provisions of Section 8.1, being coupled with an interest, shall be irrevocable for as long as this Agreement is in effect or any Loan
Obligations are outstanding, and shall not be affected by any disability or incapacity which the Borrower may suffer and shall survive the same.
Such power of attorney, is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

     8.1.08 BLANKET POLICIES.

     Notwithstanding anything to the contrary contained herein, the Borrower's obligations to carry the insurance required hereunder may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by the Borrower and its Affiliates;
provided, however, that the coverage afforded to the Lender shall not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Agreement by reason of the use of such blanket policy of insurance, and provided, further, that the requirements of
Section 8.1 are otherwise satisfied.

     8.1.09 NO SEPARATE INSURANCE.

     The Borrower shall not, on the Borrower's own initiative or pursuant to the request or requirement of any other Person, take out separate insurance concurrent in form or contributing in the event of loss with the insurance required hereunder to be furnished by the Borrower, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless (a) all parties having an insurable interest in the subject matter of the insurance, including the Lender, are included therein as additional insureds and (b) losses are payable under said insurance in the same manner as losses are required to be payable under this Agreement. The Borrower shall immediately notify the Lender of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional insurance policy or policies.

     8.1.10 ASSIGNMENT OF UNEARNED PREMIUMS.

     The Borrower hereby assigns to the Lender all rights of the Borrower in and to any unearned premiums on any insurance policy required hereunder to be furnished by the Borrower which may become payable or are refundable after the occurrence of an Event of Default hereunder. In the event of a foreclosure of the Mortgaged
Property or a conveyance of the Mortgaged Property in connection with a deed-in-lieu of foreclosure transaction, the insurance policies required to be maintained hereunder, including all right, title and interest of the Borrower thereunder, shall become the absolute property of the Lender subject to any limitation on assignment provided for therein.

8.2 FIRE OR OTHER CASUALTY OR CONDEMNATION.

     8.2.01 RESTORATION FOLLOWING FIRE, CASUALTY
     OR CONDEMNATION.

     In the event of any damage or destruction to the Mortgaged Property by reason of fire or other hazard or casualty (a "Casualty") or a taking by power of eminent domain or conveyance in lieu thereof of all or any portion of the Mortgaged
Property (a "Condemnation"), the Borrower shall give immediate written notice thereof to the Lender and, subject to the terms of Section 8.3 hereof, the Borrower shall proceed with reasonable diligence, in full compliance with all applicable
Legal Requirements, to perform such repairs, replacement and reconstruction work (hereinafter referred to as the "Work") to restore the Mortgaged Property to the condition it was in immediately prior to such damage or destruction and to a condition adequate to operate the Facility for its Primary Intended Use and in compliance with Legal Requirements. All Work shall be performed and completed in accordance with all Legal Requirements and the other requirements of this Agreement within one hundred and twenty (120) days following the occurrence of the damage or destruction plus a reasonable time to compensate for Unavoidable Delays (including for the purposes of this paragraph, delays in obtaining Permits and in adjusting insurance losses), but in no event beyond two-hundred and seventy (270) days following the occurrence of the Casualty or the Condemnation.

     8.2.02 PROCEDURES.

     In the event that any Casualty or
Condemnation results in non-structural damage to the Mortgaged Properly in excess of FIFTY THOUSAND
DOLLARS ($50,000), or in any structural damage to the Mortgaged Property regardless of the extent of such structural damage, or in any event of Condemnation, prior to commencing the Work, the

Borrower - shall comply with the following requirements:

     A. The Borrower shall furnish to the Lender complete plans and specifications for the Work (collectively, the "Plans and Specifications"), for the Lender's approval, in each instance, which approval shall not be unreasonably withheld. The Plans and Specifications shall bear the signed approval thereof by an architect, licensed to do business in the state where the Mortgaged
          Property is located, reasonably
          satisfactory to the Lender and shall be
          accompanied by a written estimate from
          the architect, bearing the architect's
          seal, of the entire cost of completing
          the Work, and to the extent feasible,
          the Plans and Specifications shall
          provide for Work of such nature, quality and extent, that, upon the completion thereof, the Mortgaged Property shall be at least equal in value and general utility to its value and general utility prior to the Casualty or Condemnation and shall be adequate to operate the Facility for its Primary Intended Use;

     B. The Borrower shall furnish to the Lender certified or photostatic copies of all Permits and Contracts required by all applicable Legal Requirements in connection with the commencement and conduct of the Work to the extent the same can be secured in the ordinary course prior to the commencement of construction;

     C. The Borrower shall furnish to the Lender a cash deposit or a payment and performance bond sufficient to pay for completion of and payment for the Work in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of properly insurance proceeds, if any, then held by the Lender and which the Lender shall be required to apply toward restoration of the Mortgaged Property as provided in Section 8.3;

     D. The Borrower shall furnish to the Lender such insurance with respect to the Work
          (in addition to the insurance required
          under Section 8.1 hereof in such amounts and in such forms as is reasonably required by the Lender; and

     E.   The Borrower shall not commence any of
          the Work until the Borrower shall have
          complied with the requirements set forth in clauses A through D immediately above, as applicable, and thereafter the Borrower shall perform the Work diligently, in a good and workmanlike fashion and in good faith in accordance with (i) the Plans and Specifications referred to clause A immediately above,
          (ii) the Permits and Contracts referred
          to in clause B immediately above and
          (iii) all applicable Legal Requirements
          and other requirements of this
          Agreement; provided, however, that in
          the event of a bona fide emergency
          during which Borrower is unable to
          contact the appropriate representatives
          of Lender, Borrower may commence such
          Work as may be necessary in order to
          address such emergency without Lender's
                    prior approval, as long as
          Borrower immediately thereafter advises
          Lender of such emergency and the nature
          and scope of the Work performed and
          obtains Lender's approval of the
          remaining Work to be completed.

     8.2.03 DISBURSEMENT OF INSURANCE PROCEEDS AND
CONDEMNATION AWARDS.  If, as provided in Section
8.3, Lender is required to apply any Condemnation awards or property insurance proceeds toward repair or restoration of the Mortgaged Property, then as long as the Work is being diligently performed by Borrower in accordance with the terms and conditions of this Loan Agreement, Lender shall disburse such insurance proceeds or Condemnation awards from time to time during the course of the Work in accordance with and subject to satisfaction of the following provisions and conditions. Lender shall not be required to make disbursements more often than at thirty (30) day intervals. Borrower shall submit a written request for each disbursement at least ten (IO) Business
Days in advance and shall comply with the following requirements in connection with each disbursement:


               (a) Prior to the commencement of
          any Work, Borrower shall have received
          Lender's written approval of the Plans
          and Specifications (which approval shall not be unreasonably withheld) and the Work shall be supervised by an experienced construction manager with the consultation of an architect or engineer qualified and licensed to do business in the state where the Mortgaged Property is located (in the event Lender reasonably determines that the Work is of a nature for which the involvement of such architect or engineer is appropriate). Borrower shall not make any changes in, and shall not permit any changes in, the quality of the materials to be used in the Work, the Plans and Specifications or the Work, whether by change order or otherwise, without the prior written consent of Lender, in each instance
          (which consent may be withheld in
          Lender's sole and absolute discretion);
          provided, however, that such consent
          shall not be required for any individual change which has been approved by the architect, which does not materially affect the structure or exterior of the Facility, and the cost of which does not exceed TEN THOUSAND DOLLARS ($10,000) or which changes, in the aggregate, do not exceed ONE HUNDRED THOUSAND DOLLARS
          ($100,000) in cost. Notwithstanding the
          foregoing, prior to making any change in Plans and Specifications, copies of all change orders shall be submitted by Borrower to Lender and Borrower shall also deliver to Lender evidence satisfactory to Lender, in its reasonable discretion, that all necessary Permits and/or Contracts required by any Governmental Authority in connection therewith have been obtained or entered into, as the case may be.

               (b) Each request for payment shall
          be accompanied by (x) a certificate of
          the architect or engineer, bearing the
          architect's or engineer's seal, and (y)
          a certificate of the general contractor, qualified and licensed to do business in the state where the Mortgaged Property is located, that is performing the Work
          (collectively, the "Work -
          Certificates"), each dated not more than ten (10) days prior to the application for withdrawal of funds, and each stating:

               (i)  that all of the Work performed
                    as of the date of the
                    certificates has been
                    completed in compliance with
                    the approved Plans and
                    Specifications, applicable
                    Contracts and all applicable
                    Legal Requirements; .

               (ii) that the sum then requested to
                    be withdrawn has been paid by
                    Borrower or is justly due to
                    contractors, subcontractors,
                    materialmen, engineers,
                    architects or other Persons,
                    whose names and addresses
                    shall be stated therein, who
                    have rendered or furnished
                    certain services or materials
                    for the Work, and the
                    certificate shall also include
                    a brief description of such
                    services and materials and the
                    principal subdivisions or
                    categories thereof and the
                    respective amounts so paid or
                    due to each of said Persons in
                    respect thereof and stating
                    the progress of the Work up to
                    the date of said certificate;

               (iii)     that the sum then
                    requested to be withdrawn,
                    plus all sums previously
                    withdrawn, do not exceed the
                    cost of the Work insofar as
                    actually accomplished up to
                    the date of such certificate;

               (iv) that the remainder of the
                    funds held by Lender will be
                    sufficient to pay for the full
                    completion of the Work in
                    accordance with the Plans and
                    Specifications;
               (v)  that no part of the cost of
                    the services and materials
                    described in the applicable
                    Work Certificate has been or
                    is being made the basis of the
                    withdrawal of any funds in any
                    previous or then pending
                    application; and

               (vi) that, except for the amounts,
                    if any, specified in the
                    applicable Work Certificate to
                    be due for services and
                    materials, there is no
                    outstanding indebtedness
                    known, after due inquiry,
                    which is then due and payable
                    for work, labor, services or
                    materials in connection with
                    the Work which, if unpaid,
                    might become the basis of a
                    vendor's, mechanic's,
                    laborer's or materialman's
                    statutory or other similar
                    Lien upon the Mortgaged
                    Property.

               (c) Borrower shall deliver to
          Lender satisfactory evidence that the
          Mortgaged Property and all materials and all property described in the Work
          Certificates are free and clear of
          Liens, except (i) Liens, if any,
          securing indebtedness due to Persons
          (whose names and addresses and the
          several amounts due them shall be stated therein) specified in an applicable Work
          Certificate, which Liens shall be
          discharged upon disbursement of the
          funds then being requested or duly
          contested in accordance with the terms
          of this Loan Agreement and (ii) the
          Permitted Encumbrances. Lender shall
          accept as satisfactory evidence of the
          foregoing lien waivers in customary form from the general contractor and all subcontractors performing the Work, together with an endorsement of its title insurance policy (relating to the Mortgaged Property) in form acceptable to Lender, dated as of the date of the making of the then current disbursement, confirming the foregoing.

               (d) If the Work involves alteration
          or restoration of the exterior of any
          Improvement that changes the footprint
          of any Improvement, Borrower shall
          deliver to Lender, upon the request of
          Lender, an "as-built" survey of the
          Mortgaged Property dated as of a date
          within ten (I 0) days prior to the
          making of the first and final advances
          (or revised to a date within ten (10)
          days prior to each such advance) showing no encroachments other than such encroachments, if any, by the
          Improvements upon or over the Permitted
          Encumbrances as are in existence as of
          the date hereof.


               (e) Borrower shall deliver to
          Lender (i) an opinion of counsel
          (satisfactory to Lender both as to
          counsel and as to the form of opinion)
          prior to the first advance opining that
          all necessary Permits for the repair,
          replacement and/or restoration of the
          Mortgaged Property which can be obtained in the ordinary course as of said date have been obtained and that the Mortgaged Property, if repaired, replaced or rebuilt in accordance, in all material respects, with the approved
          Plans and Specifications and such
          Permits, shall comply with all
          applicable Legal Requirements subject to such limitations as may be imposed on such opinion under local law and (ii) if applicable, an architect's certificate
          (satisfactory to Lender both as to the
          architect and as to the form of the
          certificate) prior to the final advance, certifying that the Mortgaged Property was repaired, replaced or rebuilt in accordance, in all material respects, with the approved Plans and
          Specifications and complies with all
          applicable Legal Requirements,
          including, without limitation, all
          Permits referenced in the foregoing
          clause (i).

               (f)  There shall be no Loan Default
          or  any  state  of facts or circumstance
          existing  which,  with  the  giving   of
          notice and/or the passage of time, would constitute any Loan Default.

Lender, at its option, may waive any of the foregoing requirements in whole or in part in any instance. Upon compliance by Borrower with the foregoing requirements (except for such requirements, if any, as Lender may have expressly elected to waive), and to the extent of (x) the insurance proceeds, if any, which Lender may be required to apply to restoration of the Mortgaged
Property pursuant to the provisions of this Loan
Agreement and (y) all other cash deposits made by Borrower, Lender shall make available for payment to the Persons named in the Work Certificate the respective amounts stated in said certificate(s) to be due, subject to a retention often percent
(l0%) as to all hard costs of the Work (the
"Retainage"). It is understood that the Retainage is intended to provide a contingency fund to assure Lender that the Work shall be fully completed in accordance with the Plans and Specifications and the requirements of Lender.
Upon the full and final completion of all of the Work in accordance with the provisions hereof, the Retainage shall be made available for payment to those Persons entitled thereto.

Upon completion of the Work, and as a condition precedent to making any further advance, in addition to the requirements set forth above, Borrower shall promptly deliver to Lender:

     (i)  if applicable, written certificates of
          the architect or engineer, bearing the
          architect's or engineer's seal, and the
          general contractor, certifying that the
          Work has been fully completed in a good
          and
                   workmanlike manner in material
          compliance with the Plans and
          Specifications and all applicable Legal
          Requirements;

     (ii) an endorsement of its title insurance policy (relating to the Mortgaged
          Property) in form reasonably acceptable
          to Lender insuring the Mortgaged
          Property against all mechanic's and
          materialman's liens accompanied by the
          final lien waivers from the general
          contractor and all subcontractors;

     (iii)  a certificate by Borrower in form and
          substance reasonably satisfactory to
          Lender, listing all costs and expenses
          in connection with the completion of the Work and the amount paid by Borrower with respect to the Work; and

     (iv) a temporary certificate of occupancy (if obtainable) and all other applicable
          Permits and Contracts issued by or
          entered into with any Governmental
          Authority with respect to the Primary
          Intended Use not already delivered to
          Lender and, to the extent applicable,
          the Other Permitted Uses and by the
          appropriate Board of Fire Underwriters
          or other similar bodies acting in and
          for the locality in which the Mortgaged
          Property is situated with respect to the Facility; provided, that within thirty
          (30) days after completion of the Work,
          Borrower shall obtain and deliver to
          Lender a permanent certificate of
          occupancy for the Mortgaged Properly,
          subject to seasonal delays.

     Upon completion of the Work and delivery of the documents required pursuant to the provisions of this Section 8.2, Lender shall pay the Retainage to Borrower or to those Persons entitled thereto and if there shall be insurance proceeds, awards or cash deposits, other than the Retainage, held by Lender in excess of the amounts disbursed pursuant to the foregoing provisions, then provided that no Loan Default has occurred and is continuing, nor any state of facts or circumstances which, with the giving of notice and/or the passage of time would constitute a Loan
Default, Lender shall pay over such proceeds, awards or cash deposits to Borrower.

     No inspections or any approvals of the Work during or after construction shall constitute a warranty or representation by Lender, or any of its agents, as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including, without limitation, any fixtures, equipment or furnishings, or as to the subsoil conditions or any other physical condition or feature pertaining to the Mortgaged
Property. All acts, including any failure to act, relating to Lender are performed solely for the benefit of Lender to assure the payment and performance of the Loan Obligations and are not for the benefit of Borrower or the benefit of any other Person.

8.3 DISPOSITION OF INSURANCE PROCEEDS AND
CONDEMNATION AWARDS.

     8.3.01 PROCEEDS TO BE RELEASED TO PAY FOR
     WORK.

     In the event of any Casualty or Condemnation, except as provided in Section 8.3.02, the Lender agrees to make insurance proceeds or Condemnation awards available to the Borrower for repair or restoration of the Mortgaged Property, provided that:

          A.   The Mortgaged Property has not been
               rendered Unsuitable for its Primary
               Intended Use or temporarily
               Unsuitable For Its Primary Intended
               Use for a period that is likely to
               or which does, subject to
               Unavoidable Delays, exceed two
               hundred seventy (270) days.

          B.   No Loan Default shall then exist,
               nor any state of facts or
               conditions which, with the giving
               of notice or passage of time, or
               both, would constitute such a Loan
               Default;

          C.   The Borrower demonstrates to the
               Lender's satisfaction that the
               Borrower has the financial ability
               to satisfy its obligations under
               the Loan Documents during such
               repair or restoration;

            D. No Lease material to operation of
               the Facility immediately prior to
               such Casualty or Condemnation shall
               have been canceled or terminated,
               nor contain any still exercisable
               right to cancel or terminate, due
               to such Casualty or Condemnation if
               and to the extent that the income
               from such Lease is necessary in
               order to avoid the violation of any
               of the financial covenants set
               forth in this Agreement or
               otherwise to avoid the creation of
               a Loan Default;

          E.   The insurance proceeds or
               Condemnation awards are released
               under the funding arrangements
               specified in Section 8.2 hereof;

          F.   Borrower will be reasonably likely
               to obtain within 90 days all
               necessary. Permits in order to
               perform all Work;

          G.   If such Casualty or Condemnation
               occurs during the last twenty four
               (24) months of the Term, the Work
               would take less than nine (9)
               months to complete; and

          H.   The Mortgaged Property continues to
               comply with all Legal Requirements
               after such Casualty or
               Condemnation.

     8.3.02 PROCEEDS NOT TO BE RELEASED TO PAY FOR
     WORK
     If the conditions set forth in Section 8.3.01 are not satisfied the Lender will not be required to make the insurance proceeds or Condemnation awards available for repair or restoration of the Mortgaged Property. In such case, such proceeds or awards shall be applied to reduce Loan
Obligations, in which event the Borrower shall not be obligated to repair or restore the Mortgaged
Property. Any application of such proceeds or awards toward payment of the Loan Obligations shall be at par without any Prepayment Fee and the monthly payments due under the Note shall be adjusted accordingly based upon the then outstanding principal balance of the Loan (after application of the insurance proceeds to the, Loan
Obligations and in accordance with an amortization schedule reasonably acceptable to Lender and Borrower; provided, however, that if there then exists any Loan Default, the Prepayment Fee shall also be due.

     Furthermore, if the Lender is not required to and elects not to make the insurance proceeds or Condemnation awards available for the repair and restoration of the Mortgaged Property, in addition to applying such proceeds or awards to the Loan

Obligations, as aforesaid, the Lender, at its option and in its sole and absolute discretion, may elect to declare the Loan Obligations due and payable upon sixty (60) days' prior written notice to the Borrower. Upon such acceleration, provided that no Loan Default then exists, the Borrower shall not be required to pay a Prepayment Fee to the Lender.

     8.3.03 THE BORROWER RESPONSIBLE FOR SHORT-
     FALL.

     If the cost of the Work exceeds the amount of proceeds received by the Lender from the property insurance required under this Agreement or the amount of the Condemnation award received by the Lender in accordance with the terms hereof(net of costs and expenses incurred by the Lender in collecting the same); the Borrower shall be obligated to contribute any excess amount needed to repair or restore the Mortgaged Properly and pay for the Work. Such amount shall be paid by the Borrower to the Lender together with any other property insurance proceeds for application to the cost of the Work. .

     8.3.04 SPECIAL RIGHT TO REBUILD

        Anything contained in Section 8.3.02 above notwithstanding, if following any Casualty,
     Borrower will be unable, as a result of any applicable Legal Requirements, to rebuild and. operate the Facility for the Primary
     Intended Use and, if applicable, the (Other
     Permitted Uses, but will be able to rebuild and operate an assisted living facility (the
     "New Use Facility") providing substantially similar services as the Facility immediately prior to such Casualty and having units equal in number to at least seventy-five per cent
     (75%) of the number of units included in the Primary Intended Use (the "New Primary
     Intended Use"), as in effect immediately prior to any such Casualty, then, Borrower may rebuild the New Use Facility in accordance with the terms and provisions of
     Article 8, so long as (a) Borrower is
     otherwise able to comply with, and does
     comply with, all of the terms and conditions of Article 8 and (b) the projections for the New Use Facility, as reasonably approved by Lender, indicate that Borrower shall be able to maintain for the New Use Facility, for each Fiscal Quarter of the Term, including all Extended Terms (as defined in the Note, commencing with the first Fiscal Quarter following the first anniversary of the earlier of the issuance of a temporary certificate of occupancy therefor or the completion of the Work, a Debt Coverage Ratio equal to or greater than I.1 to 1 (the
     "Minimum Coverage Ratio"). In such case, for purposes of compliance with the terms and conditions of this Article 8 by Borrower and for the balance of the Term following such Casualty, the Primary Intended Use shall be deemed to be the New Primary Intended Use and the Facility shall be deemed to be the New
     Use Facility. Borrower shall deliver to
     Lender the projections referred to in clause
     (b) above, together with calculations, based thereon, showing the Minimum Coverage Ratio, prior to the commencement of any Work.

8.4 THE BORROWER'S PROPERTY:

     All insurance proceeds payable by reason of any loss of or damage to any of the Borrower's
Personal Property shall be paid to the Lender as secured party and shall be paid by the Lender to the Borrower to reimburse the Borrower for the cost of repairing or replacing the damaged
Personal Property subject to the provisions and conditions set forth in the other provisions of this Agreement, mutatis, mutandis.

8.5 RESTORATION OF THE BORROWER'S PROPERTY.

     If the Borrower is required or elects to restore the Facility, the Borrower shall either
(a) restore all alterations and improvements made by the Borrower, and the Borrower's Personal
Property, or (b) replace such alterations and improvements and the Borrower's Personal Property with improvements or items of the same or better quality and utility in the operation of the Mortgaged Property; provided, however, that
Borrower shall be obligated to restore the Tangible Personal Property only to the extent desirable for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.

8.6 OBLIGATION TO ACCOUNT.

     Upon the Borrower's written request, which may not be made more than once in any three (3) month period, the Lender shall provide the Borrower a written accounting of the application of all insurance proceeds received by the Lender.

8.7  INTENTIONALLY DELETED

8.8  RENT LOSS AND/OR BUSINESS INTERRUPTION
  INSURANCE PROCEEDS.

     Provided that no Loan Default then exists and no state of facts exists which, with the giving of notice or passage of time, or both, would constitute a Loan Default, then the Lender shall direct all rent loss and/or business interruption insurance proceeds (collectively the "Rent
Insurance Proceeds") to be paid to Borrower. If a Loan Default or such state of facts exists which, with the giving of notice or passage of time, or both, would constitute a Loan Default, then such Rent Insurance Proceeds may be applied by the Lender, at the Lender's option, toward payment of the Loan Obligations and/or to the payment of the cost of such repair, replacement or restoration of the Facility, and/or to the payment of any Imposition required to be paid by the Borrower
(the nonpayment of which is a default under this Agreement), and/or to the payment of any monthly tax deposit, any monthly insurance deposit or other amount required to be paid by the Borrower under the provisions of this Agreement.

9. PERMITTED CONTESTS
9.1 BORROWER'S RIGHT TO CONTEST.

     Unless a Loan Default or any state of facts which, with the giving of notice or the passage of time or both would constitute a Loan Default then exists, upon prior written notice to the Lender, any member of the Borrowing Group at their sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence (until the resolution thereof, the amount, validity or application, in whole or in part, of any Imposition, any Legal Requirement, the decision of any Governmental Authority related to the operation of the Mortgaged Property for its Primary Intended Use or any Lien or claim not otherwise permitted by in this Agreement;
provided, that (a) prior written notice of such contest is given to the Lender, (b) in the case of an unpaid Imposition, Lien or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from the Lender and/or any member of the Borrowing Group and compliance by any applicable member of the Borrowing Group with the contested Legal
Requirement or other matter may legally be delayed pending the prosecution of any such proceeding without the occurrence or creation of any additional Lien, charge or liability of any kind against the Mortgaged Property, (c) neither the

Mortgaged Property nor any interest of the Lender therein would be in any immediate danger of being sold, forfeited, attached or lost as a result of such proceeding, (d) in the case of a Legal
Requirement, neither the Lender nor any member of the Borrowing Group would be in any intermediate danger of civil or criminal liability for failure to comply therewith pending the. outcome of such proceedings, (e) in the event that any such contest shall involve a sum of money or potential loss in excess of TWENTY FIVE THOUSAND DOLLARS
($25,000), then, in any such event, the Borrower shall deliver to the Lender an Officer's
Certificate and opinion of counsel, if the Lender deems the delivery of an opinion to be appropriate, opinion as to the validity of the statements set forth in clauses (b), (c) and (d), to the extent applicable, (f) the Borrower shall give such cash security (or letter of credit in form and substance acceptable to the Lender) as may be demanded in good faith by the Lender to insure the ultimate payment of any fine, penalty, interest or cost and to prevent any sale or forfeiture of the affected portion of the Mortgaged Property by reason of such non-payment or non-compliance, (g) if such contest be finally resolved against the Lender or any member of the Borrowing Group, the Borrower shall promptly pay
(or cause to be paid) the amount required to be paid, together with all interest and penalties accrued thereon and, if applicable, the Borrower, shall comply with and shall cause any Borrower and any Manager to comply with the applicable Legal
Requirement and (h) no state of facts or circumstance exist which constitutes, or with the passage of time and/or the giving of notice, could constitute a Loan Default; provided, however, the provisions of this Section 9 shall not be construed to permit the Borrower to contest the payment of any other sums payable by the Borrower to the Lender under any of the Loan Documents.

9.2 LENDER'S COOPERATION.

     Lender, at Borrower's sole cost and expense, shall execute and deliver to Borrower such authorizations and other documents as may reasonably be required in any such contest, so long as the same does not expose Lender to any civil or criminal liability, and, if reasonably requested by Borrower, of if Lender so desires, Lender shall join as a party therein.

9.3 BORROWER'S INDEMNITY.

     Borrower shall indemnify, defend (with
counsel acceptable with Lender) and save Lender harmless against any liability, cost or expense of any kind, including, without limitation, attorneys' fees and expenses that may be imposed upon Lender in connection with any such contest and any loss resulting therefrom and in the enforcement of this indemnification.

10. EVENTS OF DEFAULT

     Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Lender to exercise its remedies hereunder and under any of the other Loan Documents:

     A.   any  failure of the Borrower to pay  any
          amount due hereunder or under any of the
          other  Loan  Documents within  ten  (10)
          days   following  the  date  when   such
          payment was due;

     B.        any failure in the observance or
          performance of any other covenant, term, condition. or warranty provided in this Agreement or any of the other Loan
          Documents, other than the payment of any monetary
                   obligation and other than as
          specified in subsections (C) through (V) below (referred to herein as a "Failure to Perform"), continuing for thirty (30) days after the giving of notice by the Lender to the Borrower specifying the nature of the Failure to Perform; except as to matters not susceptible to cure within thirty (30) days, provided that with respect to such matters, (i) the Borrower commences the cure thereof within thirty (30) days after the giving of such notice by the Lender to the Borrower, (ii) the Borrower continuously prosecutes such cure to completion,
          (iii) such cure is completed within one
          hundred twenty (120) days after the
          giving of such notice by the Lender to
          the Borrower and (iv) such Failure to
          Perform does not impair the Lender's
          rights with respect to the Mortgaged
          Property or otherwise impair the
          Collateral or the Lender's security
          interest therein;

     C.      the occurrence of any default or
          breach of condition continuing beyond
          the expiration of the applicable notice
          and grace periods, if any, under any of
          the other Loan Documents;

     D.      if any representation, warranty or
          statement contained herein or in any of
          the other Loan Documents proves to be
          untrue in any material respect as of the date when made or at any time during the Term if such representation or warranty is a continuing representation or warranty pursuant to Section 6.5;

     E.      if any member of the Borrowing Group
          shall (i) voluntarily be adjudicated a
          bankrupt or insolvent, (ii) seek or
          consent to the appointment of a receiver or trustee for itself or for the Mortgaged Property, (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (iv) make a general assignment for the benefit of creditors,
          (v) make or offer a composition of its
          debts with its creditors or (vi) be
          unable to pay its debts as such debts
          mature;

     F.      if any court shall enter an order
          judgment or decree appointing, without
          the consent of any member of the
          Borrowing Group, a receiver or trustee
          for such member or for any of the
          Mortgaged Property, and such order,
          judgment or decree shall remain in
          force, undischarged or unstayed; ninety
          (90) days after it is entered;

     G.       if any petition is filed against any
          member of the Borrowing Group which seeks relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction and such petition is not dismissed within ninety (90) days after it is filed;

     H.      in the event that, without the prior
          written consent of the Lender, in each
          instance, which consent may be withheld
          by the Lender in its sole and absolute
          discretion:

          i.    all or any portion of the interest
                of any partner, shareholder or
                member in any member of the
                Borrowing Group (other than
                Guarantor) shall be, on any one or
                more occasions, directly or
                indirectly, sold, assigned,
                hypothecated or otherwise
                transferred (whether by operation
                of law or
                           otherwise), if such
                member of the Borrowing Group
                shall be a partnership, joint
                venture, syndicate or other group,
                without the prior written consent
                of Lender, in each instance, which
                consent may be withheld by Lender
                in its reasonable discretion, with
                respect to a sale, assignment,
                hypothecation or other transfer to
                an Affiliate of Borrower, the
                business and activities of which
                are limited to those subject to
                the Meditrust/Emeritus Transaction
                Documents (as defined in the
                Agreement Regarding Related
                Transactions) to which such
                Affiliate is a party, and in all
                other cases, in its sole and
                absolute discretion;

          ii.  the shares of the issued and
               outstanding capital stock of any
               member of the Borrowing Group
               (other than Guarantor) shall be, on
               any one or more occasions, directly
               or indirectly, sold, assigned,
               hypothecated or otherwise
               transferred (whether by operation
               of law or otherwise), if such
               member of the Borrowing Group shall
               be a corporation; without the prior
               written consent of Lender, in each
               instance, which consent may be
               withheld by Lender in its
               reasonable discretion with respect
               to a sale, assignment,
               hypothecation or other transfer to
               a Meditrust/Emeritus Transaction
               Affiliate and in all other cases,
               in its sole and absolute
               discretion; or

          iii. all or any portion of the
               beneficial interest in any member
               of the Borrowing Group (other than
               Guarantor) shall be, directly or
               indirectly, sold or. otherwise
               transferred (whether by operation
               of law or otherwise), if such
               member of the Borrowing Group shall
               be a trust, without the prior
               written consent of Lender, in each
               instance, which consent may be
               withheld by Lender in its
               reasonable discretion with respect
               to a sale, assignment,
               hypothecation or other transfer to
               a Meditrust/Emeritus Transaction
               Affiliate and in all other cases,
               in its sole and absolute
               discretion;

     Notwithstanding the foregoing, no consent of Lender to a pledge by Borrower of its stock to a lender of a Working Capital Loan satisfying the requirements of Section 4.4 shall be required (a
"Working Capital Stock Pledge").

     J. the occurrence of a default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, in connection with the payment or performance of any other material obligation of the
          Borrower, if the applicable creditor or
          obligee elects to declare the
          obligations of the Borrower or the
          applicable Borrower under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee, or, whether or not such creditor or obligee has so elected or exercised such creditor's or obligee's rights and remedies

     K.           may involve or result in the
          taking of possession of or the creation
          of a lien on the. Mortgaged Property;
          provided, however, that in any event,
          the election by the applicable creditor
          or obligee to declare the obligations of the Borrower or- the applicable Borrower under the applicable agreement due and
          payable or to exercise any other right
          or remedy available to such creditor or
          obligee shall be an Event of Default
          hereunder only if such obligations,
          individually or in the aggregate, are in excess of TWO HUNDRED FIFTY THOUSAND
          DOLLARS ($250,000);K. the occurrence of
          a Related Party Default;

     L.           the occurrence of any default or
          breach of condition which is not cured
          within any applicable period under a
          Working Capital Loan secured by a
          Working Capital Stock Pledge (or any
          documents executed in connection
          therewith) or the exercise of any
          ownership rights by the lender of a
          Working Capital Loan secured by a
          Working Capital Stock Pledge;

     M.          except as a result of any
          Casualty or a partial or complete
          Condemnation, if the Borrower ceases
          operation of the Facility for a period
          in excess of thirty (30) days (referred
          to herein as a "Failure to Operate");

     N.          if one or more judgments against
          the Borrower or attachments against the
          Mortgaged Property which in the
          aggregate exceed TWO HUNDRED FIFTY
          THOUSAND DOLLARS ($250,000) or which may materially and adversely interfere with the ownership and/or the operation of the Facility remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days;

     O.          if any malpractice award or
          judgment exceeding any applicable
          professional liability insurance
          coverage by more than FIVE HUNDRED
          THOUSAND DOLLARS ($500,000) shall be
          rendered against any member of the
          Borrowing Group and either (i)
          enforcement proceedings shall have been
          commenced by any creditor upon such
          award or judgment or (ii) such award or
          judgment shall continue unsatisfied and
          in effect for a period of ten (10)
          consecutive days without an insurance
          company satisfactory to the Lender (in
          its sole and absolute discretion) having agreed to fund such award or judgment in a manner satisfactory to the Lender (in its sole and absolute discretion) and in either case such award or judgment shall, in the reasonable opinion of the Lender, have a material adverse affect on the ability of any member of the Borrowing Group to operate the Facility;

     P.           if any Provider Agreement
          material to the operation or financial
          condition of the Mortgaged Property
          shall be terminated prior to the
          expiration of the term thereof or,
          without the prior written consent of the Lender, in each instance, which consent may be withheld in the Lender's reasonable discretion, shall not be renewed or extended upon the expiration of the
          stated term thereof;

     Q.   if, after the Borrower has obtained
          approval for participation in the
          Medicare and/or. Medicaid programs with
          regard to the operation of the Facility, a final unappealable determination is made by the applicable Governmental
          Authority that the Borrower shall have
          failed to comply with applicable
          Medicare and/or Medicaid regulations in
          the operation of the Facility, as a
          result of which failure the Borrower is
                   declared ineligible to continue
          its participation in the Medicare and/or
          Medicaid programs; and such
          determination could reasonably be
          expected to have a material adverse
          effect on the operation or financial
          condition of the Mortgaged Property;

     R.   if any member of the Borrowing Group
          receives notice of a final unappealable
          determination by applicable Governmental
          Authorities of the revocation of any
          Permit required for the lawful
          construction or operation of the
          Facility in accordance with its Primary
          Intended Use or, if applicable, the
          Other Permitted Uses; or the loss of any Permit under any other circumstances under which any member of the Borrowing
          Group is required to cease the operation of the Facility in accordance with its Primary Intended Use and the Other
          Permitted Uses;

     S.   any failure to maintain the insurance
          required pursuant to Section 8 of this
          Agreement in force and effect at all
          times until the Loan Obligations are
          fully paid and performed and the
          Mortgage is discharged;

     T.   the entry of an order by a Court with
          jurisdiction over the Mortgaged Property to close the Facility, to transfer one or more residents from the Facility as a result of an allegation of abuse or neglect or to take any action to eliminate an emergency situation then existing at the Facility, if such order has not been stayed pending appeal within ten (10) days following such entry;

     U.           the appointment of a temporary
          manager (or operator) for the Mortgaged
          Property by any Governmental Authority;

     V.           any failure to replenish the
          Cash Collateral in accordance with the
          terms of the Deposit Pledge Agreement,
          if so required under Section 1 of the
          Deposit Pledge Agreement;

     W.          except as expressly permitted by
          the Loan Documents, if, without the
          prior written consent of Lender in each
          instance, which consent may be withheld
          by Lender in its sole and absolute
          discretion, Borrower's interest, or any
          interest of a Lessee which is an
          Affiliate of Borrower, in the Mortgaged
          Property shall be, directly or
          indirectly, mortgaged, encumbered (by
          any voluntary or involuntary Lien other
          than the Permitted Encumbrances),
          subleased, sold, assigned, hypothecated
          or otherwise transferred (whether by
          operation of law or otherwise) or upon
          the sale, exchange, assignment,
          transfer, conveyance or other
          disposition of all or any portion of the Mortgaged Property oz the Leases oz
          Rents (or any interest thereon) ;

     X.   the occurrence of any default or breach
          of condition continuing for more than
          thirty. (30) days under any credit
          agreement, loan agreement or other
          agreement establishing a major line of
          credit (including, without limitation, a major line of credit or a Working
          Capital Loan which is not secured by a
          Working Capital Stock Pledge)(or any
          documents executed in connection with
          such lines of credit) on behalf of
          Guarantor without regard to whether the
          applicable creditor has
                   elected to declare the
          indebtedness due and payable under such
          line of credit or to exercise any other
          right or remedy available to it or the
          occurrence of any such default or breach of condition if the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it. For the purpose of this provision, a major line of credit shall mean and include any line of credit established in an amount equal to or greater than ONE MILLION DOLLARS
          ($1,000,000) with respect to a line of
          credit for which Guarantor is an
          obligor, endorser, surety or guarantor;
          or

     Y.   the death, incapacity, liquidation,
          dissolution, or termination of existence of any member of the Borrowing Group or the merger or consolidation of any member of the Borrowing Group with any other Person, except as expressly permitted by the terms of this Agreement.

11. REMEDIES IN EVENT OF DEFAULT

     Upon the occurrence of an Event of Default, at the option of the Lender, which may be exercised at any time after an Event of Default shall have occurred, the entire outstanding principal balance of the Loan, together with all interest (including, without limitation,
Additional Interest), costs, charges and other amounts due under all of the Loan Documents, shall immediately become due and payable and upon such acceleration, all amounts due hereunder shall bear interest at the Advances Rate. Subject to the requirements of applicable law, all materials at that time on or near the Mortgaged Property which are the property of the Borrower shall be subject to the Liens created by the Loan Documents. The
Lender is authorized, but not obligated in any event, to do all such things in connection with the operation of the Facility as the Lender, in its sole and absolute discretion, may deem advisable, including, without limitation, the right to make any payments with respect to any obligation of the Borrower to the Lender or to any other Person in connection with the operation of the Facility and to take any and all such action, either in the Lender's own name or in the name of the Borrower, and the Borrower hereby grants the Lender an irrevocable power of attorney to act in its name in connection with the foregoing. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Obligations are fully paid and performed and shall not be affected by any disability or incapacity which the Borrower may suffer and shall survive the same.
The power of attorney conferred on the Lender by the provisions of this Section 11 is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct. In the event that the Lender takes possession of the Mortgaged
Property and assumes control of the Facility as aforesaid, it shall not be obligated to continue the operation of the Facility for any period of time longer than the Lender shall see fit (in its sole and. absolute discretion), and the Lender may thereafter, at any time, abandon its efforts and refuse to make further payments for the account of the Borrower. For the purposes of determining
Additional Interest upon the occurrence of an Event of Default for a Failure to Operate, it shall be deemed that the Additional Interest for such period where operations of the Facility had ceased would be equal to the highest annualized rate that Additional Interest accrued during the five (5) preceding calendar years or such shorter period of time as this Agreement is in force and effect.

     In addition, at the Lender's option and
without demand, notice or protest, the occurrence of any such Event of Default shall also constitute a default under any one or more of the Related
Party Agreements.

12. GENERAL

12.1 Agreement Not Assignable.

     The Borrower shall not suffer any attachment, whether by trustee process or otherwise, to be made or attempted against the Borrower's interest in, to or under this Agreement or any of the other
Loan Documents or in or to any payment, advance or other sums hereunder or thereunder, and shall not, without the prior written consent of the Lender
(in each instance, which consent may be withheld in the Lender's sole and absolute discretion), or, except as may be permitted in connection with a transfer permitted under Section 6.19 (and even then, only after the satisfaction of all of the requirements of the Lender relating to such transfer), assign or transfer any of the same or any interest therein. Any such assignment or transfer made without the Lender's consent shall be void and of no force or effect.

12.2 JOINT AND SEVERAL.


     If any party to this Agreement or any of the other Loan Documents shall be comprised of more than one Person, all agreements, conditions, covenants, provisions, stipulations, powers of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by such party shall be joint and several, and shall bind and affect all Persons who are defined herein or therein as such party as fully as though all of them were specifically named herein or therein wherever any term identifying such party is used.

12.3 REMEDIES CUMULATIVE.

     The rights and remedies set forth under this Agreement are in addition to all other rights and remedies afforded to the Lender under any of the other Loan Documents or at law or in equity, all of which are hereby reserved by the Lender, and this Agreement is made and accepted without prejudice to any such rights and remedies. All of the rights and remedies of the Lender under each of the Loan Documents shall be separate and cumulative and may be exercised concurrently or successively in the Lender's sole and absolute discretion.

12.4 FURTHER ASSURANCES.

     At any time and from time to time, upon the written request by the Lender, the Borrower and the Guarantor shall promptly make, execute and deliver, or cause to be made, executed and delivered, to the Lender and, where appropriate, cause to be recorded or filed (and, from time to time thereafter, to be re-recorded or refiled) at such time and in such offices and places as shall be deemed desirable by the Lender (in its sole and absolute discretion), any such agreements, amendments, assignments, instruments of further assurance, certificates and other documents as the Lender may, in its sole and absolute discretion, deem desirable to (a) enable the Lender to negotiate the Note and to assign the Loan
Documents or any portion of its interest; (b) enable the Lender to enter into participation agreements with respect to all or any portion of the Obligations or (c) effectuate, complete, perfect or continue and preserve the rights, remedies and obligations under any of the Loan Documents, including, without limitation, any document requested in order to perfect or continue the security interests created under the Loan
Documents as first priority security interests in the Collateral; provided, however, that, except as to the costs and expenses reasonably incurred by the Lender in connection with the items referred to in the foregoing clause (c), no such additional document or other instrument requested by the Lender hereunder shall increase the Obligations.

     Any failure by the Borrower or the Guarantor
to comply with any request pursuant to this
Section 12.4 within twenty (20) days after such
written request is made by the Lender shall be an
Event of Default hereunder and upon such Event of
Default, the Lender may make, execute, record,
file, re-record and refile any and all such
amendments, assignments, instruments, certificates
and documents for and in the name of the Borrower
or the Guarantor, and the Borrower and the
Guarantor each hereby appoints the Lender as its
attorney-in-fact, with full power of substitution,
to take such actions (on behalf of and in the name
of the Borrower or the Guarantor as the case may
be) as the Lender, in its sole and absolute
discretion; may deem necessary or desirable to
effectuate the intent of this Section 12.4.
     The power of attorney conferred on the Lender
by  the  provisions  of this Section  12.4,  being
coupled  with  an interest, shall  be  irrevocable
until the Obligations are fully paid and performed
and  shall  not  be affected by any disability  or
incapacity  which  either  the  Borrower  or   the
Guarantor  may suffer and shall survive the  same.
Such power of attorney is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct.

12.5 INVALIDITY.

     If any provision of this Agreement or any of the other Loan Documents or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement or other Loan Document nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by applicable law.

     Notwithstanding the foregoing, it is the intention of the parties hereto that if any provision- of any of the Loan Documents is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision-shall be construed in accordance with the construction which renders such provision valid.

12.6 MARSHALLING, JURY TRIAL AND OTHER RIGHTS.

     To the maximum extent permitted by law, the Borrower and the Guarantor each hereby waives and renounces for itself" and its administrators, legal representatives, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the Obligations. The Borrower and the Guarantor each hereby (a) transfers, conveys and assigns to the Lender a sufficient amount of such exemption as may be set apart in bankruptcy, to pay the obligations of the Borrower and the Guarantor under the Loan Documents in full, with all costs of collection, and (b) directs any trustee in bankruptcy having possession of such exemption to deliver to the Lender a sufficient amount of property or money set apart as exempt to pay the obligations of the Borrower and the Guarantor under the Loan Documents.

     The power of attorney conferred on the Lender pursuant to the provisions of this Section 12.6 being coupled with an interest, shall be irrevocable until all of the Obligations has been fully paid and performed, shall not be affected by any disability or incapacity which either the Borrower or the Guarantor may suffer and shall survive the same. Such power of attorney, is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

     TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE
PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY
AND INTENTIONALLY WAIVES ANY RIGHT IT MAY NOW OR
HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF
ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO THE LOAN OR ANY OF THE LOAN DOCUMENTS.

     The Borrower and the Guarantor each hereby certifies that neither the Lender, nor any of the Lender's representatives, agents or counsel has represented, expressly or otherwise, that the Lender would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of the right to trial by jury, and acknowledges that the Lender has been induced by this waiver
(among other things) to enter into the loan transaction evidenced by the Loan Documents, and further acknowledges that it (i) has read the provisions of this Agreement and in particular, the paragraph containing this waiver; (ii) has consulted legal counsel; (iii) understands the rights that it is granting in this Agreement and the rights that it is waiving in this paragraph in particular and (iv) makes the waivers set forth herein knowingly, voluntarily and intentionally.

12.7 NO WAIVERS.
     The Lender shall not by any act, delay,
omission or otherwise (including, without limitation, the exercise of any right or remedy hereunder) be deemed to have waived any of its rights -or remedies hereunder or under any of the other Loan Documents unless such waiver is in writing and signed by the Lender, and then, only to the extent specifically set forth therein. No waiver at any time of any of the terms, conditions, covenants or warranties of any of the Loan Documents shall be construed as a waiver of any other term, condition, covenant or warranty of any of the Loan Documents, nor shall such a waiver in any one instance or circumstance be construed as a waiver of the same term, condition, covenant or warranty in any subsequent instance or circumstance. No such failure, delay or waiver shall be construed as creating a requirement that the Lender must thereafter, as a result of such failure, delay or waiver, give notice to any member of the Borrowing Group or any other Person that the Lender does not intend to give a further waiver or to refrain from insisting upon the strict performance of the terms, conditions, covenants and warranties set forth in the Loan
Documents before the Lender can exercise any of its rights or remedies under any of the Loan
Documents or before any Loan Default can occur or as establishing a course of dealing for interpreting the conduct of and agreements between the Lender and any member of the Borrowing Group or any other Person.

     The acceptance by the Lender of any payment that is less than payment in full of all amounts due under any of the Loan Documents at the time of the making of such payment shall not (a) constitute a waiver of the right to exercise any of the Lender's remedies at that time or at any subsequent time, (6) constitute an accord and satisfaction or (c) nullify any prior exercise of any remedy; without the express written consent of the Lender. Any failure by the Lender to accelerate the indebtedness due under this Agreement or any of the other Loan Documents by reason of a default hereunder or thereunder, any acceptance by the Lender of a past due installment, or any indulgence granted by the Lender from time to time shall not be construed
(i) as a novation of this Agreement or any of the other Loan Documents or as a reinstatement of the indebtedness evidenced thereby or as a waiver of such right of acceleration or of the right of the Lender thereafter to insist upon strict compliance with the terms of this Agreement or any of the other Loan Documents or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or under applicable law; and, to the maximum extent permitted by law, the Borrower and the Guarantor each hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

     Whether or not for consideration paid or payable to the Lender and, except as may be otherwise specifically agreed to by the Lender, no forbearance on the part of the Lender or extension of the time for the payment of the whole or any part of the Obligations, or any other indulgence given by the Lender to the Borrower or any other
Person, shall operate to release or in any manner affect the original liability of the Borrower or such other Person, or the priority of the Mortgage or to limit, prejudice or impair any right of the Lender, including, without limitation, the right to realize upon the Collateral; or any part thereof, for any of the obligations evidenced or secured by the-Loan Documents; notice of any such extension, forbearance or indulgence being hereby waived by the Borrower and the Guarantor and all those claiming by, through or under the Borrower or the Guarantor.
12.8 USURY.

     In the event that fulfillment of any
provision of any of the Loan Documents, at the time performance of such provision shall be due and as a result of any circumstance, shall involve transcending the limit of validity presently or hereinafter prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under any of the Loan Documents that is in excess of the limit of such validity. In no event shall the Borrower or the Guarantor be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the maximum rate, if any, permitted by law to be charged by the Lender; the right to demand any such excess being hereby expressly waived by the Lender.

12.9 PARTICIPANTS.
     The Lender reserves the right, from time to time during the Term, to (a) enter into participation agreements with respect to the Loan or (b) assign, directly or as collateral, all or any portion of the Obligations or all of the Lender's rights therein; and each member of the Borrowing Group shall cooperate with the Lender in connection with the execution of any such participation agreements or the transfer of any such assignments.

     Such cooperation shall include without
     limitation:

     A.   supplying financial statements of the
          Borrower, the Guarantor and the
          Facility;

     B.   providing estoppel certificates (i)
          consenting to such participations or
          assignments,  (ii) confirming the
          respective obligations of each member of the Borrowing Group under the Loan
          Documents, (iii) confirming the amount
          of the then outstanding principal
          balance of the Loan and the amounts of
          any tax or insurance escrow deposits
          held by the Lender, (iv) stating whether any member of the Borrowing Group has any defenses, offsets or credits against the payment of any amounts due or the performance of any obligations under the Loan Documents and (v) stating whether any default or any state of facts which, with the passing of time or the giving of notice or both, could constitute a default, exists under the Loan
          Documents;

     C. making such modifications or alterations to the Loan Documents as the Lender may reasonably request; provided, however that such modifications and alterations shall not increase any of the Borrower's or the Guarantor's monetary obligations under the Loan Documents or materially modify any other obligations of the Borrower or the
          Guarantor under the Loan Documents;

     D.   providing such other documentation
          relating to the Loan and the Mortgaged
          Property as the Lender may reasonably
          request; and                                      .

     E.   making the Mortgaged Property available
          for inspection, during normal business
          hours, upon reasonable notice from the
          Lender.

     The Lender shall have the right to provide potential participants and assignees with any and all financial, licensing and other information provided to the Lender pursuant to the Loan
Documents upon informing such recipients of the confidential nature of such information. The terms and conditions of any participation agreements with respect to the Loan or any assignment of all or any of the obligations evidenced or secured by the Loan Documents and the Lender's rights and remedies therein shall be determined by the Lender in its sole and absolute discretion.

12.10 SUCCESSORS AND ASSIGNS.

     This Agreement and the other Loan Documents shall be binding on and inure to the benefit of
(a) the Borrower and the Guarantor and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns and (b) the Lender, any other Person who may now or hereafter hold any interest in the Loan and their respective successors and assigns.
Notwithstanding the foregoing, neither the
Borrower nor the Guarantor shall not assign any of its rights or obligations hereunder or under any of the Loan Documents without the prior consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion.

12.11 NO THIRD PARTY BENEFICIARIES.

     This Agreement and the other Loan Documents are solely for the benefit of the Lender, its successors, assigns and participants (if any), the Meditrust Entities, the Indemnified Parties, the
Borrower and the Guarantor, and, except as otherwise expressly set forth in any of the Loan
Documents, nothing contained therein shall confer upon anyone other than such parties any right to insist upon or to enforce the performance or observance of any of the obligations contained therein. All conditions to the obligations of the Lender to advance or make available the proceeds of the Loan, insurance proceeds or Condemnation awards, or to release any deposits held for Impositions or insurance proceeds are imposed solely and exclusively for the benefit of the Lender, its successors, assigns and participants and the Meditrust Entities. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall, under any circumstances, be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time, if, in the Lender's sole and absolute discretion. the Lender deems it advisable or desirable to do so.

12.12 GOVERNING LAW; JURISDICTION.

     Except as may be otherwise expressly provided in this Section 12.12, elsewhere in this Agreement and in any of the other Loan Documents, all claims relating, in any way, to the negotiation and/or consummation of the Loan, the Lender's relationship with any member of the Borrowing
Group in connection with the Loan and/or the performance of any obligation under any of the Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law. Notwithstanding the foregoing choice of law:

     A.   the procedures governing the creation,
          perfection and priority of the Liens
          pertaining to real property and tangible personal property created by the
          Mortgage and the Assignment of Leases
          and the enforcement by the Lender of its rights and remedies under the Mortgage, the Assignment of Leases and the other
          Loan Documents with respect to the
          Mortgaged Property or other Collateral,
          including by way of illustration, but
          not in limitation, actions for
          foreclosure, for injunctive relief or
          for the appointment of a receiver shall
          be governed by the laws of the state
          where such Mortgaged Property or other
          Collateral are located;

     B.   the Lender shall comply with applicable
          law in the state where the Mortgaged
          Property or other Collateral is located
          to the extent required by the law of
          such jurisdiction in connection with the foreclosure of the Liens created under the Mortgage and the other Loan
          Documents with respect to the Mortgaged
          Property or other Collateral; and

     C.   the provisions of Federal law and the
          law of the state where the Mortgaged
          Property is located shall apply in
          defining the terms Hazardous Substances,
          Environmental Laws and Legal
          Requirements as such terms are used in
          Loan Documents, with respect to the
          Mortgaged Property and the Borrowing
          Group.

     Nothing contained herein or in any provisions of the other Loan Documents shall be construed to provide that the substantive law of the state where the Mortgaged Property or any other
Collateral is located shall apply to any parties' rights and obligations under any of the Loan
Documents, which, except as expressly provided in clauses (A), (B) and (C) above, are and shall continue to be governed by the substantive law of the Commonwealth of Massachusetts. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the State where the Mortgaged Property is located is not intended, nor shall it be deemed, in any way, to derogate the parties' choice of law as set forth or referred to in this Loan Agreement or in the other Loan Documents. The parties further agree that the Lender may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Borrower or to collect any outstanding indebtedness in accordance with applicable law.

     Each party-hereto hereby consents to personal jurisdiction in any state or Federal Court located within the Commonwealth of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purposes of any suit, action or other proceeding arising out of, or with respect to any of the Loan Documents, the negotiation and/or consummation of the Loan, the Lender's relationship with any member of the Borrowing
Group in connection with the Loan and/or the performance of any obligation or exercise of any remedy under any of the Loan Documents and expressly waives any and all objections it may have as to venue in any of such courts.

12.13 NOTICES.
     Any notice, request, demand, statement or consent made hereunder or under any of the other
Loan Documents shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when personally delivered, postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Borrower:           ESC I, L.P.
                         c/o Emeritus Corporation
                         3131 Elliott Avenue,
                         Suite 500
                         Seattle, Washington 98121-
                         2162
                         Attn: President

With a copy to:                         The
                         Nathanson Group
                         1411 Fourth Avenue, Suite
                         905
                         Seattle, Washington 98101
                         Attn: Randi S. Nathanson,
                         Esq.

If to the Lender:                       Meditrust
                         Mortgage Investments,
                         Inc.
                         197 First Avenue
                         Needham Heights,
                         Massachusetts 02194 Attn:
                         President


With copies to:                    Meditrust
Mortgage Investments, Inc.
                         197 First Avenue
                         Needham Heights,
                    Massachusetts 02194
                         Attn: General Counsel

                         Hutchins, Wheeler &
                    Dittmar
                         101 Federal Street
                         Boston, Massachusetts
                    02110
                         Attn: Jack H. Fainberg,
                    Esq.

or at such other place as any party hereto may from time to time hereafter designate to the other in writing. Any notice given to the Borrower by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

12.14 LIMITATION OF LIABILITY.

     The Declaration of Trust establishing the sole shareholder of the Lender, Meditrust, a Massachusetts business trust (referred to herein as "Meditrust"), dated August 6, I 985 (referred to herein as the "Declaration"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or any of its Subsidiaries shall be held to any personal- liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its Subsidiaries. All Persons dealing with Meditrust or the Lender, in any way, shall look only to the assets of Meditrust or the Lender, respectively, for the payment of any sum or the performance of any obligation. Furthermore, in no event shall the Lender or Meditrust ever be liable to the Borrower, the Guarantor or any other
Person for any indirect or consequential damages incurred by the Borrower, the Guarantor or such other Person, resulting from any cause whatsoever.
Notwithstanding the foregoing, the Borrower and the Guarantor hereby acknowledge and agree that Meditrust is not a party to this Agreement or any of the other Loan Documents and that the Borrower and the Guarantor shall look only to the assets of the Lender for the payment of any sum or performance of any obligation due by or from the Lender pursuant to the terms and provisions of the Loan Documents.

12.15 ESTOPPEL CERTIFICATE.

     Within ten (10) days after written request of any other party hereto, any party to this Agreement shall furnish a certificate or affidavit, duly acknowledged, stating the amount then due or outstanding under the Loan Documents, whether there are any defaults under any of the Loan Documents and whether or not any offsets or defenses exist against the Obligations, and if so, specifying such offsets and defenses. Within ten
(10) days following the written request of the Lender, the Borrower shall furnish a certificate or affidavit, duly acknowledged, stating the amount then due under any other documents evidencing any indebtedness of the Borrower secured by a Lien relating to the Mortgaged Property, whether there are any defaults under such documents and whether or not any offsets or defenses exist against the amount due thereunder and if so, specifying such offsets and defenses.

12.16 NO JOINT VENTURE OR PARTNERSHIP.

     Neither anything contained in any of the Loan
Documents, nor the acts of the parties hereto shall be construed to create a partnership or joint venture between the Borrower or the Guarantor and the Lender. Neither the Borrower nor the Guarantor is the agent or representative of the Lender, and nothing contained herein or in any of the other Loan Documents shall be construed to make the Lender liable to any Person for goods delivered or services performed with respect to the Mortgaged Property or for debts or claims accruing against the Borrower or the Guarantor.

12.17 AMENDMENTS, WAIVERS AND MODIFICATIONS.

     Except as otherwise expressly provided herein or in any other Loan Document, none of the terms, covenants, conditions, warranties or representations contained in this Agreement or in any of the other Loan Documents may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated, except by an agreement, in writing, signed by (a) all parties to this Agreement or the other applicable Loan Document, as the case may be, with regard to any such renewal, replacement, amendment, modification, extension, substitution, revision, consolidation or termination or (b) the Person against whom enforcement is sought with regard to any waiver. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents, the Leases, the Management Agreements, the Related Party
Agreements, the Permits and/or the Contracts; and all references herein and in the other Loan
Documents to any of the Loan Documents, the Leases, the Management Agreements, the Related
Party Agreements, the Permits and the Contracts shall be deemed to include any renewals, replacements, amendments, extensions, substitutions, revisions, consolidations or modifications thereof.

     Notwithstanding the foregoing, any reference contained in any of the Loan Documents, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan
Documents or of any Lease, Management Agreement,
Related Party Agreement, Permit or Contract is not intended to constitute an agreement or consent by the Lender to any such renewal, replacement, amendment, extension, substitution, revision;
consolidation or modification of any of the Loan
Documents or any Lease, Management Agreement,
Related Party Agreement, Permit or Contract; but, rather as a reference only to those instances where the Lender may give, agree or consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants and conditions of any of the Loan Documents.

12.18 WAIVERS.

The Borrower and the Guarantor jointly and severally, waive presentment for payment, demand, protest, notice of nonpayment, notice of dishonor, protest of any dishonor, suretyship defenses, notice of protest and protest of the Loan
Documents and the Related Party Agreements, and all other notices in connection with (a) the delivery or the acceptance of the Loan Documents and/or the Related Party Agreements and any reliance thereon and/or (b) the performance, default. (except notice of default as specifically elsewhere required under any of the Loan Documents or any of the Related Party Agreements) or enforcement of any obligation under any of the Loan Documents or any of the Related Party
Agreements, and agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Lender (or any of the other Meditrust Entities); and the Borrower and the Guarantor consent to any and all extensions of time, renewals, waivers or modifications that may be granted or consented to by the Lender (or any of the other Meditrust
Entities) with respect to the payment or performance of any obligation under any of the Loan Documents or the Related Party Agreements and to the release of the Collateral (or any part thereof and/or any other collateral securing any of the Related Party Agreements, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties to the Loan Documents and/or any of the Related Party Agreements without notice to them or affecting the liability of the Borrower and the Guarantor under the Loan Documents.

12.19 CONTRIBUTION.
     No Person obligated on account of any of the Loan Documents may seek contribution from any other Person also obligated unless and until all liabilities, obligations and indebtedness to the Lender of the Person from whom contribution is sought have been satisfied in full.

12.20 CAPTIONS AND HEADINGS.

     The captions and headings set forth in this Agreement and the other Loan Documents are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement, any of the other Loan Documents or any part hereof or thereof.

12.21 TIME OF THE ESSENCE.
     Time is of the essence of each and every term, condition, covenant and warranty set forth in this Agreement and in the other Loan Documents.

12.22 COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one and the same instrument.

12.23 RULES OF CONSTRUCTION.

     References in this Agreement and each of the other Loan Documents to "herein", "hereof" and
"hereunder" shall be deemed to refer to this Agreement or each such other Loan Document, as the case may be, and shall not be limited to the particular text or Section in which such words appear. The use in the Loan Documents of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in the Loan
Documents to the Lender's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Lender.
References in the Loan Documents to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff.
     References in the Loan Documents to the
Mortgaged Property shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. References in the Loan Documents to the Land shall be deemed to include references to all of the Land and references to any portion thereof. References in the Loan documents to the Real Property shall be deemed to include references to all of the Real
Property and references to any portion thereof.
References in the Loan Documents to the Loan
Obligations shall be deemed to include references to all of the Loan Obligations and references to any portion thereof. References in the Loan
Documents to the Obligations shall be deemed to include references to all of the Obligations and references to any portion thereof. The word
"foreclosure" as used in any of the Loan Documents shall be deemed to include the acquisition of the Mortgaged Property. by voluntary deed or assignment in lieu of foreclosure.
     All exhibits annexed to any of the Loan
Documents as referenced therein shall be deemed incorporated in such Loan Document by such annexation and/or reference.

     As used in any of the Loan Documents, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term
"including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

     All accounting terms not specifically defined in the Loan Documents shall be construed in accordance with GAAP. Any requirement that financial statements be Consolidated in form shall apply only to such financial statements as relate to a period during any portion of which the relevant Person has one or more Subsidiaries.

     While no Provider Agreements presently exist with respect to the operation of the Mortgaged
Property (and/or any programs or services provided at the Mortgaged Property) and, accordingly, the provisions of this Agreement and the other Loan
Documents relating in any way to Provider
Agreements are presently inapplicable; in the event that, at any time during the Term, the Borrower or the Facility enters into any Provider
Agreement, then, all such provisions of this Agreement and the other Loan Documents relating to Provider Agreements shall apply with full force and effect. In addition, while neither the Borrower nor the Mortgaged Property is currently under the jurisdiction of, or is otherwise subject to the rules of, any Accreditation Body, and, accordingly, the provisions of this Agreement and the other Loan Documents relating in any way to Accreditation. Bodies are presently inapplicable;
in the event that at any time during the Term, the Borrower, any Lessee or the Mortgaged Property falls under the jurisdiction of, or otherwise becomes subject to the rules of, any Accreditation
Body, then, all such provisions of this Agreement and the other Loan Documents relating to Accreditation Bodies shall apply with full force and effect.

12.24 GENERAL PROVISIONS APPLICABLE TO ALL LOAN
DOCUMENTS.

     The provisions of Section 12 hereof shall apply to all Loan Documents as if set forth in full therein, except as may be otherwise expressly provided in any other Loan Document.

12.25 ENTIRE AGREEMENT.

     This Agreement and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior writing regarding the subject matter hereof in its entirety.

13. INDEMNIFICATIONS


13.1 BROKER'S FEE INDEMNIFICATION.

     The Borrower and Lender each shall and hereby agrees to indemnify, defend (with counsel acceptable to the other) and hold the other harmless from and against any and all claims for any premiums or other charges, finder's fees, taxes, brokerage fees or commissions and other similar compensation due in connection with the Loan. Notwithstanding the foregoing, the indemnified party shall have the option of conducting its own defense against any such claims with counsel of the such party's choice, but at the expense of the indemnified party, as aforesaid. This indemnification shall include all attorneys' fees and expenses and court costs reasonably incurred by the indemnified party in connection with the defense against any such claims and the enforcement of this indemnification and shall survive the complete payment and performance of the Loan Obligations and the foreclosure of the Mortgage.

13.2 GENERAL INDEMNIFICATION.

      Except with respect to the gross negligence or wilful misconduct of Lender or any of the other
Indemnified Parties, as to which no indemnity is provided, Borrower hereby agrees to defend with counsel reasonably acceptable to Lender, against all claims and causes of action and to indemnify and hold harmless Lender and each of the other
Indemnified Parties from and against all damages, losses, liabilities, obligations, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation) suffered by, or claimed or asserted against, Lender or any of the other
Indemnified Parties, directly or indirectly, by any Person other than a member of the Borrowing
Group who prevails in such claim or action based on, arising out of or resulting from (a) the use and occupancy of the Mortgaged Property or any business conducted therein, (b) any act, fault, omission to act or misconduct by (i) any member of the Borrowing Group, (ii) any Affiliate of
Borrower or (iii) any employee, agent, licensee, business invitee; guest, customer, contractor or such lessee of any of the foregoing parties, relating to, directly. or indirectly, the Mortgaged Properly, (c) any accident, injury or damage whatsoever caused to any Person, including, without limitation, any claim of malpractice, or to the property of any Person in or about the Mortgaged Property or outside of the Mortgaged
Property where such accident, injury or damage results or is claimed to have resulted from any act, fault, omission to act or misconduct by any member of the Borrowing Group or any Affiliate of Borrower or any employee, agent, licensee, contractor or lessee of any of the foregoing parties, (d) any Loan Default, (e) any claim brought or threatened against Lender by any member of the Borrowing Group or by any other Person on account of (i) Lender's relationship with any member of the Borrowing Group pertaining in any way to the Mortgaged Property and/or the transaction evidenced by the Loan Documents and/or
(ii) Lender's negotiation of, entering into and/or performing any of its obligations and/or exercising any of its right and remedies under any of the Loan Documents, (f) any attempt by any member of the Borrowing Group or any Affiliate of Borrower to transfer or relocate any of the Permits to any location other than the Mortgaged
Property and/or (g) the enforcement of this indemnity. Any amounts which become payable by Borrower under this Section 13.2.1 shall be a demand obligation of Borrower to Lender payable as Additional Interest. The indemnity provided for in this Section 12.2.1 shall survive the complete payment and performance of the Loan Obligations and the foreclosure of the Mortgage.

14. SUBSTITUTION OF PROPERTY
14.1 SUBSTITUTION OF PROPERTY FOR MORTGAGED
PROPERTY.

     Provided that no Loan Default has occurred under any of the Loan Documents, (excluding any Loan Default which has been waived in writing by Lender) nor any event which, with the giving of notice or the passage of time or both, would constitute such a Loan Default, the Borrower shall have the right from time to time (referred to herein as the "Substitution Right"), exercisable upon not less than ninety (90) days' prior written notice to the Lender (referred to herein as a "Substitution Notice") to substitute, on a date specified in such Substitution Notice (such date, as the same may be extended by express written agreement of the Lender, shall be referred to herein as a "Substitution Date"), the land, buildings, fixture, furnishings, equipment and other personal properly from time to time securing this Loan (referred to herein as the "Secured
Property") with a Comparable

Property. As used herein, the term "Comparable
Property" shall be defined as a health care facility or facilities which the Lender determines
(A) has an appraised value greater than or equal to the greater of (i) the appraised value of the Mortgaged Property as of the date hereof or (ii) the appraised value of the Secured Property securing the Loan at the time that the applicable
Substitution Notice is furnished to the Lender
(based on appraisal criteria then in effect), (B) has a Debt Coverage Ratio greater than or equal to the greater of (i) the Debt Coverage Ratio of the Mortgaged Property as of the date hereof or (ii) the Debt Coverage Ratio of the Secured Property securing the Loan at the time that the applicable
Substitution Notice is furnished to the Lender,
(C) provides a mix of services reasonably acceptable to the Lender and (D) is otherwise reasonably acceptable, in all respects, to the Lender (based on the Lender's usual and customary underwriting criteria then in effect). The
Borrower may not exercise its Substitution Right more than once in any calendar year.

14.2 CONDITIONS TO SUBSTITUTION.

     Without limiting the foregoing, as conditions
precedent to the consummation of any proposed
substitution:                                                     -

          (i) as of the applicable Substitution
     Date, no Loan Default shall have occurred under any of the Loan Documents, nor shall any event have occurred and be continuing which with the giving of notice or the passage of time or both would constitute such a Loan Default;

          (ii) the Lender shall have received,
     engineering and inspection reports relating to the healthcare facility or facilities identified by the Borrower in the applicable
     Substitution Notice (referred to herein as a "Proposed Property"), reasonably satisfactory in all respects to the Lender;

          (iii) the Borrower shall have delivered
     to the Lender (1) an MAI appraisal of the Proposed Property (prepared by an appraiser selected by the Borrower and approved by the Lender), in form and substance reasonably satisfactory to the Lender and (2) an instrument survey of the premises upon which the Proposed Property is located acceptable to the Lender and the Title Company;

          (iv) the Lender shall be satisfied as to compliance of the Borrower, the Proposed
     Property, the owner of the Proposed Property
     (to the extent such owner is not the Borrower as provided in subsection (xi) below) and/or the proposed substitution, as the case may be, with (1) all applicable land use, zoning, subdivision and environmental laws and regulations, (2) all applicable licensure laws and regulations and (3) such other matters as the Lender reasonably deems relevant (including, without limitation, whether the security interests granted to the Lender in connection with the proposed substitution may be avoided under the Bankruptcy Code);

          (v) the Borrower shall have delivered to the Lender a mortgagee's title insurance commitment issued by a title insurer reasonably acceptable to the Lender (the
     "Title Company"), in an amount equal to the Loan Amount then outstanding, with such endorsements as the Lender may reasonably require insuring the first priority of the Lender's valid mortgage lien on the Borrower's fee title or leasehold title to the Proposed Property and arrangements satisfactory to the Lender shall have been made for the issuance of a title insurance policy in accordance with such title insurance commitment;

          (vi).  the Borrower shall have delivered
     an environmental site assessment report
     relating to the Proposed Property, in form and substance reasonably acceptable to the Lender and prepared by an environmental consultant reasonably acceptable to the
     Lender;

          (vii) the Lender shall have received
     opinions of the Borrower's counsel as to (1) the compliance of the Proposed Property with land use, zoning, subdivision and environmental laws and regulations, (2) the compliance of the Borrower, the owner of the Proposed Property (to the extent such owner is not the Borrower as provided in subsection
     (xi) below), the proposed substitution and the Proposed Property with applicable health care laws and regulations and various applicable licensure laws and regulations,
     (3) the due authorization, execution and enforceability of the Substitution Documents and (4) such other matters as are reasonably requested, in form and substance reasonably acceptable to the Lender;

          (viii) the Borrower and Guarantor shall
     have executed and delivered, or caused to be executed and delivered, such documents as are reasonably required by the Lender to effectuate the substitution (collectively, the "Substitution Documents"), including, without limitation either lease documentation such would be used for a Lease Conversion (if the Proposed Project is to be acquired by Lender or its Affiliates and leased to Borrower) or if the Personal Property is owned by the Borrower, amendments of the Loan
     Documents, a mortgage and security agreement, assignment of leases and rents and collateral assignment of permits and contracts relating to the Proposed Property, U.C.C. financing statements and ratifications of the Loan
     Documents. The Substitution Documents shall be based upon and contain the same terms and conditions as are set forth in the Loan
     Documents in effect prior to the
     substitution, except that such changes shall be made as may be necessary or reasonably appropriate under the circumstances to effectuate the substitution and secure the protection and priority of the security interests granted to the Lender;

          (ix) without limiting any other
     provision contained herein, the Borrower shall have delivered to the Lender such other information and materials relating to the Borrower, the owner of the Proposed Property
     (to the extent such owner is not the Borrower as provided in subsection (xi) below) and the Proposed Property as the Lender may reasonably request, including, without limitation, leases, receipted bills, management agreements, provider agreements, cost reports, health care surveys, Permits, evidence of legal and actual access to the Proposed Property, evidence of the availability and sufficiency of utilities servicing the Proposed Property, historical and current operating statements, detailed budgets and fmancial statements and the Lender shall have found the same to be satisfactory in all respects;

          (x) as of the date of the consummation
     of the substitution, the Borrower or an
     Affiliate of the Borrower shall be the
     licensed operator of the Proposed Property;

          (xi) as of the date of the consummation
     of the substitution, the Proposed Property shall be owned or leased by the Borrower or an Affiliate of the Borrower or Borrower or an Affiliate of Borrower shall have the right to acquire the Proposed Property pursuant to a valid, binding and enforceable purchase agreement (and Borrower or such Affiliates shall have assigned all of such person' s rights thereunder to Lender or its Affiliate pursuant to an assignment in form and substance acceptable to Lender; provided, however that in the event that the Proposed
     Property is owned by any such Affiliate, (i) said Affiliate shall execute and deliver to the Lender such Substitution Documents as may be reasonably required by the Lender, including, without limitation, an assumption agreement pursuant to which such Affiliate shall assume and agree to pay, perform, satisfy and discharge promptly, punctually, faithfully and completely all of the Borrower's debts, liabilities, covenants, agreements and obligations under all of the Loan Documents and (ii) the Lender shall be provided with such evidence as it may require to determine that the granting by said
     Affiliate of a mortgage relating to the
     Proposed Property to secure the Loan does rot constitute a fraudulent conveyance (under applicable federal or state law);

          (xii) the Borrower shall have delivered
     to the Lender an insurance certificate
     evidencing compliance with all of the
     insurance requirements set forth in the Loan
     Documents; and .

          (xiii) the Lender shall have determined
     that the Proposed Property constitutes a Comparable Property.

14.3 CONVEYANCE TO BORROWER.

     After the consummation of a substitution in accordance with the terms hereof, the Lender shall deliver to the Borrower releases of liens, in recordable form and reasonably acceptable to the Borrower, as well as termination statements, all relating to the real and personal property which is then no longer included in the Collateral.

14.4 EXPENSES.

     Whether or not any proposed substitution is consummated, the Borrower shall pay all of the out-of pocket expenses and other costs incurred or expended by the Lender in connection with any proposed substitution (collectively referred to herein as "Substitution Closing Costs"), including, without limitation, reasonable attorneys' fees and expenses, engineering costs, consultants' fees, appraisal costs, audit and tax review costs, out-of pocket travel expenses, inspection fees, title insurance premiums and other title fees, survey expenses, mortgage taxes, transfer, documentary stamp and other taxes, search charges of any nature, recording, registration and filing costs, and any other costs expended or incurred by the Lender in connection with the preparation for and the documentation and/or the closing of the proposed substitution.
The Substitution Closing Costs shall be a demand obligation of the Borrower to the Lender and, if not paid within ten (10) days after demand, shall thereafter (to the extent permissible under applicable law) bear interest at the Advances Rate until the date of payment and, to the maximum extent permitted by applicable law, shall be added to the Loan Obligations and secured by the liens of the Mortgage and the other Loan Documents, as fully and effectively and with the same priority as every other obligation thereunder and hereunder.

     EXECUTED as a sealed instrument as of the day and year first above mentioned.


     WITNESS:                     LENDER:

                                  MEDITRUST MORTGAGE
                                  INVESTMENTS, INC.,
                                  A Delaware corporation

     /s/ Amelia C. Gentry         By:/s/ Michael F. Bushee
     --------------------------       -----------------------
     Name:  Amelia C. Gentry      Name: Michael F. Bushee


     WITNESS:                     BORROWER:

                                  ESC I, L.P., a Washington
                                  limited partnership

                                  By: ESC G.P.I, Inc. a
                                      Washington corporation,

                                  Its sole General Partner

     /s/ Jennifer A. Valenta      By:  /s/ Kelly J. Price
     -------------------------        ------------------------
     Name. Jennifer Valenta        Name:  Kelly J. Price
                                   Title:  Vice President of Finance

                     EXHIBIT B

                    DEFINITIONS
ACCREDITATION BODY: Any persons having or claiming jurisdiction over the accreditation , certification, evaluation or operation of the Facility.

ADDITIONAL INTEREST: As defined in Section 3.8.

ADDITIONAL INTEREST CALCULATION DATE: As defined in Section 3.8.

ADVANCES  RATE:  The  rate of interest  per  annum
equal to the greater of (a) eighteen percent (18%)
per  annum or (b) a variable rate of interest  per
annum  equal to one hundred twenty percent  (120%)
of  the  Prime Rate; but in no event in excess  of
the   maximum   rate  of  interest  permitted   by
applicable law to be charged by the Lender.

AFFILIATE: With respect to any Person (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (c) any officer, director, employee, general partner or trustee of such Person or any other Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests, provider, however, that (a) for purposes of determining a Related Party Default, the percentage of outstanding capital stock, shares of equity interests referenced in (ii) above shall be fifty percent (50%), and (b) any Person who is an Af3filiate by virtue of the ownership thereof by Daniel R. Baty or his status therein as an officer or director shall not be deemed an Affiliate for purposes of determining a Related Patty Default.

AFFILIATED PARTY SUBORDINATION AGREEMENT: As defined in Section 4.1.

AGREEMENT REGARDING RELATED TRANSACTIONS:  The
Second Amended and Restated Agreement Regarding
Related Transactions (Acquisition) dated of even date, as amended from time to time, between Lessee, Lessor and any Related Party that is party to any Related Lease or Related Party Agreement.
Lessor and Lessee anticipate that the Agreement
Regarding Related Transactions will be amended from time to time to include Affiliates of Lessor and Lessee as parties thereto in connection with future transactions and acknowledge and agree that for all purposes under this Lease Agreement such amendments shall be deemed to be included in this definition.

ANNUAL FACILITY UPGRADE EXPENDITURE: An aggregate annual amount equal to the product of TWO HUNDRED
DOLLARS ($200) (as increased as of the first day of each Loan Year in which the Annual Facility
Upgrade Expenditure is to be made by an amount equal to the product of the CPI Increase multiplied by TWO HUNDRED DOLLARS ($200)) times the number of units in the Facility, such amount to be spent on Upgrade Renovations. The term "CPI
Increase" means a fraction, the numerator of which is the Price Index in effect as of the first day of the Loan Year in which the Annual Facility
Upgrade Expenditure is to be made and the denominator of which is the. Price Index in effect as of the date hereof. The term "Price Index" means the Consumer Price

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Index for Urban Wage Earners and Clerical Workers,
All Items-Series A (1982-84=100), published by the
Bureau of Labor Statistics, U.S. Department of
Labor. If the Bureau of Labor Statistics should cease to publish such Price Index in its present form and calculated on the present basis, then the most similar index published by the same Bureau shall be used for the same purpose. If there is no such similar index, a substitute index which is then generally recognized as being similar to such Price Index, such substitute index to be reasonably selected by Lender.

APPROVAL DATE: As defined in Section 8.7.

ASSIGNMENT OF LEASES: As defined in Section 4.1.

BANKRUPTCY CODE: Subsection 365(h) of the United
States Bankruptcy Code, 11 U.S.C. Section 365(h), as the same may hereafter be amended and including any successor provision thereto.

BASE REVENUES: As defined in Section 3.8.

BORROWER: As defined in the preamble of this Agreement and its successors and assigns.

BORROWING GROUP Collectively, the Borrower, the
Guarantor, the General Partner, any Lessee which is an Affiliate of Borrower, and any Manager which is an Affiliate of Borrower. .

BUSINESS DAY: Any day which is not a Saturday or a Sunday or a public holiday under the laws of the United States of America, the Commonwealth of
Massachusetts or the state in which the Lender's depository bank is located.

CAPITAL ADDITION: Collectively, all new buildings and additional structures annexed to any portion of any of the Improvements and material expansions of any of the Improvements which are constructed on any portion of the Mortgaged Property during the Term, including, without limitation, the construction of a new wing or new story, the renovation of any of the Improvements on the Mortgaged Property and any expansion, construction, renovation or conversion in connection therewith (a) in order to provide a functionally new facility that is needed or used to provide services not previously offered or (b) in order to (i) increase the bed capacity of a Facility, (ii) change the purpose for which such beds are utilized and/or (iii) change the utilization of any material portion of any of the Improvements.

CASH COLLATERAL: As defined in the Deposit Pledge
Agreement.

CASH FLOW: The Consolidated Net Income (or
Consolidated Net Loss), arising solely from the operation of the Mortgaged Property, before federal and state income taxes for any period ;
(a) the amount of the provision for depreciation and amortization actually deducted on the books of the applicable Person for the purpose of computing such Consolidated Net Income (or Consolidated Net
Loss) for the period involved, (b) interest on the Loan and on all payments with respect to all Indebtedness and/or other obligations (including, without limitation, management fees) which are fully subordinated to the Loan, plus (c) any indebtedness which is fully subordinated to the Loan Obligations pursuant to the Affiliated Party
Subordination Agreement. .

CASUALTY: As defined in Section 82.

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CLOSING DATE: The date of this Agreement.

COLLATERAL: As defined in Section 4.3.

COMPETITIVE ACTIVITY: As defined in Section 6.10.

CONDEMNATION: As defined in Section 8.2.

CONSOLIDATED AND CONSOLIDATING: The consolidated and consolidating accounts of the relevant Person and its Subsidiaries in accordance with GAAP.

CONSOLIDATED FINANCIALS: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end. of such period and the related balance sheet as at the end of such period, together with the.
notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP, and disclosing all liabilities of such Person and its consolidated subsidiaries, including, without limitation, contingent liabilities. .

CONSULTANTS: Collectively, the architects, engineers, inspectors, surveyors and other consultants that are engaged, from time to time, by the Lender to perform services for the Lender in connection with the Loan.

CONTRACTS: As defined in the Mortgage.

CURRENT ASSETS: All assets of any Person which would, in accordance with GAAP, be classified as current assets.

CURRENT LIABILITIES: All liabilities of any Person which would, in accordance with GAAP, be classified as current liabilities.

CURRENT RATE: As defined in Section 3.6.

DEBT COVERAGE RATIO : The ratio of (a) Cash Flow for each applicable period to (b) the total of all interest and principal amortization (excluding
Additional Interest) required under all
Indebtedness paid or payable under the Note during such period or accrued for such period.

DECLARATION: As defined in Section 12.13.

DEPOSIT PLEDGE AGREEMENT: As defined in Section
4.1.

DOLLARS: Lawful money of the United States of America.

EARNINGS BEFORE INTEREST AND TAXES: The
Consolidated Net Income (or Consolidated Net Loss) for any period, plus (a) all federal and state income taxes (but not taxes in the nature of an ad valorem property tax or a sales tax or an excise tax) paid or accrued with respect to such period, plus (b) all interest on any Indebtedness paid or payable during such period.

ENVIRONMENTAL INDEMNITY AGREEMENT: As defined in
Section 4.1.

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ENVIRONMENTAL LAWS: As defined in the
Environmental Indemnity Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

EVENT OF DEFAULT: As defined in Section 10.

EXCESS GROSS REVENUES: As defined in Section
3.8.03.

FACILITY: As defined in Section 1.2.

FAILURE TO OPERATE: As defined in Section 10.

FAILURE TO PERFORM: As defined in Section 10.

FINANCING PARTY: Any Person who is or may be participating with Lender in any way in connection with the financing of any Capital Addition.

FINANCING STATEMENTS: Uniform Commercial Code financing statements evidencing the security interests granted to the Lender in connection with the Loan.

FLEET: Fleet Bank of Connecticut, N.A.

GAAP: Generally accepted accounting principles, consistently applied throughout the relevant period.

GENERAL PARTNER: ESC G.P. I, Inc.

GOVERNMENTAL AUTHORITIES: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit, quasi-government or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

GROSS REVENUES: Collectively, all revenues generated by reason of the operation of the Mortgaged Property (including Capital Additions), directly or indirectly received or to be received by the Borrower or any Affiliates of Borrower, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of all rooms, units and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Mortgaged Property, including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing or other arrangements with any Person relating to the possession or use of any portion of the Mortgaged Property and all revenues from all. ancillary services provided at and/or relating to the Mortgaged Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:

          A.   all applicable contractual
     allowances (relating to any period during the Term and thereafter until the principal indebtedness hereunder is paid in full) for billings not paid by or received from the appropriate Governmental Authorities or Third
     Party Payors,


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

          B.   all applicable allowances according
     to GAAP for uncollectible accounts,

          C.   all proper resident billing credits
     and adjustments according to GAAP relating to health care accounting,

          D.   federal, state or local sales, use,
     gross receipts and excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately,

          E.   provider discounts for hospital or
     other medical facility utilization contracts, if any,

          F.   the cost, if any, of any special
     federal, state or local governmental program imposed specially to provide or finance indigent resident care (other than Medicare, Medicaid and the like), .

          G.   deposits refundable to residents of
     the Facility, and

          H.   payments received on behalf of, and
     paid to, persons who are not Affiliates of Borrower.

To the extent that the Mortgaged Property is leased or occupied by an Affiliate of Borrower, Gross Revenues calculated for all purposes of this Agreement (including, without limitation, the determination of the Additional Interest payable under this Agreement) shall include the Gross
Revenues of such lessee with respect to the premises demised under the applicable lease (i.e., the Gross Revenues generated from the operations conducted on such leased portion of the Mortgaged
Property) and the rent received or receivable from such lessee pursuant to such leases shall be excluded from Gross Revenues for all such purposes. As to any lease between Borrower and a non-Affiliate of Borrower, only the rental actually received by Borrower from such non-
Affiliate shall be included in Gross Revenues.

GROUP FOUR ACQUISITION FACILITIES: As defined in the Agreement Regarding Related Transactions.

GUARANTOR: Emeritus Corporation, a Washington corporation and its successors and assigns.

GUARANTY: As defined in Section 4.1.

HAZARDOUS SUBSTANCES: As defined in the
Environmental Indemnity Agreement.

IMPOSITIONS: As defined in Section 6.20.01.

IMPROVEMENTS: Collectively, all buildings and other improvements now or hereafter located on the Land.

INDEBTEDNESS: The total of all obligations of a Person whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include (a) all capital lease obligations and (b) all guaranties, endorsements (other than for collection of instruments in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

INDEMNIFIED PARTIES: Collectively, the Meditrust
Entities and their respective successors, assigns, employees, servants, agents, attorneys, officers, directors, shareholders, partners and owners.

INSURANCE REQUIREMENTS: All terms of any insurance policy required by this Agreement, all requirements of the issuer of any such policy with respect to the Mortgaged Property and the activities conducted thereon and the requirements of any insurance board, association or organization or underwriters' regulations pertaining to the Mortgaged Property.

INTEREST RATE: As defined in the Note.

LAND: As defined in Section 1.2.

LATE PAYMENT: As defined in Section 3.7.

LATE PAYMENT CHARGES: As defined in the Section
3.7.

LEASES: Collectively, all leases, subleases, licenses, agreements, concession agreements, tenancy at will agreements, room rentals and rentals of other facilities of the Mortgaged
Property and all other occupancy agreements of every kind and nature (but excluding Resident
Agreements), whether oral or in writing, now in existence or subsequently entered into by the Borrower, encumbering or affecting all or any portion of the Mortgaged Property.

LEGAL REQUIREMENTS: Collectively, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees, and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental
Authority, Accreditation Body or Third Party Payor affecting the Lender, any member of the Borrowing
Group or the Mortgaged Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Mortgaged
Property, including, without limitation, . any of the foregoing which may (i) require repairs, modifications or alterations in or to the Mortgaged Property, (ii) in any way affect
(adversely or otherwise) the use and enjoyment of the Mortgaged Property or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous Substances on, under or from the Mortgaged Property. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and shall also include
Permitted Encumbrances and all Permits and Contracts issued by or entered into with any Governmental Authority, Accreditation Body and/or
Third Party Payor.

LENDER: As defined in the preamble of this Agreement and its successors and assigns.

LENDER'S ADDRESS: 197 First Avenue, Needham
Heights, MA 02194 or such other address as the Lender shall designate in writing.
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

LESSEE: Any lessee, sublessee, licensee, concessionaire, tenant or other occupant under any of the Leases, but excluding any resident of the Facility under any Resident Agreement.

LIEN: With respect to any real or personal property, any mortgage, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not inchoate, vested or perfected.

LIMITED PARTIES: As defined in Section 6.10;
provided, however, in no event shall the term
Limited Parties include any Person in its capacity as a shareholder of a public entity, unless such shareholder is a member of the Borrowing Group or an Affiliate of any member of the Borrowing Group.

LOAN: As defined in Section 1.8.

LOAN AMOUNT: As specified in Section 3.1.

LOAN DEFAULT: The occurrence of a default or breach of condition continuing beyond the expiration of any applicable notice and/or grace period, if any, under the terms of any of the Loan
Documents.

LOAN DOCUMENTS : As defined in Section 4.1.

LOAN OBLIGATIONS: As defined in Section 4.2.

LOAN YEAR: A twelve-month period ending on September 30 of each year; provided, however, the final Loan Year shall end at the end of the Term.

MANAGED CARE PLANS: All health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

MANAGEMENT AGREEMENT: Any agreement, whether written or oral, now existing or hereafter entered into, between the Borrower or any Lessee and any other Person pursuant to which the Borrower or such Lessee provides any payment, fee or other consideration to any other Person to operate or manage the Facility.

MANAGER: Any Person who has entered into a Management Agreement with the Borrower.

MATERIAL STRUCTURAL WORK. Any (i) structural alteration, (ii) structural repair, or (iii) structural renovation to the Mortgaged Property, which would customarily require or which require the design and/or involvement of a structural engineer or architect or which would require the issuance of a Permit.

MATURITY DATE: As defined under the Note.

MEDICAID: The medical assistance program established by Title XIX of the Social Security
Act (42 USC Section 1396 et seq.) and any statute succeeding thereto.




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

MEDICARE: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC Section 1395 et seq.) and any statute succeeding thereto.

MEDITRUST: As defined in Section 12.13.

MEDITRUST ENTITIES: Collectively, Meditrust, the
Lender and any other Affiliate of the Lender which may now or hereafter be a party to any Related
Party Agreement.

MONTHLY TAX DEPOSIT DATE: As defined in Section
6.20.02.

MORTGAGE: As defined in Section 4.1.

MORTGAGED PROPERTY: As defined in the Mortgage.

NET INCOME (OR NET LOSS): The net income (or net loss, expressed as a negative number) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with GAAP.

NET WORTH: An amount determined in accordance with GAAP equal to the total assets of any Person, minus the total liabilities of such Person, provided, however, that for purposes of calculating the Net Worth of the Guarantor, those certain Thirty Two Million Dollars ($32,000,000) of 6.25% convertible, unsecured, subordinated debentures due in 2006, which were issued by the Guarantor on February 15, 1996, shall not be included in total liabilities.

NOTE: As defined in Section 3.2.

OBLIGATIONS: Collectively, the Loan Obligations and the Related Party Obligations.

OTHER PERMITTED USES: To the extent permitted under Applicable Legal Requirements and under Insurance Requirements, and so long as the same do not detract in any material manner from the Primary Intended Use and do not occupy any more than ten percent (l0%) of the usable floor area of the building comprising the Facility such uses as Borrower reasonably determines are appropriate and incidental to the Primary Intended Use.

PBGC: Pension Benefit Guaranty Corporation.

PERMITS: As defined in the Mortgage.

PERMITS ASSIGNMENT: As defined Section 4.1.

PERMITTED ENCUMBRANCES: As defined in Section
5.1.12.

PERSON: Any individual, corporation, general partnership, limited partnership, stock company or association, joint venture, company, trust, bank, trust company, land trust, business trust, unincorporated association, unincorporated organization, Governmental Authority or any other entity of any kind or nature.

PERSONAL PROPERTY: As defined in the Mortgage.

PLANS AND SPECIFICATIONS: As defined in Section
8.2.

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

PLEDGE AGREEMENT: As defined in Section 4.1.

PREPAYMENT FEE: As defined in Section 3.6.

REPAYMENT NOTICE: As defined in Section 3.6.

PRIMARY INTENDED USE: The use of the Facility as an assisted living facility with 72 units and 81 licensed beds or such additional number of beds as may hereafter be permitted under this Agreement, and such ancillary uses as are permitted by applicable law and may be necessary in connection therewith or incidental thereto.

PRIME RATE: The variable rate of interest per annum from time to time announced by Fleet, as its prime rate of interest and in the event that Fleet no longer announces a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably selected by the Lender.

PRINCIPAL PLACE OF BUSINESS: As specified in
Section 5.1.20.

PROPOSED PROPERTY: As defined in Section 14.2.

PROVIDER AGREEMENTS: All participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of the Borrower or any Lessee in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with the Borrower's or such Lessee's participation in any Third Party Payor Program.

PURCHASER: Any Person to whom title to the Mortgaged Property is transferred by reason of the Lender's exercise of rights granted under any of the Loan Documents, including, without limitation, the exercise of the power of sale under the Mortgage, any other foreclosure of the Mortgage or any other proceeding brought to enforce the rights of the holder of the Mortgage, by deed in 1-ieu of foreclosure or by any other method.

REAL PROPERTY: As defined under the Mortgage.

RECEIVABLES: Collectively, (i) all rights to payment for goods sold or leased or services rendered by Borrower or any other party, whether now in existence or arising from time to time hereafter and whether or not yet earned by performance, including, without limitation, obligations evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness, including Accounts and Proceeds, and (ii) a license to use such Instruments, Documents, Accounts, Proceeds,
General Intangible and Chattel Paper as are reasonably required for purposes of exercising the rights set forth in (i) above.

RELATED PARTIES : Collectively, each Person that may now or hereafter be a party to any Related
Party Agreement other than the Meditrust Entities.

RELATED PARTY AGREEMENT: Any agreement, document or instrument now or hereafter evidencing or securing any Related Party Obligation.

RELATED PARTY DEFAULT: The occurrence of a default or breach of condition continuing beyond the expiration of any applicable notice and grace periods, if any, under the terms of any Related
Party Agreement.

RELATED PARTY OBLIGATIONS: Collectively, all indebtedness, covenants, liabilities, obligations, agreements and undertakings due to, or made for the benefit of, the Lender or any of the other
Meditrust Entities by the Borrower or any other member of the Borrowing Group or any of their respective Affiliates in connection with any of the properties described in Exhibit F to the Agreement Regarding Related Transactions, as the same may be modified and amended from time to time; whether such indebtedness, covenants, liabilities, obligations, agreements and/or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising.

RENT INSURANCE PROCEEDS: As defined in Section
8.8.

RENTS: As defined in the Mortgage.

RENOVATION ESCROW AGREEMENT: As defined in Section
4.1:

RESIDENT AGREEMENT: All contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.

RETAINAGE: As defined in Section 8.2.

SECURED PROPERTY: As defined in Section 14.1.

SUBSIDIARY OR SUBSIDIARIES: With respect to any
Person, any corporation or other entity of which such Person, directly, or indirectly, through another entity or otherwise, owns, or has the right to control or direct the voting of, fifty percent (50%) or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

SUBSTITUTION DATE: As defined in Section 14.1.

SUBSTITUTION DOCUMENTS: As defined in Section 14.1

SUBSTITUTION NOTICE: As defined in Section 14.1

SUBSTITUTION RIGHT: As defined in Section 14.1

TAKING: A taking or voluntary conveyance of the Mortgaged Property, or any interest therein or right accruing thereto, or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Mortgaged Property whether or not the same shall have actually been commenced.

TERM: The period from the Closing Date through the Maturity Date or any Extended Maturity Date, as the case may be.

THIRD PARTY PAYOR PROGRAMS: Collectively, all third party payor programs in which the Borrower presently or in the future may participate, including, without

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

limitation, Medicare, Medicaid, Blue Cross and/or
Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

THIRD PARTY PAYORS: Collectively, Medicare,
Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor
Programs.

TITLE COMPANY: As defined in Section 14.2

TITLE POLICY: As defined in Section 13.7.

UCC: Uniform Commercial Code as adopted in the State of Texas.

UNAVIODABLE DELAYS : Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, Governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of any party hereto.

UNSUITABLE FOR ITS PRIMARY INTENDED USE: By reason of Casualty or Taking, in the good faith judgment of Lender, the Facility cannot be operated on a commercially practicable basis for the Primary
Intended Use, taking into account, among other relevant factors, the number of usable units or beds affected by such Casualty or Taking.

UPGRADE RENOVATIONS: Repair and refurbishing other than normal janitorial, cleaning and maintenance activities.

WORK: As defined in Section 82.

WORK CERTIFICATES: As defined in Section 8.2.























                        91